CAPMARK FINANCIAL GROUP INC.

as Issuer

the GUARANTORS named herein

FLOATING RATE FIRST LIEN A NOTES DUE [____]

and

FLOATING RATE FIRST LIEN B NOTES DUE [____]

[________________]

INDENTURE

Dated as of [____]

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Trustee

and

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Collateral Agent

- i -

- ii -

- iii -

- iv -

Appendix A

Exhibit 1-A – Form of A Notes
Exhibit 1-B – Form of B Notes
Exhibit 2 – Form of Certificate of Transfer
Exhibit 3 – Form of Certificate of Exchange
Exhibit 4 – Form of Certificate from Acquiring Institutional Accredited Investor

Appendix B – Form of Supplemental Indenture for Future Guarantors
Appendix C
Appendix D
Appendix E
Appendix F

- v -

CROSS-REFERENCE TABLE

TIA Section		Indenture Section
310	(a)(1)	7.10
	(a)(2)	7.10
	(a)(3)	N.A.
	(a)(4)	N.A.
	(b)	7.08; 7.10
	(c)	N.A.
311	(a)	7.11
	(b)	7.11
	(c)	N.A.
312	(a)	2.06
	(b)	12.03
	(c)	12.03
313	(a)	7.06
	(b)(1)	N.A.
	(b)(2)	7.06
	(c)	7.06
	(d)	7.06
314	(a)	4.02, 4.05
	(b)	11.06
	(c)(1)	12.04
	(c)(2)	12.04
	(c) (3)	N.A.
	(d)	11.06
	(e)	12.05
	(f)	N.A.
315	(a)	7.01
	(b)	7.05
	(c)	7.01
	(d)	7.01
	(e)	6.11
316	(a) (last sentence)	12.06
	(a)(1)(A)	6.05
	(a)(1)(B)	6.04
	(a)(2)	N.A.
	(b)	6.07
317	(a)(1)	6.08
	(a)(2)	6.09
	(b)	2.05
318	(a)	12.01

N.A.  means Not Applicable.
Note:  This Cross-Reference Table shall not, for any purposes, be deemed to be part of this Indenture.

- vi -

INDENTURE dated as of [____] among Capmark Financial Group Inc., a Nevada corporation (the “Issuer”), the Guarantors (as defined herein), Wilmington Trust, National Association, a national banking association, as trustee, (the “Trustee”) and Wilmington Trust, National Association, a national banking association, as collateral agent (the “Collateral Agent”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of Notes issued under this Indenture.

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.          Definitions.

“A Notes” means the Floating Rate First Lien A Notes issued by the Issuer on the Issue Date.

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For purposes of this definition, “control,” when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Note or beneficial interest therein, the rules and procedures of the Depositary for such a Global Note, to the extent applicable to such transaction and as in effect from time to time.

“Asset Disposition” means any direct or indirect sale, lease (other than an operating lease entered into in the ordinary course of business), transfer, issuance or other disposition, or a series of related sales, leases, transfers, issuances or dispositions that are part of a common plan, of shares of Capital Stock of a Subsidiary (other than directors’ qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law), property or other assets, including Loan Assets (each referred to for the purposes of this definition as a “disposition”), by the Issuer or any of the Guarantors, including any disposition by means of a merger, consolidation or similar transaction.  Notwithstanding the preceding, the following items shall not be deemed to be Asset Dispositions:

(i)           a disposition by a Guarantor to the Issuer or by the Issuer or a Guarantor to another Guarantor;

(ii)          the sale of Cash Equivalents;

(iii)         a disposition of inventory in the ordinary course of business (other than Loan Sales);

(iv)         a disposition of obsolete, scrap or worn out assets that are no longer useful in the conduct of the business of the Issuer and the Guarantors;

(v)          transactions permitted under Section 5.01;

(vi)         an issuance of Capital Stock by a Guarantor of the Issuer to the Issuer or to another Guarantor;

(vii)        the licensing or sublicensing of intellectual property or other general intangibles and licenses, leases or subleases of other property in the ordinary course of business which do not materially interfere with the business of the Issuer and the Guarantors;

(viii)       any charter or lien of equipment entered into in the ordinary course of business and with respect to which the Issuer or a Guarantor is a lessor (except if it provides for the acquisition of such assets by the lessee during or at the end of the term thereof for an amount that is less than the fair market value thereof at the time the right to acquire occurs); and

(ix)         foreclosures on assets.

“Authorized Denomination” means $1.00 or any integral multiple of $1.00 in excess of $1.00.

“Average Life” means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (2) the sum of all such payments.

“B Notes” means the Floating Rate First Lien B Notes issued by the Issuer on the Issue Date.

“Bank Subsidiary” means Capmark Bank and any of its direct or indirect Subsidiaries.

“Bankruptcy Case” means the case filed under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware and captioned “In re Capmark Financial Group Inc. et al.,” Case No. 09-13684 (CSS).

“Board of Directors” means as to any Person, the board of directors or managers, as applicable, of such Person (or, if such Person is a partnership, the board of directors or other governing body of the general partner of such Person) or any duly authorized committee thereof.

“Board Resolution” means a copy of a resolution certified by an Officer as having been duly adopted by the Board of Directors and being in full force and effect on the date of such certification.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions are authorized or required by law to close in New York City or in the place of payment on the Notes.

“Capital Event” means the issuance of Capital Stock (other than to an Obligor) or the Incurrence of Indebtedness (other than intercompany Indebtedness among Obligors) by the Issuer or any of the Guarantors, in each case that generates net cash proceeds for the Obligors.

“Capital Maintenance Agreement” means the Capital Maintenance Agreement, dated March 16, 2006, as the same may be amended or modified, among the Issuer, the Federal Deposit Insurance Corporation and the other parties named therein.

“Capmark Bank” means Capmark Bank, a non-Guarantor wholly-owned Subsidiary of the Issuer and FDIC-insured deposit taking institution headquartered in Midvale, Utah.

“Capital Stock” means:

(1)           with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) or corporate stock, including each class of Common Stock and Preferred Stock of such Person; and

(2)           with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person.

“Capitalized Lease Obligations” means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation will be the capitalized amount of such obligation at the time any determination thereof is to be made as determined in accordance with GAAP, and the stated maturity thereof will be the date of the last scheduled payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.

“Cash Equivalents” means:

(1)           securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof and having maturities of not more than 12 months after the date of acquisition;

(2)           time deposits or certificates of deposit of any bank of recognized standing having capital and surplus in excess of $100,000,000 or whose commercial paper rating is at least A-1 from S&P or P-1 from Moody’s and having maturities of not more than 12 months after acquisition;

(3)           commercial paper rated at least A-1 by S&P or P-1 by Moody’s and having maturities of not more than 12 months after acquisition;

(4)           direct obligations (or certificates representing an ownership interest in such obligations) of any state of the United States (including any agency or instrumentality thereof) the long-term debt of which is rated A-3 or higher by Moody’s or A- or higher by S&P (or rated the equivalent by at least one nationally recognized statistical rating organization) and having maturities of not more than 12 months after acquisition; and

(5)           money market funds in substantially all of the assets of which comprise Investments of the type described in clauses (1) through (4) above.

“Change of Control” means the occurrence of one or more of the following events:

(1)           any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Issuer to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a “Group”), together with any Affiliates thereof, other than a Guarantor (whether or not otherwise in compliance with the provisions of this Indenture);

(2)           the approval by the holders of Capital Stock of the Issuer of any plan or proposal for the liquidation or dissolution of the Issuer (whether or not in compliance with the provisions of this Indenture);

(3)           any Person or Group, shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Issuer; or

(4)           the replacement of a majority of the Board of Directors of the Issuer over a two-year period from the directors who constituted the Board of Directors of the Issuer at the beginning of such period, and such replacement shall not have been approved by a vote of a least a majority of the Board of Directors of the Issuer then still in office who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved.

Notwithstanding the foregoing, (x) a transaction will not be deemed to involve a Change of Control if (i) (A) the Issuer becomes a wholly owned Subsidiary of a holding company; and (B) the holders of the Capital Stock of such holding company immediately following that transaction are substantially the same as the holders of the Capital Stock of the Issuer immediately prior to that transaction; or (ii) the Person referenced in clause (1) or (3) of the preceding sentence previously acquired assets of the Issuer and its Subsidiaries or became the beneficial owner of the Issuer’s Capital Stock, in either case so as to have constituted a Change of Control in respect of which a Change of Control Offer was made (or otherwise would have required a Change of Control Offer in the absence of the waiver of such requirement by the holders of the Notes) and (y) a sale or other disposition of Capmark Bank shall not be deemed to be a “Change of Control” hereunder.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means those assets of the Obligors described on Appendix C to this Indenture.

“Collateral Agent” has the meaning given to such term in the preamble hereof, and any successor or additional Collateral Agent appointed in accordance with the terms of this Indenture or the Security Documents.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the TIA or the Exchange Act, then the body performing such duties at such time.

“Common Stock” of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person’s common stock, and includes, without limitation, all series and classes of such common stock.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Currency Agreement” means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement as to which such Person is a party or a beneficiary.

“De Minimis Domestic Subsidiary” means a Domestic Subsidiary with assets of $10 million or less; provided however, within 35 calendar days after the end of each Fiscal Quarter, the Company shall determine whether the aggregate total assets of all De Minimis Domestic Subsidiaries exceeds $50 million, and, if so, the Issuer shall exclude such  Domestic Subsidiaries from this definition of De Minimis Domestic Subsidiaries, and shall cause such excluded Domestic Subsidiaries to become Guarantors in accordance with Section 4.03, such that the aggregate value of the assets of all De Minimis Domestic Subsidiaries shall not exceed $50 million.  All determinations of asset value for purposes of this definition shall be determined in a manner consistent with GAAP as of the end of the most recently-ended fiscal quarter of the Issuer.

“Default” means any event that is, or after the giving of notice or the passage of time or both would be, an Event of Default.

“Definitive Note” means a Note in certificated form.

“Depositary” means The Depository Trust Company, its nominees and their respective successors and any successor Depositary appointed pursuant to this Indenture.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) at the option of the holder or upon the happening of any event:

(i)           matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

(ii)          is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock which is convertible or exchangeable solely at the option of the Issuer or a Guarantor); or

(iii)         is redeemable at the option of the holder of the Capital Stock, in whole or in part,

in each case on or prior to the date that is 91 days after the earlier of (x) the Final Maturity Date of the B Notes or (y) the date on which there are no Notes Outstanding, provided that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock.

“Domestic Significant Subsidiary” means a Domestic Subsidiary that is not a Bank Subsidiary, a De Minimis Domestic Subsidiary, an Excluded Domestic Subsidiary, or an REO Subsidiary.

“Domestic Subsidiary” means any Subsidiary of the Issuer that is organized under the laws of the United States or any state thereof or the District of Columbia.

“Eligible Account” means an account maintained on the books and records of an Eligible Institution in the name of an Obligor, subject to the lien in favor of the Collateral Agent established by this Indenture and the Security Documents.  Except in the case of the Working Capital Accounts and the REO Property Reserve Account, each Eligible Account shall be a trust account.

“Eligible Institution” means any bank organized under the laws of the U.S. or any state thereof, or the District of Columbia (or any domestic branch of a foreign bank), which at all times has either (A) a long-term unsecured debt rating of A2 or better by Moody’s and A or better by Fitch and S&P or (B) a certificate of deposit rating of P−1 by Moody’s, A−1 by S&P and F1 by Fitch.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Excess Cash Flow” means, for any Fiscal Quarter, without duplication and subject to Section 4.19(g), the sum of:

(a)         for the Issuer, each other Obligor and each REO Restricted Subsidiary, on an aggregate basis, all cash realized from operations, including interest income, Loan Transactions, Capital Events (other than the incurrence of Refinancing Indebtedness), distributions received from Subsidiaries that are not Obligors, cash realized on any Investment made pursuant to Section 4.16(b)(ii)(y), and the sale or disposition of assets of each such Obligor or REO Restricted Subsidiary (including, for the avoidance doubt, any sale or disposition of a Bank Subsidiary, Foreign Subsidiary or any other Subsidiary),

(b)         plus or minus the net change (whether positive or negative) in Restricted Cash (with a net reduction in Restricted Cash increasing “Excess Cash Flow” and net increase in Restricted Cash decreasing “Excess Cash Flow”);

(c)         minus, without duplication:

(i)           cash expended for Operating Expenses of the Issuer, the other Obligors and the REO Restricted Subsidiaries during such Fiscal Quarter, provided, for the avoidance of doubt this shall not include any expenses in respect of REO Unrestricted Subsidiaries or otherwise in respect of REO Property Investments;

(ii)          the amount, if any, by which (x) the aggregate balance of Unrestricted Cash in the Working Capital Accounts on the last day of such Fiscal Quarter less the Excess Cash Redemption Amount for such Fiscal Quarter without taking into account any adjustments to Excess Cash Flow pursuant to this clause (d) plus the amount of cash or Cash Equivalents held in the REO Restricted Subsidiaries in the aggregate pursuant to Section 4.19(f) as of the last day of such Fiscal Quarter, is less than (y) the Working Capital Reserve Amount on the last day of such Fiscal Quarter;

(iii)         the amount of funds contributed by the Issuer to the Interest Reserve Account during such Fiscal Quarter (but not to exceed the amount of funds that would cause the balance of funds in the Interest Reserve Account to exceed the Interest Reserve Amount;

(iv)         the aggregate amount of Investments made in cash in compliance with Sections 4.16(b)(i)-(ii) and with clauses (v), (vi), (vii), (viii), (xi), (xii), (xiv), (xx), (xxi), (xxiii) and (xxiv) of the definition of “Permitted Investment”, provided that if any such amount is subsequently used for Operating Expenses, the amount of such Operating Expenses shall not be deducted; and

(v)          the cash amount of the REO Property Reserve Account funded in such Fiscal Quarter with the deposit of Basic Reserve Cash Amounts or Supplemental Reserve Cash Amounts in accordance with the terms of this Indenture;

(d)         plus, for each Excluded Domestic Subsidiary and each De Minimis Domestic Subsidiary, the excess of (x) the aggregate amount of cash or Cash Equivalents held by such Excluded Domestic Subsidiary or De Minimis Domestic Subsidiary on the last day of such Fiscal Quarter over (y) the amount of cash or Cash Equivalents determined by the Issuer in good faith to be reasonably necessary for such Excluded Domestic Subsidiary or De Minimis Domestic Subsidiary to fund its operations and working capital needs in the ordinary course of business, which excess the Issuer shall cause the each Excluded Domestic Subsidiary or De Minimis Domestic Subsidiary to distribute to the Issuer or other Obligor as promptly as practicable following the end of the such Fiscal Quarter.

For purposes of this definition of “Excess Cash Flow”, whenever the terms “Loan Transactions” or “Operating Expenses” are used in respect of REO Restricted Subsidiaries, all references to “Obligors” in the definitions of such terms shall be understood to refer to REO Restricted Subsidiaries.

“Excess Cash Redemption Amount” means, with respect to any Payment Date, the amount, if any, by which the sum of (i) the Excess Cash Flow for the Fiscal Quarter immediately preceding such Payment Date and (ii) the Excess Interest Reserve Account Balance as of the end of such Fiscal Quarter, exceeds the sum of (iii) all Indenture Agent Expenses accrued but unpaid through the last day of the Fiscal Quarter immediately preceding such Payment Date and (iv) the amount of interest for each series of Outstanding Notes that will be accrued but unpaid through and including the date immediately preceding such Payment Date.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Excluded Account” means (i) any account that exclusively holds Restricted Cash; (ii) any Working Capital Account with an average monthly balance of less than $250,000 individually, provided that the aggregate balance of all such accounts constituting “Excluded Accounts” pursuant to this clause (ii) shall not exceed $1.5 million for a period of seven calendar days and shall not at any time exceed $3 million; and (iii) any payroll account, provided that (x) any such payroll account shall not be funded more than 2 Business Days prior to the date on which payment is made therefrom, (y) any amounts remaining after in the payroll accounts after such payment date shall be promptly transferred to one or more Working Capital Accounts, and (z) the aggregate balance in all such payroll accounts shall not at any time exceed (I) $[_], plus (III) any additional amounts required to pay such bonuses, severance or other compensation as shall have previously been approved by the Board of Directors of the Issuer or the Bankruptcy Court for the District of Delaware either pursuant to the terms of a plan or in the specific instance, provided the Issuer shall have notified the Finance Committee in advance of the transfer of funds to a payroll account in the amounts provided in this clause (III).

“Excluded Domestic Subsidiary” means any of the Subsidiaries listed on Appendix D to this Indenture.

“Final Maturity Date” means, with respect to the A Notes, [DATE], and with respect to the B Notes, [DATE] or, such later date then in effect on which the final payment of principal on any such B Notes is due and payable.

“Finance Committee” means a committee comprised of members of the Board of Directors of the Issuer to which authority has been delegated with respect to Loan Transactions, acquisitions, sales and/or investments in REO Properties and related matters.

“Fiscal Quarter” means the relevant three-month period ending on the last day of March, June, September or December, as applicable, of each calendar year; provided that, for the purposes of each series of Notes, (i) the Fiscal Quarter including the Final Maturity Date for such series shall end on such Final Maturity Date, and such Fiscal Quarter shall be deemed the Fiscal Quarter immediately preceding the Payment Date occurring on such Final Maturity Date and (ii) the Fiscal Quarter including the Issue Date shall commence on the Issue Date.

“Fitch” means Fitch Ratings Inc. or any successor to the rating agency business thereof.

“Foreign Subsidiary” means a Subsidiary of the Issuer that is not a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles in the United States as in effect from time to time and as applied by the Issuer in the preparation of its consolidated financial statements delivered to the Trustee or filed with the Commission in accordance with the provisions of this Indenture.

“Global Notes” means the collective reference to the Notes issued pursuant to this Indenture in global certificated form.

“Government Obligations” means securities that are:

(i)           direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

(ii)          obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Obligations or a specific payment of principal of or interest on any such Government Obligations held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligations or the specific payment of principal or interest on the Government Obligations evidenced by such depository receipt.

“Guarantee” means, as to any Person, any financial obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Indebtedness of any other Person or in any manner providing for the payment of Indebtedness of any other Person; provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.  The term “Guarantee” used as a verb has a corresponding meaning.  The term “Guarantee” shall not apply to a guarantee of intercompany indebtedness among the Issuer and its Subsidiaries or among its Subsidiaries.  The value of any Guarantee of any Person will be deemed to be the carrying value of such Guarantee, with such carrying value being determined in a manner consistent with the carrying value of Guarantees as reflected in the financial statements of the Issuer most recently delivered to the Trustee or filed with the Commission in accordance with this Indenture.

“Guarantor” means each Initial Guarantor and any Domestic Subsidiary that becomes a New Guarantor in accordance with the provisions of Section 4.03 herein; provided that a Person released from its guarantee obligations as described in Section 10.02(b) shall not be deemed a Guarantor.

“Guarantor Subordinated Obligation” means, with respect to a Guarantor, any Indebtedness of such Guarantor (whether outstanding on the Issue Date or thereafter Incurred) which is expressly subordinate in right of payment to the obligations of such Guarantor under its Notes Guarantee pursuant to a written agreement.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

“Holder” or “Noteholder” means the Person in whose name a Note is registered on the Registrar’s books.

“Incur” means issue, create, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Guarantor (whether by merger, consolidation, acquisition or otherwise) will be deemed to be Incurred by such Guarantor at the time it becomes a Guarantor; and the terms “Incurred” and “Incurrence” have meanings correlative to the foregoing.

“Indebtedness” means, with respect to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(i)           all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements, convertible securities (to the extent that such convertible securities have put provisions that are exercisable during the period the Notes are Outstanding) or other similar instruments;

(ii)          all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties and surety bonds;

(iii)         Capitalized Lease Obligations; and

(iv)         all Guarantees of such Person in respect of any of the foregoing.

Notwithstanding the foregoing, “Indebtedness” of any Person shall not include any indebtedness or liability not directly incurred by such Person, but rather consolidated onto such Person’s balance sheet pursuant to GAAP, provided that if such Person is an Obligor or REO Restricted Subsidiary, such Indebtedness shall be Non-Recourse Indebtedness.

“Indenture” means this Indenture as amended or supplemented from time to time by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this Indenture and any such supplemental indenture, the provisions of the TIA that are deemed to be part of and govern this instrument and any such supplemental indenture, respectively.

“Indenture Agents” means the Trustee, the Calculation Agent, the Collateral Agent, the Registrar, the Paying Agent and any other service provider in respect of its responsibilities under this Indenture or any Related Document.

“Indenture Agent Expenses” means, for any period, the fees, expenses, indemnities and other amounts payable to, or incurred by, the Indenture Agents, in respect of their respective responsibilities under this Indenture or any Related Document.

“Independent Director” means a member of the Board of Directors of the Issuer who qualifies as "independent" within the meaning of the rules and regulations of the New York Stock Exchange for listed companies.

“Initial Guarantors” means [].1

“Interest Determination Date” means the second London Banking Day preceding the beginning of the Interest Period in the case of each Interest Period.

“Interest Period” means the period commencing on and including a Payment Date (or the Issue Date in the case of the initial Interest Period) and ending on the day immediately preceding the next following Payment Date.

“Interest Rate Agreement” means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

“Interest Reserve Account Balance” means, as of the end of any date, the then outstanding balance of the Interest Reserve Account.

“Interest Reserve Amount” means, as of any date, an amount equal to the lesser of (x) $25,000,000 and (y) two times the amount of interest accrued or to be accrued on the Notes during the Interest Period ending immediately prior to the next succeeding Payment Date.

“Investment” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of any direct or indirect advance, loan or other extension of credit (including by way of Guarantee or similar arrangement, but excluding any debt or extension of credit represented by a bank deposit other than a time deposit and advances or extensions of credit to customers in the ordinary course of business) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that none of the following will be deemed to be an Investment:

1 This preliminary list of Initial Guarantors appears on the Issuer’s web-site and will be included in the Indenture when it becomes final.

(i)           Hedging Obligations entered into in compliance with the Indenture;

(ii)          endorsements of negotiable instruments and documents in the ordinary course of business; and

(iii)         an acquisition of assets, Capital Stock or other securities by the Issuer or a Subsidiary for consideration to the extent such consideration consists of Capital Stock (other than Disqualified Stock) of the Issuer.

For purposes of Section 4.16:

(i)           any property (other than cash or Cash Equivalents) transferred by the Issuer or any Guarantor to a Subsidiary which is not a Guarantor will be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Finance Committee; and

(ii)          if the Issuer or any Guarantor sells or otherwise disposes of any Capital Stock of any Guarantor, to the extent otherwise permitted by this Indenture, such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary, the Issuer will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value (as conclusively determined by the Finance Committee in good faith) of the Capital Stock of such Subsidiary not sold or disposed of.

“Issue Date” means [DATE].

“Issuer Account” means the Distribution Account, the Interest Reserve Account, the REO Property Reserve Account and the Working Capital Accounts.

“Joint Plan” means the Joint Plan of Capmark Financial Group Inc. and Certain Affiliated Proponent Debtors Under Chapter 11 of the Bankruptcy Code as confirmed by the United States Bankruptcy Court, District of Delaware, including all exhibits and other attachments thereto.

“Lien” means any mortgage, pledge, lien, security interest, encumbrance, lien or charge of any kind.

“Loan Asset” means any mortgage loan or mezzanine loan held by an Obligor, and, in each case, any agreement, note or instrument evidencing or documenting a direct or indirect interest therein and any REO Property.

“Loan Restructuring” means any change, amendment or modification of the terms of any Loan Asset, including by: adjusting interest rates, adjusting the outstanding servicing principal balance, adjusting amortization, changing payment schedules, changing maturity dates, changing or waiving events of default or covenants, releasing or obtaining collateral, granting releases of certain rights against borrowers (or their affiliates) or guarantors, entering into new intercreditor agreements, amending operating agreements and partnership agreements under which any of the Obligors is a manager, member partner, entering into or withdrawing as a member or manager under any operating agreement or partnership agreement to which any of the Obligors is a manager, member or partner, amending, modifying or terminating servicing agreements under which any of the Obligors is a servicer, amending, modifying or terminating any origination agreements under which any of the Obligors is a party, amending, modifying or terminating any fee agreements to which any of the Obligors is a party, amending, modifying or terminating any guaranty agreements and/or indemnity agreements to which any of the Obligors is a party, adjusting covenants, obtaining equity interests in borrowers, granting forbearances, voting on chapter 11 plans of borrowers,” converting debt to equity, allowing third-party debt and/or equity, and/or negotiating, amending, or modifying any other terms and conditions of the underlying Loan Asset.

“Loan Sale” means a sale, disposition, assignment or other transfer of a Loan Asset or any interest therein, including but not limited to the sale, participation, or other disposition of a Loan Asset, including through a substantial or total reduction in any proceeds from the sale relative to the face amount, present value, or required contractual payments under any Loan Asset.

“Loan Settlement” means any settlement or compromise with borrowers, lenders, investors, business partners, joint ventures, brokers, and any other Person with an interest in, or in the proceeds of, a Loan Asset, including, without limitation, the arrangement of short sales, payments for borrower cooperation, institution and prosecution of legal actions, forgiveness of debt and conveyance of direct or indirect interests in real property, including, without limitation, the release of collateral, borrowers, guarantors, and/or sponsors, as well as the sale of such Loan Asset to a party or parties related to such borrowers, guarantors, and/or sponsors.

“Loan Transactions” means Loan Sales, Loan Settlements, and Loan Restructurings.

“London Banking Day” means any day on which dealings in U.S. dollars are transacted or, with respect to any future date, are expected to be transacted in the London interbank market.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to the rating agency business thereof.

“Non-Recourse Debt” means Indebtedness of a Person

(i)           as to which neither the Issuer nor any Obligor or REO Restricted Subsidiary (x) provides any Guarantee or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (y) is directly or indirectly liable (as a guarantor or otherwise);

(ii)          no default with respect to which (including any rights that the holders thereof may have to take enforcement action against a non-Guarantor Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of any Obligor or an REO Restricted Subsidiary to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity; and

(iii)         the terms of which provide that there is no recourse against any of the assets of any Obligor or REO Restricted Subsidiary.

“Notes” means the A Notes and B Notes issued pursuant to this Indenture, in each case, in the forms set forth in Appendix A.

“Notes Custodian” means the custodian with respect to a Global Note (as appointed by the Depositary), or any successor Person thereto, and shall initially be the Trustee.

“Notes Guarantee” means the Guarantee on the terms set forth in this Indenture by a Guarantor of the Issuer’s obligations with respect to the Notes.

“Obligors” means the Issuer and the Guarantors.

“Officer” means the Chairman of the Board, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Issuer or any of the Issuer’s Subsidiaries.

“Officers’ Certificate” means a certificate signed on behalf of the Issuer, or, in the case of Section 5.01(b), a Guarantor as provided herein by two Officers of the Issuer or, in the case of Section 5.01(b), such Guarantor, as the case may be, one of whom, in the case of the Issuer only, must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuer that meets the requirements set forth in this Indenture.

“Opinion of Counsel” means a written opinion in such form, and from legal counsel who is, reasonably acceptable to the Trustee.  The counsel may be an employee of or counsel to the Issuer, any Guarantor or the Trustee.

“Operating Expenses” means, for any period, without duplication and subject to Section 4.19(g), the sum of (i) operating expenses of the Obligors, determined on an aggregate basis, including operation and maintenance expenses, costs and expenses incurred to maintain, preserve and protect the value of the assets of the Obligors, debt service on Indebtedness permitted pursuant to clauses (ii) – (ix) of Section 4.08, costs and expenses incurred in respect of any Capital Event, and property and other taxes, but excluding depreciation and amortization, regulatory asset amortization and other non-cash expenses for such period, plus (ii) capital expenditures made in cash during such period and otherwise permitted under this Indenture plus (iii) all cash taxes paid during such period, plus (iv) all Operating Expenses reasonably expected to be expended by the Obligors in the next twelve months from the cash proceeds of Indebtedness permitted to be incurred pursuant to Section 4.08.  For the avoidance of doubt, the following expenses shall not be included in Operating Expenses: (x) any debt service in respect of the Notes, (y) any Indenture Agent Expenses to the extent they are paid out of the Distribution Account, and (z) any expenses incurred in connection with REO Property Investments, including payment of the REO Property Investment Advance Return, debt service and similar expenses.  For the avoidance of doubt, payment of nominal return pursuant to Section 4.16(b)(ii)(y)(C) shall be considered Operating Expenses.

“Outstanding” means with respect to the Notes of any series at any time, all Notes of such series deemed outstanding in accordance with Section 2.09.

“Outstanding Principal Balance” means, as of any date with respect to the Notes of each series, an amount equal to the aggregate principal amount of the Notes of such series Outstanding on the Issue Date less the aggregate amount of all redemptions or other reductions in principal amount of Notes Outstanding through such date of determination; and when used in respect of any individual Note, the pro rata portion of such amount attributable to such Note.

“Payment Date” means (i) [January 20, April 20, July 20 and October 20] of each calendar year and (ii) with respect to each series of Notes, the Final Maturity Date of such series, commencing on [DATE], provided that if a Payment Date (other than a Final Maturity Date) falls on a day that is not a Business Day, the Payment Date shall be postponed to the next succeeding Business Day, unless such next succeeding Business Day would fall in the next calendar month, in which case the Payment Date will be the immediately preceding Business Day.  If the Final Maturity Date of a series of Notes falls on a day that is not a Business Day, the Issuer shall make the required payment of principal and interest on the immediately succeeding Business Day, as if it were made on the date the payment was due.  Interest shall not accrue as a result of any postponed or delayed payment in accordance with this definition.

“Permitted Investment” means an Investment by the Issuer or any Guarantor in:

(i)           the Issuer, a Guarantor or any Person that will, upon the making of such Investment, become a Guarantor;

(ii)          another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Issuer or a Guarantor;

(iii)         cash and Cash Equivalents;

(iv)         receivables owing to the Issuer or any Guarantor created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Issuer or any such Guarantor deems reasonable under the circumstances;

(v)          payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(vi)         loans or advances by any Obligor to Subsidiaries of the Issuer in the ordinary course of business pursuant to any legal or regulatory requirement, not to exceed in the aggregate the sum of (x) $5 million plus (y) $40 million less all amounts expended pursuant to clause (vii) without taking account of amounts expended pursuant to the proviso to such clause;

(vii)        loans, advances or fundings of capital or loan commitments after the Issue Date in connection with any Contractual Obligation in existence as of the Issue Date, not to exceed in the aggregate (x) $40 million less (y) all amounts expended pursuant to clause (vi) in excess of $5 million; provided that, with the advance approval of the Finance Committee, the Obligors shall be permitted to make additional Investments of the type permitted by this clause (vii) related to Contractual Obligations existing as of the Issue Date, so long as such Investments are not for the purpose of funding tort or other damage claims, claims arising from a breach of contract or any environmental liabilities;

(viii)       loans or advances to employees, officers or directors of the Issuer or any Guarantor of the Issuer in the ordinary course of business, in an aggregate amount at any one time outstanding not in excess of $1,000,000 (without giving effect to the forgiveness of any such loans or advances);

(ix)         stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Issuer or any Guarantor or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of a debtor;

(x)           Investments made as a result of the receipt of non−cash consideration from an Asset Disposition that was made pursuant to and in compliance with Section 4.12;

(xi)         Advances to employees, officers or directors of the Issuer or any Guarantor of the Issuer in the ordinary course of business in connection with indemnification arrangements in respect of such employees, officers or directors;

(xii)        temporary Investments in Subsidiaries of the Issuer that are to be dissolved or consolidated or merged into a Guarantor, in an aggregate amount at any one time outstanding not in excess of $2 million;

(xiii)       Investments in existence on the Issue Date;

(xiv)       Hedging Obligations, which transactions or obligations are Incurred in compliance with Section 4.08;

(xv)        Guarantees issued in accordance with Section 4.08;

(xvi)       Investments in REO Restricted Subsidiaries for the purposes of and which shall be used for operating, maintaining, preserving and/or protecting the REO Properties (other than REO Property Investments), provided that any such Investment is made with the advance approval of the Finance Committee;

(xvii)      any Investments made or deemed to be made in compromise, settlement or resolution (A) of obligations of trade creditors or customers, including, without limitation, pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer, including any Loan Transaction; (B) of litigation, arbitration or other disputes with Persons who are not Affiliates, or (C) relating to any Loan Settlement (including but not limited to any Investment relating to an REO Property (other than an REO Property Investment) at the time of acquisition of such property by an Obligor);

(xviii)     Investments made by the Issuer for consideration consisting of Capital Stock (other than Disqualified Capital Stock) of the Issuer, provided that any such Investment is approved in advance by the Board of Directors of the Issuer;

(xix)        Investments acquired in connection with (and not created in anticipation of) an acquisition otherwise permitted by this Indenture);

(xx)         deposits, advances and guaranties of leases and trade payables and other similar obligations entered into in the ordinary course of business;

(xxi)        Investments in the Bank Subsidiary in amount sufficient to meet regulatory capital or other similar statutory capital requirements (including, without limitation, amounts required pursuant to the Capital Maintenance Agreement);

(xxii)       Investments arising, or deemed to arise, from transactions permitted by Section 4.19(d);

(xxiii)      Loans, advances or contributions to any Subsidiary of the Issuer or any other Obligor (other than an REO Unrestricted Subsidiary) in the ordinary course of business in connection with cash management and intercompany management of working capital, in aggregate amount at any one time outstanding not to exceed $15 million; and

(xxiv)     Investments made by an Obligor with the advance approval of the Finance Committee in connection with any settlement of its liabilities in connection with a low income housing tax credit (“LIHTC”) claims resolution, similar to the LIHTC claims resolutions with Morgan Stanley, Merrill Lynch and Ally.

“Permitted Liens” means, with respect to any Person:

(i)           Liens in securing Indebtedness and other obligations of the Issuer and the Guarantors under this Indenture and the Security Documents;

(ii)          pledges or deposits by such Person under workers’ compensation laws, unemployment insurance laws, other types of social security or similar legislation, or good faith deposits in connection with bids, tenders, insurance obligations, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(iii)         Liens imposed by law, including carriers’, warehousemen’s and mechanics’ Liens;

(iv)         Liens for taxes, assessments or other governmental charges not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings; provided appropriate reserves required pursuant to GAAP have been made in respect thereof;

(v)          Liens in favor of issuers of surety or performance bonds or letters of credit or bankers’ acceptances issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness;

(vi)         encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building codes or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which do not in the aggregate materially impair their use in the operation of the business of such Person;

(vii)        Liens securing Hedging Obligations pursuant to customary collateral provisions for Hedging Obligations of such type;

(viii)       leases, licenses, subleases and sublicenses of assets (including, without limitation, real property and intellectual property rights) which do not materially interfere with the ordinary conduct of the business of the Issuer or any of the Guarantors;

(ix)          judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded, if required to be bonded, and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(x)           Liens on any deposit of assets of any Obligor with any surety company or clerk of any court, or escrow, as collateral in connection with, or in lieu of, any bond on appeal by such Obligor from any judgment or decree against it, or in connection with other proceedings in actions at law or in equity buy or against such Obligor;

(xi)         Liens arising solely by virtue of any statutory or common law provisions relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution;

(xii)        Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Issuer and the Guarantors in the ordinary course of business;

(xiii)       Liens existing on the Issue Date;

(xiv)       Liens on property or shares of stock of a Person at the time such Person becomes an Obligor; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such other Person becoming an Obligor; provided further, however, that any such Lien may not extend to any other property owned by the Issuer or any Guarantor;

(xv)        Liens on property at the time the Issuer or an Obligor acquired the property, including any acquisition by means of a merger or consolidation with or into the Issuer or any Obligor or pursuant to a Loan Transaction; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such acquisition; provided further, however, that such Liens may not extend to any other property owned by the Issuer or any Obligor;

(xvi)       Liens securing Indebtedness or other obligations of a Guarantor owing to the Issuer or a Guarantor;

(xvii)      Liens securing Refinancing Indebtedness Incurred to refinance Indebtedness that was previously so secured, provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced;

(xviii)     any Lien or pledge created or subsisting in the ordinary course of business over documents of title, insurance policies or sale contracts in relation to commercial goods to secure the purchase price thereof;

(xix)        Liens arising under any retention of title, hire, purchase or conditional sale agreement or arrangements having similar effect in respect of goods supplied to the Issuer or a Guarantor in the ordinary course of business;

(xx)         legal or equitable Liens deemed to exist solely by reason of a negative pledge covenant and other covenants or undertakings of a like nature (but excluding, for the avoidance of doubt, any Liens (other than such legal or equitable Liens) Incurred in compliance thereof);

(xxi)        Liens on REO Property to secure Indebtedness permitted under Section 4.08(a)(viii); provided that such Liens may not extend to any property owned by the Issuer or any Guarantor other than the REO Property in respect of which such Indebtedness was incurred;

(xxii)       Liens on assets of the Issuer or any Obligor that were substituted or exchanged as collateral for other assets of the Issuer or any Guarantor that are referred to in either of the preceding clauses (xiv) and (xv), provided that the fair market value of the substituted or exchanged assets substantially approximates, at the time of the substitution or exchange, the fair market value of the other assets so referred to;

(xxiii)      Liens created under the Security Documents;

(xxiv)     any Liens permitted pursuant to Section 4.08(xi) hereof;

(xxv)      any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part, of any Lien, charge or pledge of any of the foregoing; provided that the amount of any and all Indebtedness secured thereby shall not exceed the amount thereof so secured immediately prior to the time of such extension, renewal or replacement and provided further that the Lien shall not extend to any new property not subject to the prior Lien;

(xxvi)     any Lien on property owned by a Subsidiary of the Issuer which is not an Obligor shall not be deemed a Lien of any Obligor even if such Lien is included in any consolidated balance sheet of such Obligor under GAAP; and

(xxvii)    in addition to the items referred to in clauses (i) through (xxvii) above, Liens securing Indebtedness in an aggregate principal amount outstanding at any one time not to exceed $10,000,000.

For purposes of determining what category of Permitted Lien that any Lien shall be included in, the Issuer in its sole discretion may classify such Lien on the date of its incurrence and later reclassify all or a portion of such Lien in any manner that complies with this definition.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Preferred Stock” of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

“Refinancing Indebtedness” means Indebtedness that is Incurred to refund, refinance, replace, exchange, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) (collectively, “refinance,” “refinances,” and “refinanced” shall have a correlative meaning) any Indebtedness existing on the Issue Date or Incurred in compliance with the Indenture (including Indebtedness of the Issuer that refinances Indebtedness of any Guarantor and Indebtedness of any Guarantor that refinances the Indebtedness of another Guarantor) including Indebtedness that refinances Refinancing Indebtedness, provided that:

(i)           (x) if the stated maturity of the Indebtedness being refinanced is earlier than the Final Maturity Date of the B Notes, the Refinancing Indebtedness has a stated maturity no earlier than the stated maturity of the Indebtedness being refinanced or (y) if the stated maturity of the Indebtedness being refinanced is later than the Final Maturity Date of the B Notes, the Refinancing Indebtedness has a stated maturity at least 91 days later than the last date to which the Final Maturity Date of the B Notes may be extended;

(ii)          the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced;

(iii)         such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced plus, without duplication, any additional Indebtedness Incurred to pay interest or premiums required by the instruments governing such existing Indebtedness and fees Incurred for the specific purpose of such refinancing;

(iv)         if the Indebtedness being refinanced is subordinated in right of payment to the Notes or the Notes Guarantee, such Refinancing Indebtedness is subordinated in right of payment to the Notes or the Notes Guarantee on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

(v)         any Refinancing Indebtedness of the Notes shall mature no earlier than 91 days later than the last date to which the Final Maturity Date of the B Notes may be extended.

“Record Date” for any Payment Date means the close of business on the [December 31, March 31, June 30 and September 30] next preceding such Payment Date, whether or not such date is a Business Day.

“Related Documents” means this Indenture, the Notes, the Notes Guarantees and the Security Documents.

“REO Holdco” means Capmark REO Holdings, LLC, a Delaware limited liability company and wholly owned subsidiary of the Issuer.

“REO Property” means (i) real estate acquired by any of the Obligors or any REO Subsidiary by foreclosure, acceptance of a deed-in-lieu of foreclosure, abandonment, reclamation from bankruptcy, or otherwise in connection with a partial or total satisfaction of a Loan Asset and, as the context so requires, (ii) equity interests in any Person owning property of the type described in the foregoing clause (i).

“REO Restricted Subsidiary” means an REO Subsidiary that has not been designated an REO Unrestricted Subsidiary in accordance with Section 4.16(c).

“REO Subsidiary” means a Domestic Subsidiary that has been or will be formed for the sole purpose of holding title to one or more REO Properties, for so long as such entity holds title to any such REO Properties.

“REO Unrestricted Subsidiary” means an REO Subsidiary that has been designated as an REO Unrestricted Subsidiary in accordance with Section 4.16(c).

“Restricted Cash” means cash or Cash Equivalents not generally available for payment of Operating Expenses on account of any legal or regulatory requirement or any Contractual Obligation, as determined by the Finance Committee, and as to which the applicable Obligor is prohibited by law, regulation or Contractual Obligation from granting a Lien in favor of the Collateral Agent in an Issuer Account holding cash or Cash Equivalents.

“Restricted Investment” means any Investment other than a Permitted Investment.

“S&P” means Standard & Poor’s Ratings Group or any successor to the rating agency business thereof.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Security Agreement” means the Security Agreement, dated as of the Issue Date, among the Issuer, the Guarantors and the Collateral Agent.

“Security Documents” means the Security Agreement and all other agreements or instruments evidencing or creating any security interest or Lien in favor of the Collateral Agent, for the benefit of the Indenture Agents and the Holders, in any or all of the Collateral, in each case, as amended from time to time in accordance with their respective terms.

“series” means, separately, the A Notes and the B Notes, each as constituting a series of Notes.

“Significant Guarantor” means any Guarantor that, alone or together with all other Significant Guarantors referred to in Section 6.01(d), has more than 5% of the consolidated total assets of the Issuer and its Domestic Significant Subsidiaries.  All determinations of asset value for purposes of this definition shall be determined in accordance with GAAP.

“Significant REO Restricted Subsidiary” means an REO Restricted Subsidiary that has more than 5% of the consolidated total assets of the Issuer and its Domestic Significant Subsidiaries.  All determinations of asset value for purposes of this definition shall be determined in accordance with GAAP.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

“Subordinated Obligation” means any Indebtedness of the Issuer (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Notes pursuant to a written agreement.

“Subsidiary” means, as to any Person, any corporation, limited liability company, partnership or other business entity of which such Person owns or controls (either directly or through one or more other Subsidiaries) more than 50% of the issued share capital or other ownership interests, in each case, having ordinary voting power (and not merely voting power exercisable upon a contingency) to elect or appoint a majority of the directors, managers or trustees of such corporation, limited liability company, partnership or other business entity (irrespective of whether or not Capital Stock or other ownership interests of any other class or classes of such corporation, limited liability company, partnership or other business entity shall or might have voting power upon the occurrence of any contingency).

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of this Indenture (or to the extent applicable to any supplemental indenture to this Indenture, as in effect on the date of such supplemental indenture).

“Trust Officer” means, when used with respect to the Trustee, any managing director, director, vice president, assistant vice president, associate or any other officer within the corporate trust department of the Trustee, customarily performing functions similar to those performed by any of the above designated officers, having direct responsibility for the administration of this Indenture and shall also mean, with respect to a particular corporate trust matter, any officer to whom such matter is referred because of such Person’s knowledge of and familiarity with the particular subject.

“Trustee” has the meaning given to such term in the preamble hereof, and any successor or additional Trustee appointed in accordance with the terms hereof.

“Uniform Commercial Code” means the statute by that name in the applicable state, and, if no state is specified or is apparent from the context, the New York Uniform Commercial Code as in effect from time to time.

“Unrestricted Cash” means cash and Cash Equivalents other than Restricted Cash.

“Working Capital Accounts” means one or more deposit accounts or joint deposit/securities accounts held in the name of any Obligor, the contents of which are used to fund ongoing working capital requirements (but, for the avoidance of doubt, not including any working capital requirements of REO Unrestricted Subsidiaries) and  any other accounts holding Unrestricted Cash of any Obligor.

“Working Capital Reserve Amount” means, as of any date during any period set forth below, an amount equal to the amount set forth below opposite such period.

Period	Working Capital Reserve Amount
The Issue Date through and including December 31, 2012	$100,000,000
January 1, 2013 through and including December 31, 2013	$75,000,000
January 1, 2014 through and including December 31, 2014	$50,000,000
January 1, 2015 through and including the fiscal quarter ending immediately prior to the Final Maturity Date of the B Notes	$25,000,000

SECTION 1.02.          Other Definitions.

Term	Defined in Section
“Affiliate Transaction”	4.13(a)
“AHYDO Redemption Date”	3.08
“Bankruptcy Law”	6.01
“Basic Reserve Cash Amount”	4.16(c)(i)
“Calculation Agent”	2.04(a)
“Change of Control Date”	4.06(a)
“Change of Control Offer”	4.06(a)
“Change of Control Purchase Date”	4.06(a)
“Change of Control Purchase Price”	4.06(a)
“Controlling Series”	6.02
“covenant defeasance option”	8.01(b)
“Distribution Account”	3.01(a)
“Event of Default”	6.01
“Excess Interest Reserve Account Balance”	3.03(d)(iii)
“Guaranteed Obligations”	10.01(a)
“incorporated provision”	12.01
“Interest Reserve Account”	3.01(a)
“Issuer”	Preamble
“Judgment Currency”	10.09
“legal defeasance option”	8.01(b)
“Mandatory Principal Redemption”	3.08
“Mandatory Principal Redemption Amount”	3.08

Term	Defined in Section
“Net REO Capital Proceeds”	4.16(c)(i)
“Paying Agent”	2.04(a)
“protected purchaser”	2.08(a)
“Registrar”	2.04(a)
“Related Business”	4.15
“REO Property Distributable Proceeds”	4.16(c)(i)
“REO Property Investment”	4.16(c)(i)
“REO Property Investment Advance Return”	4.16(c)(vii)(A)
“REO Property Reserve Account”	4.16(c)
“Restricted Payment”	4.09(a)
“Successor Issuer”	5.01 (a)
“Successor Guarantor”	5.01(b)
“Supplemental Reserve Cash Amount”	4.16(c)(i)
“Third-Party Financing”	4.16(c)(i)

Certain additional terms are defined in Section 4.16(c)(i).

SECTION 1.03.          Incorporation by Reference of TIA.  This Indenture incorporates by reference certain provisions of the TIA.  The following TIA terms have the following meanings:

“indenture securities” means the Notes and the Notes Guarantees.

“indenture security holder” means a Holder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Issuer, the Guarantors and any other obligor on the Notes.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by the rules of the Commission have the meanings assigned to them by such definitions.

SECTION 1.04.          Rules of Construction. Unless the context otherwise requires:

(a)         a term has the meaning assigned to it;

(b)         an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)         “or” is not exclusive;

(d)         “including” means including without limitation;

(e)          words in the singular include the plural and words in the plural include the singular;

(f)          the principal amount of any discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the Issuer dated such date prepared in accordance with GAAP; and

(g)         unless the context requires otherwise, any reference to an “Article,” “Section” or “clause” refers to an Article, Section or clause of this Indenture.

ARTICLE 2

THE NOTES

SECTION 2.01.          Amount of Notes.

(a)           The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture on the Issue Date is $1.25 billion.  The Notes shall be comprised of A Notes in the aggregate principal amount of $750 million and B Notes in the aggregate principal amount of $500 million.  No additional Notes other than the A Notes and the B Notes may be issued under this Indenture.

(b)           The Notes shall be designated “Floating Rate First Lien Notes” and further denominated in two series designated as the “Floating Rate First Lien A Notes” and “Floating Rate First Lien B Notes”.  All Notes of the same series shall be identical in all respects except for the denominations thereof. All Notes of the same series shall be in all respects equally and ratably entitled to the benefits hereof without preference, priority, or distinction on account of the actual time or times of authentication and delivery, all in accordance with the terms and provisions of this Indenture.

(c)           Except as otherwise provided in Appendix A, the Notes shall be issuable as registered book-entry securities in the Authorized Denominations.

SECTION 2.02.          Form and Dating.  Appendix A, including the exhibits thereto, is hereby expressly incorporated in and made a part of this Indenture.  The A Notes and the Trustee’s certificate of authentication shall each be substantially in the form set forth in Exhibit 1-A to Appendix A.  The B Notes and the Trustee’s certificate of authentication shall each be substantially in the form set forth in Exhibit 1-B to Appendix A.  The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Issuer or any Guarantor is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Issuer).  Each Note shall be dated the date of its authentication.  The Notes shall be issuable only in fully registered form without coupons in minimum denominations of $1.00 and integral multiples of $1.00 in excess thereof.

SECTION 2.03.          Execution and Authentication.  (a)  The Trustee shall authenticate and make available for delivery upon a written order of the Issuer signed by one Officer (i) A Notes for original issue on the date as specified in accordance with the following sentence in an aggregate principal amount of $750 million and (ii) B Notes for original issue on the date as specified in accordance with the following sentence in an aggregate principal amount of $500 million.  Such order shall specify the amount of the Notes to be authenticated, the date on which the original issue of Notes is to be authenticated and whether the Notes are to be A Notes or B Notes.

(b)         One duly authorized Officer shall sign the Notes for the Issuer by manual or facsimile signature.

(c)          If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

(d)          A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note.  The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

(e)          The Trustee may appoint one or more authenticating agents reasonably acceptable to the Issuer to authenticate the Notes.  Any such appointment shall be evidenced by an instrument signed by a Trust Officer, a copy of which shall be furnished to the Issuer.  Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

SECTION 2.04.          Registrar, Paying Agent and Calculation Agent.  (a)  The Issuer shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the “Registrar”), and where Notes may be presented for payment (including any additional Paying Agents, the “Paying Agent”).  The Registrar shall keep a register of the Notes and of their transfer and exchange.  The Issuer may have one or more co-registrars and one or more additional paying agents.  The term “Registrar” includes any co-registrars.  The Issuer shall also appoint a calculation agent (the “Calculation Agent”) to determine the interest rate on the Notes in effect from time to time and make such other calculations or determinations as may be otherwise specified in this Indenture to be made by the Calculation Agent.  The Issuer initially appoints the Trustee as (i) Registrar, Paying Agent and Calculation Agent with respect to the Notes and (ii) the Notes Custodian with respect to the Global Notes.

(b)         The Issuer may change any Paying Agent, Registrar or Calculation Agent without any prior notice to any Holder.  The Issuer shall enter into an agency agreement with any Registrar, Paying Agent or Calculation Agent not a party to this Indenture, which shall incorporate the terms of the TIA.  The agreement shall implement the provisions of this Indenture that relate to such agent.  If the Issuer fails to maintain a Registrar, Paying Agent or Calculation Agent, the Trustee shall act as such and shall be entitled to compensation therefor pursuant to Section 7.07.  The Issuer shall notify the Trustee of the name and address of any such agent.  The Issuer or any of the Issuer’s Subsidiaries may act as Paying Agent, Registrar or Calculation Agent.

(c)           The Issuer may remove any Registrar, Paying Agent or Calculation Agent upon written notice to such Registrar, Paying Agent or Calculation Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) if applicable, acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Issuer and such successor Registrar, Paying Agent or Calculation Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as Registrar, Paying Agent or Calculation Agent until the appointment of a successor in accordance with clause (i) above.  The Registrar, Paying Agent or Calculation Agent may resign at any time upon written notice to the Issuer and the Trustee; provided, however, that, unless the Issuer has appointed a Paying Agent, Registrar or Calculation Agent other than the Trustee, the Trustee may resign as Paying Agent, Registrar or Calculation Agent only if the Trustee also resigns as Trustee in accordance with Section 7.08.

SECTION 2.05.          Paying Agent to Hold Money in Trust.  Prior to 10:00 a.m., New York City time, on each due date of the principal of, premium, if any, on, interest on or any other payment in respect of any Note, the Issuer shall deposit with each Paying Agent (or if the Issuer or a Subsidiary of the Issuer is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) a sum sufficient to pay such principal, premium, interest or other payment when so becoming due.  The Issuer shall require each Paying Agent (other than the Trustee) to agree in writing that a Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by a Paying Agent for the payment of principal of, premium, if any, on, interest on or other payment in respect of the Notes, and shall notify the Trustee of any default by the Issuer in making any such payment.  The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent.  Upon complying with this Section 2.05, a Paying Agent shall have no further liability for the money delivered to the Trustee.  Anything to the contrary herein notwithstanding, the Issuer shall be deemed to have complied with this Section 2.05 by deposit of funds to the Distribution Account in accordance with the provisions of Section 3.05, Section 4.16(c)(vi)(C) or Section 4.16(c)(vii)(B).

SECTION 2.06.          Holder Lists.  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders.  If the Trustee is not the Registrar, the Issuer shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least two Business Days before each Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

SECTION 2.07.          Transfer and Exchange.  (a)  The Notes shall be issued in registered form and shall be transferable only upon the surrender of a Note for registration of transfer and in compliance with Appendix A.  When a Note is presented to the Registrar with a request to register a transfer, the Registrar shall register the transfer as requested if its requirements therefor are met.  When Notes are presented to the Registrar with a request to exchange them for an equal principal amount of Notes of the same series of other denominations, the Registrar shall make the exchange as requested if the same requirements are met.  To permit registration of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Notes at the Registrar’s request.  The Issuer may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section 2.07.

(b)           Prior to the due presentation for registration of transfer of any Note, the Issuer, the Guarantors, the Trustee, each Paying Agent and the Registrar may deem and treat the Person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of (premium, if any) and interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Issuer, any Guarantor, the Trustee, a Paying Agent or the Registrar shall be affected by notice to the contrary.

(c)           Any Holder of a beneficial interest in a Global Note, by acceptance of such beneficial interest, agrees that transfers of beneficial interests in such Global Note may be effected only through a book-entry system maintained by the Holder of such Global Note (or its agent) and that ownership of a beneficial interest in such Global Note shall be required to be reflected in a book entry.

(d)           All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

SECTION 2.08.          Replacement Notes.  (a)  In the event that any Note shall become mutilated, destroyed, lost or stolen, the Issuer will execute and, upon the request of the Issuer, the Trustee will authenticate and deliver a replacement Note of like tenor (including the same date of issuance) and equal principal amount, registered in the same manner, and bearing interest from the date to which interest has been paid on such Note, in exchange and substitution for such Note (upon surrender and cancellation thereof) or in lieu of and substitution for such Note.  In the event that such Note is destroyed, lost or stolen, the applicant for a replacement Note shall furnish the Issuer and the Trustee such security or indemnity as may be required by the Issuer or the Trustee, as the case may be, to hold it harmless, and, in every case of destruction, loss or theft of such Note, the applicant shall also furnish the Issuer and the Trustee satisfactory evidence of the destruction, loss or theft of such Note and of the ownership thereof.  Upon the issuance of any replacement Note, the Issuer may require the payment by the registered Holder thereof of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other fees and expenses (including the fees and expenses of the Trustee) connected therewith.

(b)           Every replacement Note is an additional obligation of the Issuer and the Guarantors.

(c)           The provisions of this Section 2.08 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Notes.

SECTION 2.09.          Outstanding Notes.  (a)  Notes outstanding at any time are all Notes authenticated by the Trustee except for those canceled by it, those reductions in a Global Note effected by the Trustee in accordance with the provisions hereof, those delivered to it for cancellation, those Notes (or portions thereof) redeemed pursuant to the provisions of this Indenture (including Article 3 and Section 4.16(c)) and those described in this Section 2.09 as not outstanding.  Subject to Section 12.06, a Note does not cease to be outstanding because the Issuer, a Guarantor or an Affiliate of the Issuer or a Guarantor holds the Note.

(b)           If a Note is replaced pursuant to Section 2.08 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee and the Issuer receive proof satisfactory to them that the replaced Note is held by a protected purchaser (as such term is defined in Section 8-303 of the Uniform Commercial Code).  A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.08.

(c)           If the Trustee or any Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

SECTION 2.10.          Temporary Notes.  In the event that Definitive Notes are to be issued under the terms of this Indenture, until such Definitive Notes are ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Notes.  Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Issuer considers appropriate for temporary Notes.  Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate Definitive Notes and make them available for delivery in exchange for temporary Notes upon surrender of such temporary Notes at the office or agency of the Issuer, without charge to the Holder.  Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as Definitive Notes.

SECTION 2.11.          Cancellation.  The Issuer at any time may deliver Notes to the Trustee for cancellation.  The Registrar and each Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.  The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment or cancellation and shall dispose of canceled Notes in accordance with its customary procedures.  Certification of the destruction of cancelled Notes shall be delivered to the Issuer upon the Issuer’s request. The Issuer may not issue new Notes to replace Notes it has redeemed, paid or delivered to the Trustee for cancellation.  The Trustee shall not authenticate Notes in place of canceled Notes other than pursuant to the terms of this Indenture.

SECTION 2.12.          Defaulted Interest.  If the Issuer defaults in a payment of interest on the Notes, the Issuer shall pay the defaulted interest then borne by the Notes (plus interest on such defaulted interest to the extent lawful as provided in Section 4.01(b)), in any lawful manner.  The Issuer may pay the defaulted interest to the Persons who are Holders on a subsequent special record date to be fixed by the Issuer to the reasonable satisfaction of the Registrar and Paying Agent not more than 15 nor less than 10 days prior to the date fixed by the Issuer for payment of the defaulted interest.  The Issuer shall fix or cause to be fixed any such payment date and shall promptly mail or cause to be mailed to each affected Holder, with a copy to the Trustee, a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

SECTION 2.13.          CUSIP Numbers, ISINs, etc.  The Issuer in issuing the Notes may use CUSIP numbers, ISINs and “Common Code” numbers (if then generally in use) and, if so, the Trustee shall use CUSIP numbers, ISINs and “Common Code” numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers, either as printed on the Notes or as contained in any notice of a redemption, that reliance may be placed only on the other identification numbers printed on the Notes and that any such redemption shall not be affected by any defect in or omission of such numbers.  The Issuer shall advise the Trustee of any change in the CUSIP numbers, ISINs and “Common Code” numbers.

SECTION 2.14.          Calculation of Principal Amount of Notes.  The aggregate principal amount of the Notes or any series of Notes, at any date of determination, shall be the principal amount of the Notes, or the Notes of such series, Outstanding at such date of determination.  With respect to any matter requiring consent, waiver, approval or other action of the Holders of a specified percentage of the principal amount of all the Notes, or of all the Notes of any series, then Outstanding, such percentage shall be calculated, on the relevant date of determination, by dividing (i) the aggregate principal amount, as of such date of determination, of Notes, or of Notes of such series, the Holders of which have so consented by (ii) the aggregate principal amount, as of such date of determination, of the Notes, or the Notes of such series, then Outstanding, in each case, as determined in accordance with the preceding sentence, Section 2.09 and Section 12.06 of this Indenture.  Any such calculation made pursuant to this Section 2.14 shall be made by the Issuer and delivered to the Trustee pursuant to an Officers’ Certificate.

ARTICLE 3

ACCOUNTS; PRIORITY OF PAYMENTS

SECTION 3.01.          Establishment of Accounts.  (a) The Issuer shall establish and maintain with an Eligible Institution on its books and records in the name of the Issuer, subject to the Liens in favor of the Collateral Agent established by this Indenture and the Security Documents for the benefit of the Indenture Agents and the Holders of the Notes and the Notes Guarantees, (i) an interest reserve account (the “Interest Reserve Account”), (ii) the Working Capital Accounts, and (iii) a distribution account (the “Distribution Account”).  In addition, the Issuer may establish the REO Property Reserve Account in accordance with the terms of Section 4.16(c). Each Issuer Account shall be established and maintained as an Eligible Account so as to create, perfect and establish the priority of the security interest of the Collateral Agent in such Issuer Account and all cash, Cash Equivalents and other property from time to time deposited therein, and otherwise to effectuate the Liens of the Collateral Agent established by this Indenture and the Security Documents. Notwithstanding the foregoing, the Excluded Accounts need not be subject to a Lien in favor of the Collateral Agent.

(b)           Withdrawals and Transfers; Control.

(i)            Subject in each case to the terms of the Security Documents: (x) the Trustee shall have the sole and exclusive authority to make or direct withdrawals from the Interest Reserve Account and the Distribution Account, in accordance with the provisions of this Indenture; (y) for so long as no Event of Default shall have occurred and be continuing, the Issuer (or other applicable Obligor) is authorized to make withdrawals and transfers from the Working Capital Accounts; and (z) if an Event of Default shall occur and be continuing, the Trustee may exercise such rights and powers with respect to the Working Capital Accounts, including in respect of withdrawals, as are consistent with Section 7.01(a).  To the extent necessary to ensure the control of the Collateral Agent over the Issuer Accounts as provided in this Indenture and the Security Documents, and without limiting in any way the rights and powers of the Collateral Agent under the Security Documents, the Trustee shall be deemed to be acting under this Section 3.01(b)(i) as designee of and agent for the Collateral Agent in respect of the Issuer Accounts.

(ii)           Subject in each case to the terms of Security Documents: (x) for so long as no Event of Default shall have occurred and be continuing, the Issuer is authorized to direct the investment and reinvestment of the funds in the Issuer Accounts, subject to Section 3.02; and (y) if an Event of Default shall occur and be continuing, the Trustee shall have such rights and powers with respect to the investment and reinvestment of the funds in the Issuer Accounts as are consistent with Section 7.01(a), subject to Section 3.02.  To the extent necessary to insure the control of the Collateral Agent over the Issuer Accounts as provided in this Indenture and the Security Documents, and without limiting in any way the rights and powers of the Collateral Agent under the Security Documents, the Trustee shall be deemed to be acting under this Section 3.01(b)(ii) as designee of and agent for the Collateral Agent in respect of the Issuer Accounts.

(c)           Eligible Accounts.  If, at any time, any Issuer Account ceases to be an Eligible Account, the Issuer (or other applicable Obligor) or an agent thereof shall, within 30 Business Days, establish a new account meeting the conditions set forth in this Section 3.01 in respect of such Issuer Account, and the Issuer (or other applicable Obligor) or, in respect of the Interest Reserve Account and Distribution Account or, during the continuance of an Event of Default, the Working Capital Accounts, the Trustee, as the case may be, shall transfer any cash or investments in the existing Issuer Account to such new account; and from the date such new account is established, it shall have the same designation as the existing Issuer Account. The Issuer will promptly furnish the Trustee with an Officer’s Certificate, upon which the Trustee may conclusively rely, stating that a particular Issuer Account is no longer an Eligible Account and notifying the Trustee of the details of the new Eligible Account established by the Issuer. Notwithstanding anything to the contrary in this Section 3.01(c), each Issuer Account (other than any Excluded Accounts) shall at all times be subject to the Liens of the Collateral Agent established by this Indenture and the Security Documents in accordance with the terms of Section 3.01(a) and shall be subject to control of the Collateral Agent as provided in Section 3.01(b).

(d)           Interest Reserve Account.  The Issuer may establish and maintain an Interest Reserve Account for the Notes.  From time to time thereafter, the Issuer shall have the option to deposit, or cause to be deposited, to the Interest Reserve Account, the amount of cash, if any, by which the Interest Reserve Amount as of the last day of the immediately preceding Fiscal Quarter exceeds the Interest Reserve Account Balance as of such date.  The funds held in the Interest Reserve Account shall be disbursed as provided in this Indenture, including Sections 3.05 and 3.06.

(e)           Distribution Account.  The Issuer shall establish and maintain a Distribution Account for the Notes not later than the Issue Date.  The funds in the Distribution Account shall be disbursed as provided in this Indenture, including Sections 3.06 and 4.16(c).

SECTION 3.02.          Eligible Investments.  The funds deposited to any Issuer Account shall be held, invested and reinvested only in cash and Cash Equivalents; provided that any Cash Equivalents shall have maturities and other terms such that sufficient funds shall be available to make required payments pursuant to this Indenture, as and when such payments are required to be made.

The Issuer acknowledges that regulations of the U.S. Comptroller of the Currency grant the Issuer the right to receive confirmations of security transactions as they occur. Without creating a duty on the Trustee so to do, to the extent that the Trustee invests or directs the investment of funds pursuant to this Indenture, the Issuer specifically waives receipt of such confirmations to the extent permitted by law and acknowledges that the Trustee will furnish periodic transaction statements which will detail all investment transactions made by or at the direction of the Trustee.

SECTION 3.03.          Determination of Payment Amounts.

(a)           Statement of Excess Cash Flow and other amounts. As soon as reasonably practicable after the end of each Fiscal Quarter, but in no event later than 12:00 noon (New York City time) on the fifth Business Day prior to the immediately succeeding Payment Date, the Issuer shall deliver to the Calculation Agent and the Trustee a statement of:

(i)            the Excess Cash Flow for such Fiscal Quarter, including a calculation thereof in reasonable detail and an Officer’s Certificate signed by the Issuer’s president, chief financial officer, chief operating officer or chief accounting officer (which shall state that such determination of Excess Cash Flow has been reviewed by the Finance Committee);

(ii)           the aggregate cash balance in the Working Capital Accounts as of the end of such Fiscal Quarter;

(iii)          the Interest Reserve Account Balance as of the last day of the Fiscal Quarter immediately preceding such Payment Date; and

(iv)         the Outstanding Principal Balance of each series of the Notes as of the last date of the immediately preceding Fiscal Quarter and any changes thereto during such Fiscal Quarter.

(b)           Determination of Indenture Agent Expenses.  Not later than 12:00 noon (New York City time) on the fourth Business Day prior to each Payment Date the Trustee shall determine and provide to the Issuer, the Calculation Agent and the Paying Agent a statement of the accrued but unpaid Indenture Agent Expenses for the Fiscal Quarter immediately preceding such Payment Date (which determination may be based, to the extent applicable, on information provided to the Trustee by the Calculation Agent, the Collateral Agent, the Paying Agent, the Registrar or other agent under this Indenture or the Related Documents, as the case may be).

(c)           Determination of LIBOR.  Not later than 12:00 noon (New York City time) on the fourth Business Day prior to each Payment Date, the Calculation Agent shall make a determination of LIBOR on the Interest Determination Date for the Fiscal Quarter immediately preceding such Payment Date, and shall notify the Issuer, the Trustee and the Paying Agent of such calculation.

(d)           Determination of Amounts Payable.  Not later than 12:00 noon (New York City time) on the third Business Day prior to each Payment Date, the Issuer shall determine and provide notice to the Trustee, the Paying Agent and the Calculation Agent of:

(i)            the applicable interest rate on each class of Note for the Fiscal Quarter immediately preceding such Payment Date;

(ii)           with respect to each series of Notes, the amount of interest that will be accrued but unpaid through the last day of the Interest Period ending on the date immediately preceding such Payment Date; and

(iii)          the excess, if any, as of the last day of the immediately preceding Fiscal Quarter, of the Interest Reserve Account Balance over the Interest Reserve Amount (the “Excess Interest Reserve Account Balance”);

(iv)          the Excess Cash Redemption Amount, if any, payable on such Payment Date; and

(v)           with respect to each series of Notes, the amount in redemption of principal, if any, in the aggregate and per $1.00 of Outstanding Principal Amount, payable on such Payment Date.

A calculation of the amounts set forth in clause (v) shall be in the form of Appendix E.

SECTION 3.04.          Notification of Distribution Amounts.  Not later than the second Business Day prior to each Payment Date, the Issuer shall disclose on its website (which shall be publicly accessible) and , if the Notes are registered in the name of the Depositary, send notice thereof to the Depositary in accordance with its Applicable Procedures of (i) the amount of interest payable on such Payment Date in respect of each of the Notes of each series per $1.00 of Outstanding Principal Balance of the respective series and (ii) the amount in redemption of principal payable on such Payment Date with respect to each series of Notes, if any, per $1.00 Outstanding Principal Balance of the respective series.

SECTION 3.05.          Transfer to Distribution Account.  Not later than 1:00 p.m. New York City Time on the first Business Day prior to each Payment Date,

(i)            the Issuer shall transfer and deposit, or cause to be transferred and deposited, to the Distribution Account, an amount in cash equal to the Excess Cash Flow for the Fiscal Quarter immediately preceding such Payment Date, and shall notify the Trustee and Paying Agent of the amount so transferred and deposited, and

(ii)           the Trustee shall transfer and deposit, or cause to be transferred and deposited from the Interest Reserve Account to the Distribution Account, the Excess Interest Reserve Account Balance, if any.

If and to the extent the aggregate of the amounts so transferred and deposited, after deduction for all Indenture Agent Expenses payable on such Payment Date, is less than total of the interest for each series of Notes payable on such Payment Date, the Trustee shall transfer and deposit to the Distribution Account from the Interest Reserve Account the amount of such deficiency, to the extent that funds for such purpose are available in the Interest Reserve Account.  The Trustee shall promptly notify the Issuer of any transfer from the Interest Reserve Account made in accordance with this Section 3.05.

SECTION 3.06.          Payment Date Distributions.  On each Payment Date, the Paying Agent, or the Trustee at the direction of the Paying Agent, shall make the following distributions of the amounts transferred to the Distribution Account pursuant to Section 3.05, in the following order of priority, from the Distribution Account:

(a)           If as of the third Business Day immediately preceding such Payment Date no Event of Default shall have occurred and be continuing:

(i)            First, to the payment of all Indenture Agent Expenses accrued but unpaid through the last day of the Fiscal Quarter immediately preceding such Payment Date to such Persons as shall be entitled thereto;

(ii)           Second, to the Noteholders of record as of the Record Date for such Payment Date, the interest for each series of Outstanding Notes accrued but unpaid through the day immediately preceding such Payment Date, without priority of the Holders of one series of Notes over the other;

(iii)          Third, to the Holders of record of the A Notes as of the Record Date for such Payment Date, pro rata in proportion to the Outstanding Principal Balance of each of them, as a redemption payment until the principal thereof, and any premium thereon, have been paid in full; and

(iv)         Fourth, to the Holders of record of the B Notes as of the Record Date for such Payment Date, pro rata in proportion to the Outstanding Principal Balance of each of them, as a redemption payment until the principal thereof, and any premium thereon, have been paid in full.

(b)           If as of the third Business Day immediately preceding such Payment Date an Event of Default shall have occurred and be continuing:

(i)            First, to the payment of all Indenture Agent Expenses accrued but unpaid through the last day of the Fiscal Quarter immediately preceding such Payment Date to such Persons as shall be entitled to such payment or reimbursement;

(ii)           Second, to the Holders of record of the A Notes as of the Record Date for such Payment Date, pro rata in proportion to the Outstanding Principal Balance of each of them until the principal and premium, if any, accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to an Obligor whether or not a claim for post-filing interest is allowed in such proceeding) and any other amounts owing in respect of the A Notes shall have been paid in full, it being understood that that moneys shall be applied first to accrued and unpaid interest and second to the payment of principal, premium if any, and any other amounts owing in respect of the A Notes; and

(iii)          Third, to the Holders of record of the B Notes as of the Record Date for such Payment Date, pro rata in proportion to the Outstanding Principal Balance of each of them until the principal and premium, if any, accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to an Obligor whether or not a claim for post-filing interest is allowed in such proceeding) and any other amounts owing in respect of the B Notes shall have been paid in full shall have been paid in full, it being understood that that moneys shall be applied first to accrued and unpaid interest and second to the payment of principal, premium if any, and any other amounts owing in respect of the B Notes.

(c)           Anything in this Section 3.06 or in any other provision of this Indenture to the contrary notwithstanding,

(i)            the Issuer shall make appropriate arrangements so that on the Final Maturity Date of the A Notes or the B Notes, as the case may be, there shall be delivered to the Paying Agent, either by deposit to the Distribution Account in accordance with Section 3.05 or otherwise in accordance with Section 2.05, sufficient funds to pay in full all outstanding principal of, premium, if any, on, all interest accrued but unpaid on, and any other amounts owing in respect of such Notes through and including such Final Maturity Date; and

(ii)           for so long as an Event of Default shall have occurred and be continuing, and on or after the Final Maturity Date for the A Notes, no payments shall be made in respect of the B Notes unless and until all principal and premium, if any, and accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to an Obligor whether or not a claim for post-filing interest is allowed in such proceeding) and any other amounts owing in respect of the A Notes shall have been paid in full and any amounts otherwise payable in respect of the B Notes shall be paid in respect of the A Notes, pro rata in proportion to the Outstanding Principal Balance of each of the A Notes, and applied first to the payment of accrued but unpaid interest and thereafter to principal and premium if any, and any other amounts owing in respect of the A Notes.  Notwithstanding the forgoing, if there shall have occurred a Change of Control, and, at the time, the Issuer shall have sent the notice prescribed by Section 4.06(b), no Default shall have occurred and be continuing at such time, the Holders of the B Notes shall be entitled to receive and retain the Change of Control Purchase Price, notwithstanding that there shall have occurred a Default or Event of Default following the time such notice shall have been sent and on or before the Change of Control Purchase Date.

The Issuer shall make such calculations or determinations, make such timely deposits and provide such notices as shall be necessary or desirable to effectuate the provisions of this Section 3.06(c), whether or not so provided in other Sections of this Article 3.

(d)           On and after each Payment Date, interest shall cease to accrue on Notes or portions thereof called for quarterly redemption on the relevant Payment Date so long as there is on deposit in the Distribution Account at 10:00 A.M. New York time funds sufficient to pay the principal of the Notes to be redeemed, subject to priorities of payments of this Section 3.06).

SECTION 3.07.          Optional Redemption.  The Notes may be redeemed, in whole or in part, at any time, at the option of the Issuer, subject to the applicable conditions set forth in this Article 3 and at a redemption price in cash equal to 100% of the principal amount of such Notes, together with accrued and unpaid interest, if any, to the redemption date; provided that the Issuer shall not be permitted to redeem any B Notes so long as any A Notes are outstanding.

(a)           Applicability of Article.  Redemption of Notes at the election of the Issuer or otherwise, as permitted or required by the Notes or any provision of this Indenture, shall be made in accordance with the Notes, such provision and this Article.

(b)           Notices to Trustee.  If the Issuer elects to redeem Notes pursuant to this Section 3.01, it shall furnish to the Trustee not less than 35 days before the redemption date (unless a shorter period is acceptable to the Trustee), an Officers’ Certificate setting forth (i) the redemption date and (ii) the principal amount of Notes to be redeemed.

(c)           Selection of Notes to Be Redeemed.  In the case of any partial redemption, selection of the Notes for redemption shall be made by the Trustee not more than 60 days prior to the redemption date on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and appropriate (and in such manner as complies with Applicable Procedures); provided that no Notes of $1.00 or less shall be redeemed in part.  If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state the portion of the principal amount thereof to be redeemed.  A new Note in principal amount equal to the unredeemed portion thereof shall be issued in the name of the Holder thereof upon cancellation of the original Note.  On and after the redemption date, interest shall cease to accrue on Notes or portions thereof called for redemption so long as there is on deposit in the Distribution Account at 10:00 A.M. New York time, on the redemption date funds sufficient to pay the principal of, premium, if any, on, accrued and unpaid interest (if any) on, and any other amounts owing in respect of the Notes to be redeemed.

At least 30 days but not more than 60 days before a redemption date, the Issuer shall mail or cause to be mailed by first class mail, postage prepaid, a notice of redemption to each Holder whose Notes are to be redeemed.

Any such notice shall identify the Notes to be redeemed and shall state:

(i)            the amount of Notes of each series being redeemed;

(ii)           the redemption date;

(iii)          the redemption price and the amount of accrued interest to the redemption date;

(iv)          the name and address of a Paying Agent;

(v)           that Notes called for redemption must be surrendered to a Paying Agent to collect the redemption price, plus accrued interest;

(vi)          if fewer than all the outstanding Notes of a series are to be redeemed, the certificate numbers and principal amounts of the particular Notes to be redeemed, or if any Note is to be redeemed in part only, the portion of the principal amount of the Note that is to be redeemed;

(vii)         that, unless the Issuer defaults in making such redemption payment, interest on Notes (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

(viii)        the CUSIP number, ISIN or “Common Code” number, if any, printed on the Notes being redeemed;

(ix)           that no representation is made as to the correctness or accuracy of the CUSIP number or ISIN or “Common Code” number, if any, listed in such notice or printed on the Notes; and

(x)            the applicable provision in this Indenture or the Notes pursuant to which the Issuer is redeeming such Notes.

At the Issuer’s request, the Trustee shall give the notice of redemption in the Issuer’s name and at the Issuer’s expense.

(d)           Effect of Notice of Redemption.  Once notice of redemption is mailed or electronically transmitted in accordance with Section 3.06(c), Notes called for redemption become due and payable on the redemption date and at the redemption price stated in the notice.  Upon surrender to any Paying Agent, such Notes shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date; provided, however, that if the redemption date is after a Record Date and on or prior to the next succeeding Payment Date, the accrued interest shall be payable to the Holder of the redeemed Notes registered on the relevant record date.  Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

(e)           Deposit of Redemption Price.  Not later than 1:00 p.m., New York City time on the first Business Day prior to the redemption date, the Issuer shall transfer to the Distribution Account money sufficient to pay the redemption price of and accrued interest on all Notes or portions thereof to be redeemed on that date other than Notes or portions of Notes called for redemption that have been delivered by the Issuer to the Trustee for cancellation.  On and after the redemption date, interest shall cease to accrue on Notes or portions thereof called for redemption so long as the Issuer has deposited in the Distribution Account funds sufficient to pay the principal of (and premium, if any), plus accrued and unpaid interest on, the Notes to be redeemed.

(f)           Notes Redeemed in Part.  Upon surrender of a Note that is redeemed in part, the Issuer shall execute and the Trustee shall authenticate for the Holder (at the Issuer’s expense) a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

SECTION 3.08.          AHYDO Redemption.  If the B Notes would otherwise constitute “applicable high yield discount obligations” within the meaning of Section 163(i)(1) of the Code, at the end of each Interest Period ending after the fifth anniversary of the Issue Date (each, an “AHYDO Redemption Date”), the Issuer will be required to redeem on or before the end of such Interest Period for cash a portion of each B Note then Outstanding equal to the Mandatory Principal Redemption Amount (defined below) (such redemption, a “Mandatory Principal Redemption”). The redemption price for the portion of each Note redeemed pursuant to a Mandatory Principal Redemption will be 100% of the principal amount of such portion plus any accrued interest thereon on the date of redemption. The “Mandatory Principal Redemption Amount” means the portion of a Note determined by the Issuer to be required to be redeemed to prevent such Note from being treated as an “applicable high yield discount obligation” within the meaning of Section 163(i)(1) of the Code. No partial redemption or repurchase of the Notes prior to any AHYDO Redemption Date pursuant to any other provision of the Indenture will alter the Issuer’s obligations to make the Mandatory Principal Redemption with respect to any Notes that remain Outstanding on such AHYDO Redemption Date.  The Issuer will provide notice of any redemption pursuant to this Section 3.08, in the manner prescribed for notice under Section 3.04, not less than three Business Days prior to such redemption.

ARTICLE 4

COVENANTS

SECTION 4.01.          Payment of Notes.  (a)  The Issuer shall promptly pay the principal of (and premium, if any) and interest, on the Notes on the dates and in the manner provided in the Notes and in this Indenture.  An installment of principal of or interest on the Notes shall be considered paid on the date it is due if on such date the Trustee or any Paying Agent (other than the Issuer or any of its Affiliates) holds in accordance with this Indenture money sufficient to pay all principal and interest then due.

(b)           The Issuer shall pay interest on overdue principal at the rate specified therefor in the Notes of the respective series and shall pay interest on overdue installments of interest at the same rate borne by the Notes of the respective series from time to time to the extent lawful.

SECTION 4.02.          Reports and Other Information.  (a)  If at any time the Issuer is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Issuer shall file with the Commission (unless the Commission will not accept such a filing), and provide the Trustee with copies thereof, without cost, within 15 days after it files (or attempts to file) them with the Commission,

(i)            an annual report on Form 10-K (or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form);

(ii)           a quarterly report on Form 10-Q (or any successor or comparable form); and

(iii)          all current reports that would be required to be filed with the Commission on Form 8-K (or any successor or comparable form).

(b)           If the Issuer is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, so long as any Notes are Outstanding, the Issuer shall provide to the Trustee and post on the Issuer’s website (which shall be publicly accessible):

(i)            within 45 days after the end of each of the first three quarterly periods of each fiscal year of the Issuer, (x) the unaudited consolidated balance sheet as at the end of such quarter and the related unaudited consolidated statements of operations and stockholders’ equity and of cash flows of the Issuer and its consolidated subsidiaries for such quarter, and accompanying notes, prepared in accordance with GAAP and accompanied by management discussion and analysis comparable to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” provided in reports governed by the Exchange Act;

(ii)           reasonably promptly after completion of the audit of the Issuer’s financial statements for any fiscal year, but in any event within 90 days of the end of each fiscal year of the Issuer, the audited consolidated balance sheet of the Issuer and its consolidated subsidiaries as at the end of such year and the related audited consolidated statements of operations and stockholders’ equity and of cash flows for such year, and accompanying notes, prepared in accordance with GAAP and accompanied by management discussion and analysis comparable to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” provided in reports governed by the Exchange Act;

(iii)          within 90 days of the end of each fiscal year of the Issuer, the unaudited balance sheet, statements of operations and stockholders’ equity and of cash flows of (x) the Bank Subsidiary (for so long as the Bank Subsidiary remains a Subsidiary of the Issuer) and (y) the Issuer and all of its other consolidated subsidiaries (excluding the Bank Subsidiary), in each case as at the end of and for such year; and

(iv)          within the time frame required therefor by Form 8-K under the Exchange Act, the disclosures required of the Issuer by the following Items of Form 8-K:  Item 1.03; Item 2.04; Item 2.06; Item 4.01; Item 5.01(a)(1), (2) and (3); Item 5.02(c)(1), and Item 5.02(d)(1), (3) and (4), irrespective of whether the election of directors referred to therein occurs at a meeting of shareholders.

(c)           In addition to the financial statements and reports referred to in Sections 4.02(a) and (b), the Issuer shall provide to the Trustee and post on the Issuer’s website (which shall be publicly accessible) the following information consistent with the reporting periods in 4.02(a) and (b): information on REO Property, Loan Transactions, loan collection, unpaid principal balance and reserves in respect of Loan Assets in such format and in such level of detail as provided in Appendix F to this Indenture; provided, that in no event shall the Issuer be required to provide historical financial statements prepared in accordance with GAAP for periods prior to the filing of the Bankruptcy Case or after the filing of the Bankruptcy Case and prior to the Issue Date; and provided, further, that in no such event shall such Section 4.02(c) reports be required to be prepare in accordance with GAAP or subject to any audit.

(d)           Notwithstanding the foregoing, the Issuer shall be deemed to have furnished such reports referred to in Section 4.02(a) and (b) above to the Trustee if it has filed such reports with the Commission via the EDGAR filing system or any successor system.  The subsequent filing with the Trustee and, if applicable, the Commission of any report required by this Section 4.02 shall be deemed to automatically cure any Default or Event of Default resulting from the failure to file such report within the time period required.

SECTION 4.03.          Future Guarantors. Within 35 calendar days after the end of each Fiscal Quarter, the Issuer will cause each entity that becomes a Domestic Significant Subsidiary of the Issuer during such prior Fiscal Quarter to become a Guarantor by executing supplemental indentures substantially in the form of Appendix B hereto, and to execute and deliver such documentation mutatis mutandis with respect to collateral as shall be necessary to provide for Liens on such Subsidiary’s assets constituting Collateral to secure such Domestic Significant Subsidiary’s Notes Guarantee on the terms set forth in the Security Documents and Article 11 hereof.

SECTION 4.04.          Maintenance of Office or Agency.

(a)           The Issuer shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee or Registrar) where Notes may be surrendered for registration or transfer or for exchange.  The Issuer shall also maintain an office or agency where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served.  The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of any such office or agency.  If at any time the Issuer shall fail to maintain any such required office or agency where Notes may be surrendered for registration or transfer or for exchange, or shall fail to furnish the Trustee with the address thereof, such presentations and surrenders may be made or served at the corporate trust office of the Trustee as set forth in Section 12.02.

(b)           The Issuer may from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations.  The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

(c)           The Issuer hereby initially designates the corporate trust office of the Trustee, as the office or agency of the Issuer for purposes of this Section 4.04.

SECTION 4.05.          Compliance Certificate.  (a)  The Issuer (and, to the extent required under the TIA, each Guarantor) shall deliver to the Trustee within 120 days after the end of each fiscal year of the Issuer an Officers’ Certificate stating that in the course of the performance by the signers of their duties as Officers of the Issuer they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period.  If they do, the certificate shall describe the Default, its status and what action the Issuer is taking or proposes to take with respect thereto.  The Issuer also shall comply with Section 314(a)(4) of the TIA.

(b)           When any Default has occurred and is continuing under this Indenture, the Issuer shall deliver to the Trustee, within 30 days after the occurrence thereof by registered or certified mail or facsimile transmission, an Officers’ Certificate specifying such Default and what action the Issuer is taking or proposes to take in respect thereto.

SECTION 4.06.          Offer to Repurchase Upon Change of Control.  (a)  Upon the occurrence of a Change of Control (the date of such occurrence, the “Change of Control Date”), each Holder shall have the right to require the Issuer to purchase such Holder’s Notes in whole, or in part in integral multiples of $1.00, at a purchase price (the “Change of Control Purchase Price”) in cash equal to 101% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to the date of repurchase (the “Change of Control Purchase Date”), pursuant to and in accordance with the offer described in this Section 4.06 (the “Change of Control Offer”).

(b)           Within 30 days following the Change of Control Date the Issuer shall send, by first class mail, a notice to the Holders and the Trustee stating:

(i)            that the Change of Control Offer is being made pursuant to this Section 4.06 and that all Notes validly tendered will be accepted for payment;

(ii)           the Change of Control Purchase Price and the Change of Control Purchase Date, which shall be a Business Day that is no earlier than 30 days nor later than 60 days from the date such notice is mailed other than as may be required by law, provided that a Change of Control Purchase Date shall not occur on a date during the period from and after the first day of a Fiscal Quarter to and including the next succeeding Payment Date;

(iii)          that any Note not tendered will continue to accrue interest;

(iv)          that any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date unless the Issuer shall default in the payment of the Change of Control Purchase Price of the Notes and the only remaining right of the Holder is to receive payment of the Change of Control Purchase Price upon surrender of the applicable Note to the Paying Agent;

(v)           that Holders electing to have a portion of a Note purchased pursuant to a Change of Control Offer may elect to have such Note purchased in integral multiples of $1.00;

(vi)          that if a Holder elects to have a Note purchased pursuant to the Change of Control Offer it will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, or transfer by book-entry transfer, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Purchase Date;

(vii)         that a Holder will be entitled to withdraw its election if the Issuer receives, not later than the third Business Day preceding the Change of Control Purchase Date, a letter or facsimile transmission setting forth the name of such Holder, the principal amount of Notes such Holder delivered for purchase, and a statement that such Holder is withdrawing its election to have such Note purchased; and

(viii)        that if Notes are purchased only in part, a new Note of the same type will be issued in a principal amount equal to the unpurchased portion of the Notes surrendered.

(c)           On or before the Change of Control Purchase Date, the Issuer shall, to the extent lawful, accept for payment, all Notes or portions thereof validly tendered pursuant to the Change of Control Offer, and shall deliver to the Trustee an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the Issuer in accordance with the terms of this Section 4.06.  The Issuer or the Paying Agent, as the case may be, shall promptly mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Issuer for purchase, and the Issuer shall promptly issue a new Note, and the Trustee, upon written request from the Issuer shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered.  Any Note not so accepted shall be promptly mailed or delivered by the Issuer to the Holder thereof.

(d)           The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer.  To the extent that any provisions of any securities laws or regulations conflict with the provisions of this Section 4.06, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.06 by virtue of such compliance.

SECTION 4.07.          Maintenance of Corporate Existence.

(a)           Subject to Article 5, the Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate or other existence in accordance with its organizational documents (as the same may be amended from time to time) and (ii) the material rights (charter and statutory), licenses and franchises of the Issuer and the Guarantors; provided, however, the Issuer and the other Obligors shall not be required to preserve any such right, license or franchise if the Board of Directors of the Issuer shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer and its Subsidiaries, taken as a whole.

(b)           As long as any of the Notes are Outstanding, (i) the majority of the members of the Board of Directors of the Issuer shall be Independent Directors and (ii) there shall be a Finance Committee composed entirely of Independent Directors.

SECTION 4.08.          Limitation on Indebtedness.  (a) The Issuer shall not, and shall not permit any of the other Obligors to, Incur any Indebtedness other than:

(i)            Indebtedness represented by the Notes and the Notes Guarantees related thereto;

(ii)           Indebtedness of the Issuer owing to and held by any Guarantor or Indebtedness of a Guarantor owing to and held by the Issuer or any Guarantor, provided, however:

(A)          any subsequent issuance or transfer of Capital Stock or any other event which results in any such Indebtedness being beneficially held by a Person other than the Issuer or a Guarantor of the Issuer, and

(B)           any sale or other transfer of any such Indebtedness to a Person other than the Issuer or a Guarantor of the Issuer,

shall be deemed, in each case, to constitute an Incurrence of such Indebtedness by the Issuer or such Guarantor, as the case may be;

(iii)          any Indebtedness outstanding on the Issue Date (including, without limitation, the Notes) and any Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (iii) of Section 4.08;

(iv)          the Incurrence by an Obligor of non-speculative Hedging Obligations that are incurred for the purpose of fixing or hedging (i) interest rate risk with respect to any Indebtedness or Investment of such Obligor that is permitted by the terms of the Indenture to be outstanding or (ii) exchange rate risk with respect to Investments or obligations under any agreement or Indebtedness, or with respect to any asset, of such Obligor;

(v)           Indebtedness Incurred in respect of workers’ compensation insurance and/or claims, unemployment insurance, health insurance and other employee benefits, property, casualty or liability insurance, self-insurance obligations, bankers’ acceptances, performance, surety and similar bonds and completion guarantees provided by the Issuer or a Guarantor in the ordinary course of business;

(vi)          Indebtedness arising from agreements of the Issuer or a Guarantor providing for indemnification, adjustment of purchase price or similar obligations, in each case, Incurred or assumed in connection with the disposition of any business, assets or Capital Stock of a Guarantor, but only to the extent that the maximum aggregate liability in respect of all such Indebtedness does not at any time exceed the gross proceeds to be received by the Issuer and the Guarantors in connection with such disposition;

(vii)         Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument (except in the case of daylight overdrafts) drawn against insufficient funds, provided, however, that such Indebtedness is extinguished within five Business Days of Incurrence;

(viii)        Indebtedness incurred for the purpose of maintaining, preserving and protecting the value of any REO Property (other than REO Property Investments), but only if and to the extent approved in advance by the Finance Committee, with evidence of such approval to be filed with the Trustee no later than the date on which such Indebtedness is Incurred by the Issuer or any other Obligor, in an aggregate principal amount at any one time outstanding not to exceed $10,000,000;

(ix)           Indebtedness of a Person incurred and outstanding on or prior to the date on which such Person was acquired by the Issuer or any Guarantor in connection with a Loan Transaction, so long as such Indebtedness was not incurred or modified in contemplation of such Loan Transaction, provided that there is no recourse against any assets other than the assets to which there was recourse prior to the acquisition of such Person;

(x)            unsecured Indebtedness of the Issuer or a Guarantor owing to an REO Restricted Subsidiary arising as a result of the intercompany transfer of funds from such REO Restricted Subsidiary to the Issuer or a Guarantor, which by its terms is expressly subordinated to the Notes;

(xi)           the incurrence by the Issuer or any of the Guarantors of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction of improvement of property, plant or equipment used in the business of the Issuer or such Guarantor (excluding, for the avoidance of doubt, Investments in any REO Subsidiary), in an aggregate principal amount not to exceed $7,500,000 at any time outstanding; and

(xii)          in addition to the items referred to in clauses (i) through (xi) of this Section 4.08(a), Indebtedness of the Issuer and the Guarantors in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (xii) and then outstanding, will not exceed $20,000,000.

(b)           For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to, and in compliance with, this Section 4.08:

(i)            in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in Section 4.08(a), the Issuer, in its sole discretion, will classify such item of Indebtedness (or any portion thereof) on the date of Incurrence and may later classify such item of Indebtedness (or any portion thereof) in any manner that complies with this Section 4.08 and only be required to include the amount and type of such Indebtedness in one of such clauses;

(ii)           Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be included;

(iii)          Indebtedness permitted by this Section 4.08 need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this Section 4.08 permitting such Indebtedness;

(iv)          the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with GAAP; and

(v)           Non-Recourse Indebtedness incurred by a Subsidiary of the Issuer which is not an Obligor shall not be deemed Indebtedness of any Obligor even if such Indebtedness is included in any consolidated balance sheet of such Obligor under GAAP.

(c)           Accrual of interest, accrual of dividends, the accretion of value, the payment of interest in the form of additional Indebtedness and the payment of dividends in the form of additional shares of Capital Stock (other than Disqualified Stock) will not be deemed to be an Incurrence of Indebtedness for purposes of this Section 4.08.  The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value of the Indebtedness in the case of any Indebtedness issued with original issue discount and (ii) the principal amount or liquidation preference thereof, together with any interest thereon that is more than 30 days past due in the case of any other Indebtedness.

(d)           If at any time a Subsidiary which is not a Guarantor becomes a Guarantor, any Indebtedness of such Subsidiary shall be deemed to be Incurred by the Guarantor as of such date (and, if such Indebtedness is not permitted to be Incurred as of such date under this Section 4.08, the Issuer shall be in Default of this Section 4.08).

SECTION 4.09.          Limitation on Restricted Payments.  (a) The Issuer shall not, and shall not permit any of the other Obligors, directly or indirectly, to:

(i)            declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Issuer or any of the other Obligors) except:

(A)           dividends or distributions payable in Capital Stock of the Issuer (other than Disqualified Stock) or in options, warrants or other rights to purchase such Capital Stock (other than Disqualified Stock); and

(B)           dividends or distributions payable to the Issuer or a Guarantor;

(ii)           purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Issuer or any direct or indirect parent of the Issuer held by Persons other than the Issuer or a Guarantor (other than in exchange for Capital Stock of the Issuer (other than Disqualified Stock)); or

(iii)          purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations or Guarantor Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated Obligations or Guarantor Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligations, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition).

(any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisitions or retirement referred to in clauses (i) through (iii) shall be referred to herein as a “Restricted Payment”).

(b)           The provisions of Section 4.09(a) will not prohibit:

(i)            repurchases of Capital Stock deemed to occur upon the exercise of stock options, warrants or convertible securities if such Capital Stock represents the portion of the exercise price thereof and cash payments in lieu of the issuance of fractional shares in connection with the exercise of options, warrants or convertible securities, and such repurchases will be excluded from subsequent calculations of the amount of Restricted Payments;

(ii)           the purchase by the Issuer of fractional shares of Capital Stock arising out of stock dividends, splits or combinations or business combinations, and the amount of such purchase will be excluded in subsequent calculations of the amount of Restricted Payments; and

(iii)          so long as no Event of Default has occurred and is continuing, Restricted Payments in an amount not to exceed $5,000,000 for all such Restricted Payments in the aggregate; provided that the amount of such Restricted Payments will be included in subsequent calculations of the amount of Restricted Payments.

(c)           The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of such Restricted Payment of the asset(s) or securities proposed to be paid, transferred or issued by the Issuer or such Guarantor, as the case may be, pursuant to such Restricted Payment.  The fair market value of any cash Restricted Payment shall be its face amount and any non-cash Restricted Payment shall be determined conclusively by the Board of Directors acting in good faith by resolution.

SECTION 4.10.          Limitation on Liens.  As long as any Notes are Outstanding, the Issuer shall not, and shall not permit any other Obligor, directly or indirectly, to, create, Incur or suffer to exist any Lien (other than Permitted Liens) upon any of its property or assets (including Capital Stock), whether owned on the Issue Date or acquired after that date.

SECTION 4.11.          Limitation on Restriction on Distributions from Obligors.  The Issuer shall not, and shall not permit any other Obligor, directly or indirectly, to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Obligor other than the Issuer to:

(1) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to the Issuer or any Guarantor;

(2) make any loans or advances to the Issuer or any Guarantor; or

(3) transfer any of its property or assets to the Issuer or any Guarantor.

The preceding provisions will not prohibit:

(i)            any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date and any amendment, restatement or replacement thereof, so long as the restrictions contained in such amendments, restatements or replacements are not materially more restrictive, taken as a whole, than those contained in the agreements in effect on the Issue Date;

(ii)           any encumbrance or restriction with respect to such Obligor pursuant to an agreement relating to any Capital Stock or Indebtedness Incurred by such Obligor on or before the date on which such Obligor was acquired by the Issuer or a Guarantor (other than Capital Stock or Indebtedness Incurred as consideration in, or to provide all or any portion of the funds utilized to consummate, the transaction or series of related transactions pursuant to which such Obligor became an Obligor or was acquired by the Issuer or in contemplation of the transaction) and outstanding on such date, provided that any such encumbrance or restriction shall not extend to any assets or property of the Issuer or any other Obligor other than the assets and property so acquired and that, in the case of Indebtedness, was permitted to be Incurred pursuant to this Indenture;

(iii)          in the case of clause (3) of the first paragraph of this Section 4.11, any encumbrance or restriction: (x) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or the assignment or transfer of any such lease, license or other contract; (y) contained in mortgages, pledges or other security agreements permitted under this Indenture securing Indebtedness of the Issuer or other Obligor to the extent such encumbrances or restrictions restrict the transfer of the property subject to such mortgages, pledges or other security agreements; or (z) pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Issuer or any other Obligor;

(iv)          purchase money obligations for property acquired in the ordinary course of business that impose encumbrances or restrictions of the nature described in clause (3) of the first paragraph of this Section 4.11 on the property so acquired;

(v)           any restriction with respect to an Obligor (or any of its property or assets) imposed pursuant to an agreement entered into for the direct or indirect sale or disposition of all or substantially all the Capital Stock or assets of such Obligor (or the property or assets that are subject to such restriction) pending the closing of such sale or disposition;

(vi)          encumbrances or restrictions arising or existing by reason of applicable law or any applicable rule, regulation or order;

(vii)         Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(viii)        Liens and agreements related thereto that were permitted to be Incurred under Section 4.10 that limit the right of the debtor to dispose of the assets subject to such Liens;

(ix)          customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business;

(x)           net worth provisions in leases and other agreements entered into in the ordinary course of business; and

(xi)          customary provisions restricting the transfer of copyrighted or patented materials consistent with industry practice.

SECTION 4.12.          Limitation on Asset Dispositions.  The Issuer shall not, and shall not permit any of the other Obligors, directly or indirectly, to, make any Asset Disposition unless either (i) the Issuer or other Obligor, as the case may be, received consideration at the time of such Asset Disposition at least equal to 90% of the fair market value or (ii) both the book value of the assets which are the subject of the Asset Disposition and the consideration received at the time of such Asset Disposition are less than $7.5 million or (iii) the Finance Committee shall have given its advance approval to such Asset Disposition.

SECTION 4.13.          Limitation on Affiliate Transactions.  (a) The Issuer shall not, and shall not permit any of the other Obligors, directly or indirectly, to, enter into or conduct any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Issuer (an “Affiliate Transaction”) unless:

(i)            the terms of such Affiliate Transaction are not materially less favorable to the Issuer or such Guarantor, as the case may be, than those that could be obtained in a comparable transaction at the time of such transaction in arm’s-length dealings with a Person who is not such an Affiliate;

(ii)           in the event such Affiliate Transaction involves an aggregate consideration in excess of $2,000,000, the terms of such transaction have been approved by a majority of the members of the Board of Directors of the Issuer and by a majority of the members of such Board having no personal stake in such transaction, if any (and such majority or majorities, as the case may be, determines that such Affiliate Transaction satisfies the criteria in clause (i) above); and

(iii)          in the event such Affiliate Transaction involves an aggregate consideration in excess of $10,000,000, the Issuer has received a written opinion from an independent investment banking firm of nationally recognized standing that the terms of such Affiliate Transaction are not materially less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate.

(b)           The provisions of Section 4.13(a) will not apply to:

(i)            any Restricted Payment permitted to be made pursuant to Section 4.09;

(ii)           any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans and other reasonable fees, compensation, benefits and indemnities paid or entered into by the Issuer or the Guarantors in the ordinary course of business to or with officers, directors or employees of the Issuer and the Guarantors;

(iii)          loans or advances to employees, officers or directors of the Issuer or any Guarantor of the Issuer in the ordinary course of business not to exceed $1,000,000 in the aggregate outstanding at any one time with respect to all loans or advances made since the Issue Date (without giving effect to the forgiveness of any such loan);

(iv)          reasonable and customary payments and advances to employees, officers or directors of the Issuer or any other Obligor, after the Issue Date in the ordinary course of business in connection with such entity’s indemnity of such employee, officer or director;

(v)           any transaction between any Obligor and any of its Subsidiaries entered into in the ordinary course of business and not otherwise in violation of any of the provisions of this Indenture;

(vi)          compensation, benefits (including retirement, health, stock option and other benefit plan) and indemnification arrangements for the benefit of any officer, director or employee of any of the Obligors or their Subsidiaries, provided that the approval of Finance Committee shall be required for any compensation, benefits or indemnification arrangements payable to or for the benefit of any executive officer; and

(vii)         the performance of obligations of the Issuer or any of the Guarantors under the terms of any agreement to which the Issuer or any of Guarantors is a party on the Issue Date and disclosed in the Bankruptcy Case, as these agreements may be amended, modified, supplemented, extended or renewed from time to time; provided, however, that any future amendment, modification, supplement, extension or renewal entered into after the Issue Date will only be permitted to the extent that its terms are not materially more disadvantageous to the Holders of the Notes than the terms of the agreements in effect on the Issue Date.

SECTION 4.14.          Impairment of Security Interest.  Subject to the rights of the holders of Permitted Liens, the Issuer will not, and will not permit any of the Guarantors, directly or indirectly, to, take or knowingly or negligently omit to take, any action that would or could reasonably be expected to have the result of materially impairing the security interest of the Collateral Agent with respect to the Collateral, subject to the exceptions contained in the Security Documents or this Indenture.

SECTION 4.15.          Permitted Business.

 (a)           For so long as any of the Notes are Outstanding, the Issuer shall not, and shall cause its Subsidiaries not to, engage in any business other than (i) the management, maintenance and disposition, including through Loan Transactions, of Loan Assets owned by them as of the Issue Date or thereafter acquired in substitution or consideration for such Loan Assets; (ii) the business of managing, maintaining and disposing of Investments other than Loan Assets owned by them as of the Issue Date or thereafter acquired in substitution or consideration for such Investments in compliance with the terms of this Indenture, (iii) the performance of obligations under contracts in effect on the Issue Date, as such contracts may be amended or modified in the ordinary course of business (including without limitation the performance of fund management services for various LIHTC funds and the performance of loan agent and servicing services); (iv) the business activity permitted under Section 4.16(c); (v) the business of Capmark Bank; (vi) the performance of support services related to the foregoing, (vii) the performance of any activities or services related to the Bankruptcy Case and the Issuer’s plan of reorganization and (viii) any business reasonably related, ancillary or incidental thereto (a “Related Business”); provided that the Issuer or any of its Subsidiaries may engage in a business other than a Related Business with the advance approval of the Board of Directors of the Issuer, as evidenced by written resolution, so long as the substantial majority of the business of the Issuer and it Subsidiaries continues to be a Related Business.  For purposes of this Section 4.15(a), any references to Obligors in the definitions of “Loan Asset” and “Loan Restructuring” shall be understood to refer to the Issuer and any of its Subsidiaries.

(b)           Without limiting the foregoing, Excluded Domestic Subsidiaries shall (i) engage in no business, except the business on which they are engaged on the Issue Date and any activities reasonably related, ancillary or incidental thereto and (ii) not hold any cash or Cash Equivalents other than (x) such amounts necessary to fund operations and working capital needs in the ordinary course of business or otherwise required pursuant to the terms of its organizational documents or Contractual Obligations and (y) Restricted Cash. At such time as an Excluded Domestic Subsidiary shall wind up its business, unless the Capital Stock of such Excluded Domestic Subsidiary shall have been earlier disposed of, directly or indirectly, by an Obligor, and except to the extent prohibited from doing so by law or Contractual Obligation, such Excluded Domestic Subsidiary shall as promptly as practicable transfer or distribute its remaining cash or other assets to the Issuer or other Obligor.

(c)           The Issuer and the other Obligors shall only enter into and consummate Loan Transactions and sell, dispose, lease or otherwise deal with REO Property in accordance with such guidelines as shall be approved by the Finance Committee.

SECTION 4.16.          Limitation on Investments.

(a)           The Issuer shall not, and shall not permit any of the other Obligors, directly or indirectly, to make any Restricted Investment.

(b)           The provisions of Section 4.16(a) will not prohibit:

(i)         any Investment permitted pursuant to Section 4.09(b);

(ii)        so long as no default has occurred and is continuing,

(x) additional Investments relating to Loan Assets and other Investments existing on the Issue Date (but excluding, for the avoidance of doubt, REO Property Investments) (whether in the form of additional loans or commitments or otherwise) in an amount not to exceed $25 million less the aggregate amount of Investments made pursuant to the following sub-clause (y) and

(y) other Investments in an amount not to exceed $10 million, so long as with regards to each such Investment,

(A)           the Issuer or other Obligor has in good faith determined, and has notified the Finance Committee of its determination, that such Investment is likely to achieve an internal rate of return of at least 15%,

(B)           the Finance Committee has given its prior approval to such Investment,

(C)           so long as such Investment is outstanding, the Issuer shall pay to the Noteholders an amount equal to a nominal return on such Investment outstanding at a rate of 15% per annum, provided that (I) such return shall be payable at the same times, and applied in the same manner, provided for payment of the REO Property Investment Advance Return pursuant to Section 4.16(c)(vii), (II) the payment of such return shall be deemed an Operating Expense for purposes of calculating Excess Cash Flow, and (III) the outstanding amount of any Investment, solely for purposes of calculating the nominal return payable under this clause (C), shall equal the initial amount of such Investment plus all amounts paid as a nominal return on such Investment as set forth in this clause (C) less all Unrestricted Cash realized by any Obligor from such Investment and included in the definition of Excess Cash Flow (after taking account of clause (b) thereof); and

(iii)          any Investment permitted pursuant to Section 4.16(c).

(c)           REO Property Investments.  Anything to the contrary in this Indenture notwithstanding, the Obligors shall be permitted to transfer funds to the REO Property Reserve Account or make Investments in REO Unrestricted Subsidiaries to the extent, and subject to the terms and limitations, provided in this Section 4.16(c).

(i)           The following terms have the meanings assigned below:

“Basic Reserve Amount” means an amount at any time equal to (x) Excess Cash Flow during the Fiscal Quarter beginning on the Issue Date up to a maximum amount of $25,000,000 plus, for each subsequent Fiscal Quarter (y) the lesser of (1) 20% of the amount of Excess Cash Flow for such Fiscal Quarter and (2) $25,000,000; provided that the Basic Reserve Amount shall not exceed $50,000,000.  A contribution to the Basic Reserve Amount for any Fiscal Quarter shall be effective as of the first day of the next following Fiscal Quarter, provided that prior to the completion of any Fiscal Quarter, the Basic Reserve Amount may be determined based on the Issuer’s good faith estimate, as approved by the Finance Committee and evidenced by an Officer’s Certificate provided to the Trustee, of estimated Excess Cash Flow for such initial Fiscal Quarter. If, upon the Issuer’s completion of the calculation of Excess Cash Flow for any Fiscal Quarter, the actual Basic Reserve Amount is less than the estimated Basic Reserve Amount provided to the Trustee, the Issuer shall promptly notify the Trustee in writing and, within 10 Business Days of such notice, repay or unwind any Investments made as a result of such estimated Basic Reserve Amount.

“Basic Reserve Amount Balance” means, at any time, the Basic Reserve Amount at such time less the sum of (x) all credits taken against the Basic Reserve Amount to fund the REO Property Release Price for any REO Property Investment prior to such time and (y) all Basic Reserve Cash Amounts transferred to the REO Property Cash Reserve Account prior to such time.

“Basic Reserve Cash Amount” cash transferred and deposited by the Issuer to the REO Property Reserve Account, at any time or from time to time, in each case in an amount not to exceed the Basic Reserve Amount Balance at the time of any such transfer.

“Excess REO Property Investment Proceeds” has the meaning assigned in Section 4.16(c)(vi)(B).

“Excess REO Property Investment Proceeds Distribution” has the meaning assigned in Section 4.16(c)(vi)(B).

“Excess Third-Party Financing Proceeds” means Third-Party Financing proceeds to the extent not used or intended for use to fund any portion of the REO Property Release Price for any REO Property Investment or as REO Property Investment Working Capital.

“Minimum Amount” means an amount of REO Property Distributable Proceeds equal to $1,000,000.

“Net Book Value” means with respect to any REO Property, the book value of such REO Property reflected on the books and records of the Issuer, any other Obligor or any REO Subsidiary, as applicable.

“Net REO Capital Proceeds” means (i) the proceeds of any Indebtedness for money borrowed, net of costs, fees and expenses incurred in connection therewith, Incurred by any REO Unrestricted Subsidiary, except to the extent such Indebtedness constitutes Third-Party Financing or Refinancing Indebtedness, (ii) the proceeds of any sale or other disposition of an REO Property Investment, net of costs, fees and expenses incurred in connection therewith, (iii) the proceeds of any purchase money indebtedness, whether for principal, premium or interest, received in consideration of the sale or other disposition of an REO Property Investment, (iv) insurance proceeds received in respect of the total loss or near total loss of an REO Property Investment, net of costs, fees and expenses incurred in connection therewith, and (v) any proceeds received in respect of the appropriation of an REO Property Investment, whether by eminent domain or otherwise, net of costs, fees and expenses incurred in connection therewith.

“Net REO Property Cash Flow” means REO Property Cash Flow that is not used or intended for use as REO Property Investment Working Capital or for payment of the REO Property Investment Advance Return.

“REO Property Cash Flow” means the aggregate operating cash flow of all REO Unrestricted Subsidiaries, whether from rental or leasing revenues, insurance proceeds (other than insurance proceeds constituting Net REO Capital Proceeds), litigation recoveries or otherwise, but not including Net REO Capital Proceeds.

“REO Property Distributable Proceeds” means REO Property Release Price Cash, REO Property Investment Proceeds, Supplemental Reserve Cash Amount Distributions and Excess REO Property Investment Proceeds Distributions.

“REO Property Investment” means the investment by any REO Unrestricted Subsidiary in an REO Property, pursuant to which such REO Unrestricted Subsidiary, directly or indirectly, may finance, refinance, participate in the form of a joint venture or otherwise, improve, expand, repair, renovate, recondition, market and sell such REO Property with a view to enhancing its value and effecting its profitable disposition, subject to the terms of this Section 4.16(c), and shall also refer to such REO Property, as the context requires.

“REO Property Investment Advance” means, at any time, the difference at such time (but not less than zero) between (x) the sum of (I) the amount of the REO Property Release Price funded with a credit against the Basic Reserve Amount for all REO Property Investments in the aggregate, plus (II) all Basic Reserve Cash Amounts, in the aggregate, plus (III) all Supplemental Reserve Cash Amounts, in the aggregate, less (y) the sum of all distributions to Noteholders made prior to such time of (I) REO Property Investment Proceeds and (II) Supplemental Reserve Cash Amount Distributions.

“REO Property Investment Advance Return” has the meaning assigned in Section 4.16(c)(vii)(A).

“REO Property Investment Proceeds” means, with respect to any REO Property Investment, Excess Third-Party Financing Proceeds, Net REO Property Cash Flow and Net REO Property Capital Proceeds, to the extent consisting of cash, received in respect of such REO Property Investment.

“REO Property Investment Working Capital” means funds utilized or to be utilized for the operation, maintenance, improvement, expansion, repair, renovation or reconditioning of any REO Property Investment, including funds utilized or to be utilized to maintain, preserve and protect the value of such REO Property Investment and for the payment of any taxes, legal, accounting and other professional fees, insurance premiums and permitting and other regulatory expenses of the applicable REO Unrestricted Subsidiary.

“REO Property Reserve Account” means an Issuer Account established and maintained for the deposit of Basic Reserve Cash Amounts, Supplemental Reserve Cash Amounts, REO Property Distributable Proceeds and other amounts, if any, as provided in this Section 4.16(c).

“REO Property Release Price” means 80% of the Net Book Value of the applicable REO Property, less any senior mortgage debt on the applicable REO Property that is outstanding on the Issue Date.

“REO Property Release Price Cash” has the meaning assigned in Section 4.16(c)(iii)(D).

“REO Property Reserve Ledger” means a ledger maintained by the Issuer for the purpose of recording the changes in, and the amount outstanding from time to time of, the REO Property Investment Advance.

“Supplemental Reserve Cash Amount” means an amount in cash transferred and deposited by any Obligor to the REO Property Reserve Account or during any Fiscal Quarter in which there has occurred, as of the first day of such Fiscal Quarter, a reduction in the Working Capital Reserve Amount, in an amount not to exceed the excess, if any, of the aggregate cash balance of the Working Capital Accounts as of the date of the reduction, over the Working Capital Reserve Amount in effect following such reduction; provided that such transfer is made with the approval of the Finance Committee and no Event of Default at the time of such transfer has occurred and is continuing; and provided further that all Supplemental Reserve Cash Amounts in the aggregate shall not exceed $50,000,000.

“Supplemental Reserve Cash Amount Distribution” means a distribution to Noteholders from the REO Property Reserve Account of Supplemental Reserve Cash Amounts (or any portion thereof) previously deposited thereto, as provided in Section 4.16(c)(vi)(D).

“Third-Party Financing” means cash financing, whether in the form of money borrowed by, or an equity investment in, an REO Unrestricted Subsidiary, received from any Person other than an Obligor for the purpose of (i) financing the REO Property Release Price of such REO Unrestricted Subsidiary’s REO Property, (ii) providing REO Property Investment Working Capital therefor, net of any fees, costs and expenses incurred in connection with such financing or (iii) funding the payment of the REO Property Investment Advance Return, provided in each case that any Third-Party Financing shall be approved in advance by the Finance Committee.

(ii)           REO Property Reserve.  If authorized by the Finance Committee, the Issuer may establish the REO Property Reserve Account.

(iii)          Release of REO Property for Investment.  Provided that at the time no Event of Default has occurred and is continuing, the Issuer or any other Obligor may designate any REO Restricted Subsidiary as an REO Unrestricted Subsidiary and such REO Unrestricted Subsidiary may make REO Property Investments, subject to the following terms and conditions:

(A)           The Issuer or the other Obligor has in good faith determined, and has notified the Finance Committee of its determination, that the REO Property Investment is likely to achieve an internal rate of return of at least 15%;

(B)           The Finance Committee has given its prior approval to the REO Property Investment and to the designation of the REO Restricted Subsidiary as an REO Unrestricted Subsidiary and to the application of the Basic Reserve Amount or of funds in the REO Property Reserve Account for such purposes;

(C)          The REO Property Release Price may only be paid by means of any one or more of the following:

(1)        a non-cash credit against the Basic Reserve Amount, not to exceed the amount of such Basic Reserve Amount Balance at the time outstanding (after reduction for any amounts drawn against deposits of Basic Reserve Cash Amounts pursuant to the following clause (2));

(2)        a cash draw from the REO Property Reserve Account against deposits of Basic Reserve Cash Amounts and/or Supplemental Reserve Cash Amounts;

(3)        Third-Party Financing; or

(4)        Excess REO Property Investment Proceeds.

(D)           If the REO Property Release Price is paid, in whole or in part, in cash, such cash (“REO Property Release Price Cash”) is distributed to the Holders of the Notes in the manner provided in Section 4.16(c)(vi)(D).

(iv)          Application of Supplemental Reserve Cash Amounts.  At the election of the Issuer, Supplemental Reserve Cash Amounts may be used:

(A)        for payment of the REO Property Release Price, as provided in Section 4.16(c)(iii)(C);

(B)         for REO Property Investment Working Capital, as provided in Section 4.16(c)(v)(C); or

(C)         for distribution to the Noteholders as Supplemental Reserve Cash Amount Distributions, as provided in Section 4.16(c)(vi)(D).

(v)           REO Property Investment Working Capital.  The REO Property Investment Working Capital shall only be funded from any of:

(A)         the proceeds of Third-Party Financing;

(B)         REO Property Cash Flow;

(C)           with the prior approval of the Finance Committee and provided that at the time no Event of Default shall have occurred and be continuing, cash draws from the REO Property Reserve Account against deposits of Basic Reserve Cash Amounts and Supplemental Reserve Cash Amounts; and

(D)          Excess REO Property Investment Proceeds.

(vi)           Application of REO Property Distributable Proceeds.

(A)           All REO Property Distributable Proceeds shall be deposited as soon as practicable following receipt or designation thereof to the REO Property Reserve Account.

(B)           If at any time the Issuer determines that the REO Property Investment Advance has at the time been reduced to zero, the Issuer shall provide the Trustee and the Calculation Agent with a calculation supporting such determination in reasonable detail and an Officer’s Certificate signed by the Issuer’s president, chief financial officer, chief operating officer or chief accounting officer (which shall state that such determination has been reviewed by the Finance Committee).  From and after such time, any proceeds received that would otherwise be deemed REO Property Investment Proceeds shall be instead be deemed “Excess REO Property Investment Proceeds.”  If at any time thereafter the REO Property Investment Advance shall be greater than zero, the Issuer shall promptly inform the Trustee and the Calculation Agent in writing, and from and after such time all proceeds satisfying the definition of REO Property Investment Proceeds shall once again be treated as REO Property Investment Proceeds, unless and until the conditions for the treatment of such proceeds as Excess REO Property Investment Proceeds shall once again be satisfied.

Excess REO Property Investment Proceeds shall not be required to be deposited in the REO Property Reserve Account and shall not be required to be distributed to Noteholders.  Instead, any such Excess REO Property Investment Proceeds shall be held in an Issuer Account separate from the REO Property Reserve Account, and may be used (I) with the approval of the Finance Committee, to make REO Property Investments or for REO Property Investment Working Capital as provided in Section 4.16(c)(v)(D), provided that the proceeds of such REO Property Investments shall be deemed REO Property Investment Proceeds, to the same extent as provided in this Section 4.16(c) for any other REO Property Investment, (II) if the Issuer so elects in its sole discretion, for distribution to Noteholders in the manner provided in Section 4.16(c)(vi)(D) (an “Excess REO Property Investment Proceeds Distribution”), or (III) for distribution to the Noteholders as the REO Property Investment Advance Return.

(C)           The Issuer shall pay, or caused to be paid, to the Paying Agent, for the distribution to the Noteholders in accordance with the priority of Section 4.16(c)(vi)(D), on each Payment Date, all REO Property Distributable Proceeds received or designated and undistributed as of the last day of the Fiscal Quarter immediately preceding such Payment Date, provided that the amount of such REO Property Distributable Proceeds shall be at least equal to the Minimum Amount.  In the event that the received or designated but undistributed REO Property Distributable Proceeds as of the last day of any Fiscal Quarter shall be less than the Minimum Amount, such REO Property Distributable Proceeds may, at the election of the Issuer, continue to be held in the REO Property Reserve Account and shall be distributed at such time as the received or designated but undistributed REO Property Distributable Proceeds as of the end of any Fiscal Quarter shall exceed the Minimum Amount; provided that all remaining received or designated but undistributed REO Property Distributable Proceeds shall be distributed on the Final Maturity Date of the B Notes.

No later than 12:00 noon (New York City time) on the fifth Business Day prior to each Payment Date, the Issuer shall provide to the Trustee, the Calculation Agent and the Paying Agent a written determination of the REO Property Distributable Proceeds required to be distributed on such Payment Date, including a calculation thereof in reasonable detail.  No later than 12:00 noon (New York City time) on the Business Day prior to each Payment Date, the Issuer shall transfer, or cause to be transferred, from the REO Property Reserve Account and deposit, or cause to be deposited, to the Distribution Account, cash in the amount of the REO Property Distributable Proceeds required to be distributed on such Payment Date.

Not later than the second Business Day prior to each Payment Date, the Issuer shall disclose on a publicly accessible website maintained for such purpose and shall send to each Noteholder notice of the amount of the REO Property Distributable Proceeds that will be payable on such Payment Date, the amount payable on such Payment Date in respect of the Notes of each series, per $1.00 Outstanding Principal Balance thereof and the respective portions of such amount which will be paid (in accordance with Section 4.16(c)(vi)(D)) in respect of each of interest, principal, premium, if any, and any other amounts owing in respect of the Notes of each series, as applicable.

(D)          On each Payment Date, the Paying Agent shall make the following distributions of the REO Property Distributable Proceeds to be distributed on such Payment Date, in the following order of priority, from the Distribution Account:

(1)           If on the third Business Day immediately preceding such Payment Date no Event of Default shall have occurred and be continuing:

(I)           First, to the Holders of the A Notes, pro rata in proportion to the Outstanding Principal Balance of each of them, as a redemption payment, until the principal thereof, and any premium thereon, shall have been paid in full; and

(II)          Second, to the Holders of the B Notes, pro rata in proportion to the Outstanding Principal Balance of each of them, as a redemption payment, until the principal thereof, and any premium thereon, shall have been paid in full.

(2)           If on the third Business Day immediately preceding such Payment Date an Event of Default shall have occurred and be continuing:

(I)           First, to the Holders of the A Notes, pro rata in proportion to the Outstanding Principal Balance of each of them until the principal and premium, if any, accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to an Obligor whether or not a claim for post-filing interest is allowed in such proceeding) and any other amounts owing in respect of the A Notes shall have been paid in full, it being understood that that moneys shall be applied first to accrued and unpaid interest and second to the payment of principal, premium if any, and any other amounts owing in respect of the A Notes; and

(II)          Second, to the Holders of the B Notes, pro rata in proportion to the Outstanding Principal Balance of each of them until the principal and premium, if any, accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to an Obligor whether or not a claim for post-filing interest is allowed in such proceeding) and any other amounts owing in respect of the B Notes shall have been paid in full, it being understood that that moneys shall be applied first to accrued and unpaid interest and second to the payment of principal, premium if any, and any other amounts owing in respect of the B Notes.

(E)           Distributions pursuant to Section 3.06 shall be deemed to occur prior to any distributions pursuant to this Section 4.16(c)(vi) occurring on the same Payment Date.

(F)           At such time as all amounts owing under any of the Notes, including for interest, principal or premium, if any, shall have been paid in full, any remaining REO Property Distributable Proceeds in the possession, custody or control of the Trustee or Paying Agent shall be turned over turned over by the Paying Agent or the Trustee, as the case may be, to the Issuer.

(vii)             Payments to Noteholders of the REO Property Investment Advance Return.

 (A)           In addition to any interest or other amounts payable with respect to the Notes, the Issuer shall pay to the Noteholders an amount equal to a nominal return on the REO Property Investment Advance from time to time outstanding at the rate of 15% per annum (“REO Property Investment Advance Return”), in the manner provided in this Section 4.16(c)(vii).

 (B)           The REO Property Investment Advance Return shall be payable quarterly on each Payment Date to the Holders of record on the next preceding Record Date, in an amount equal to the REO Property Investment Advance Return accrued to and including the last day of the Fiscal Quarter next preceding such Payment Date from but not including the last day of second preceding Fiscal Quarter or, if earlier, the last day of the Fiscal Quarter to which the REO Property Investment Advance Return has been paid, or if the REO Investment Property Investment Advance Return was not previously paid, from and including the Issue Date.

 No later than 12:00 noon (New York City time) on the fifth Business Day prior to each Payment Date, the Issuer shall provide to the Trustee, the Calculation Agent and the Paying Agent with a determination of the REO Property Investment Advance Return required to be paid on such Payment Date, including a calculation thereof.  No later than 12:00 noon (New York City time) on the Business Day prior to each Payment Date, the Issuer shall transfer, or cause to be transferred, from the REO Property Reserve Account and deposit, or cause to be deposited, to the Distribution Account cash in the amount of the REO Property Investment Advance Return required to be distributed on such Payment Date.

 Not later than the third Business Day prior to each Payment Date, the Issuer shall disclose on a publicly accessible website maintained for such purpose and shall send to each holder of a Note notice of the amount of the REO Property Investment Advance Return that will be payable on such Payment Date and the amount payable on such Payment Date in respect of the Notes of each series, per $1.00 Outstanding Principal Balance thereof.

 (C)           The REO Property Investment Advance Return payable on any Payment Date shall be applied in the following order of priority:

(1)          If the REO Property Investment Advance outstanding as of the last day of the immediately preceding Fiscal Quarter is $50,000,000 or less:

(I)           First, to the Holders of the A Notes, pro rata in proportion to the Outstanding Principal Balance of each of them, up to an amount equal to 1% of the Outstanding Principal Balance of the A Notes in the aggregate on the last day of the next preceding Fiscal Quarter;

(II)          Second, to the Holders of the B Notes, pro rata in proportion to the Outstanding Principal Balance of each of them, up to an amount equal to 3% of the Outstanding Principal Balance of the B Notes in the aggregate on the last day of the next preceding Fiscal Quarter; and

(III)         Third, to the Holders of the B Notes, pro rata in proportion to the Outstanding Principal Balance of each of them, as a redemption of principal until the B Notes shall have been paid in full.

(2)           If the REO Property Investment Advance outstanding as of the last day of the immediately preceding Fiscal Quarter is greater than $50,000,000 but not greater than $75,000,000:

(I)           First, to the Holders of the A Notes, pro rata in proportion to the Outstanding Principal Balance of each of them, up to an amount equal to 1.5% of the Outstanding Principal Balance of the A Notes in the aggregate on the last day of the next preceding Fiscal Quarter;

(II)          Second, to the Holders of the B Notes, pro rata in proportion to the Outstanding Principal Balance of each of them, up to an amount equal to 4.5% of the Outstanding Principal Balance of the B Notes in the aggregate on the last day of the next preceding Fiscal Quarter; and

(III)         Third, to the Holders of the B Notes, pro rata in proportion to the Outstanding Principal Balance of each of them, as a redemption of principal, until the B Notes shall have been paid in full.

(3)           If the REO Property Investment Advance outstanding as of the last day of the immediately preceding Fiscal Quarter is greater than $75,000,000 and up to $100,000,000:

(I)           First, to the Holders of the A Notes, pro rata in proportion to the Outstanding Principal Balance of each of them, up to an amount equal to 2% of the Outstanding Principal Balance of the A Notes in the aggregate on the last day of the next preceding Fiscal Quarter;

(II)          Second, to the Holders of the B Notes, pro rata in proportion to the Outstanding Principal Balance of each of them, up to an amount equal to 6% of the Outstanding Principal Balance of the B Notes in the aggregate on the last day of the next preceding Fiscal Quarter; and

Third, to the Holders of the B Notes, pro rata in proportion to the Outstanding Principal Balance of each of them, as a redemption of principal, until the B Notes shall have been paid in full;

provided, however, that if an Event of Default shall have occurred and be continuing no payments hereunder shall be made in respect of the B Notes unless and until all principal and premium, if any, and accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to an Obligor whether or not a claim for post-filing interest is allowed in such proceeding) and any other amounts owing in respect of the A Notes shall have been paid in full, and any amounts otherwise payable in respect of the B Notes shall be paid in respect of the A Notes, pro rata in proportion to the Outstanding Principal Balance of each of the A Notes, and applied first to the payment of accrued but unpaid interest and thereafter to principal and premium if any, and any other amounts owing in respect of the A Notes.

(D)           To the extent permitted by law, the Issuer shall pay interest on any overdue REO Property Investment Advance Return at the same rate born by the Notes in respect of which such return is payable, and shall be payable to the Holders of record of such Notes in the manner set forth in Section 2.12 with respect to defaulted interest on the Notes.

(viii)        Miscellaneous.

 (A)           The Issuer shall at all times, on reasonable advance notice, make the REO Property Reserve Ledger and all other documentation of the Issuer, any other Obligor or any REO Unrestricted Subsidiary concerning any REO Property Investments or REO Unrestricted Subsidiaries available for inspection and copying by the Trustee and the Collateral Agent.

(B)           For the avoidance of doubt, neither the Basic Reserve Amount Balance nor any amount available to be designated as a Supplemental Reserve Cash Amount shall be increased by the amount of any distribution to Noteholders or for any reason other than as expressly provided in this Section 4.16(c), and any reduction in the Basic Reserve Amount Balance made in accordance with the terms thereof shall be permanent.

(C)           Under no circumstances shall the proceeds received from any Third-Party Financing be deemed to increase the amount of the REO Property Investment Advance.

(D)           The amount available to be drawn or credited against the Basic Reserve Amount or any Supplemental Reserve Cash Amount shall only be reduced as expressly provided in this Section 4.16(c).

(E)           All authorizations or approvals by the Finance Committee required pursuant to this Section 4.16 shall be in writing, and a copy of such authorization or approval shall be delivered to the Trustee by the Issuer as promptly as practicable after the effectiveness thereof.

(F)           The terms of any Indebtedness Incurred in connection with Third-Party Financing or otherwise Incurred by an REO Unrestricted Subsidiary shall provide that the Person or Persons providing such financing shall have recourse only against the Unrestricted REO Subsidiaries and their respective assets and not, for the avoidance of doubt, against any assets of the Issuer or any other Obligor or any REO Restricted Subsidiary.

(G)           For the avoidance of doubt, in no event shall the Issuer transfer or deposit, or permit any other Obligor, REO Restricted Subsidiary, Excluded Domestic Subsidiary or De Minimis Domestic Subsidiary to transfer or deposit, any funds into the REO Property Reserve Account or into any account of an REO Unrestricted Subsidiary other than through the transfer of a Basic Reserve Cash Amount or a Supplemental Reserve Cash Amount pursuant to the provisions of Section 4.16(c).

SECTION 4.17.          Payment of Taxes and Other Claims.  The Issuer will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges levied or imposed upon the Issuer or any Subsidiary or upon the income, profits or property of the Issuer or any Subsidiary and (ii) all lawful claims for labor, materials and supplies, which, if unpaid, might by law become a material liability or lien upon the property of the Issuer or any Guarantor, except for any Lien permitted to be incurred pursuant to the definition of “Permitted Liens”; provided, however, that the Issuer shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith and by appropriate proceedings and with respect to which appropriate reserves, if necessary (in the good faith judgment of management of the Issuer), are being maintained in accordance with GAAP or where the failure to pay or discharge the same would not have a material adverse effect on the ability of the Issuer or any Guarantor to perform its obligations under the Notes, the Notes Guarantees or this Indenture.

SECTION 4.18.          Further Instruments and Acts. Upon the reasonable request of the Trustee, the Issuer and each other Obligor will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture and the Related Documents.

SECTION 4.19.          REO Property.

(a)           Unless designated as an REO Unrestricted Subsidiary pursuant to Section 4.16(c), each REO Subsidiary shall be an REO Restricted Subsidiary.

(b)           All Capital Stock of each REO Restricted Subsidiary shall be held by an Obligor; provided that if the applicable REO Property is acquired upon foreclosure of a Loan Asset or as part of a Loan Transaction in which a third-party also has an interest, the proportionate interest of such Obligor in the Capital Stock of the REO Restricted Subsidiary shall be no less than the proportionate, direct or indirect interest of such Obligor in the applicable Loan Asset, it being understood that the Issuer or other Obligor shall not be required to comply with the provisions of this Section 4.19 in respect of a Loan Asset, or the REO Property acquired on foreclosure thereof or in a Loan Transaction, where the Issuer, directly or indirectly, shall not have less than a 50% interest in the applicable Loan Asset and any Subsidiary into which such Loan Asset or REO Property is transferred shall not be deemed an REO Subsidiary for any purpose of this Indenture.

(c)           Prior to transferring any REO Property to an REO Restricted Subsidiary, the applicable Obligor shall grant in favor of the Collateral Agent a first priority, fully perfected pledge of, and security interest in, the Capital Stock of such REO Restricted Subsidiary (subject to the terms of the Security Documents), and the applicable Obligor shall retain such security interest for so long as such Subsidiary remains a REO Restricted Subsidiary, or until release of such security interest in accordance with the provisions of Article 11 of this Indenture and the Security Documents.

(d)           If an REO Property is to be acquired on foreclosure of a Loan Asset, the Loan Asset may be transferred to a Subsidiary that is not an Obligor in anticipation of such foreclosure, if the following conditions are satisfied:

(i)            the Subsidiary to which such Loan Asset is transferred shall be deemed an REO Restricted Subsidiary for all purposes of this Indenture upon consummation of the transfer (until such time, if any, as such entity may be re-designated as an REO Unrestricted Subsidiary in accordance with Section 4.16(c)(iii)), and the provisions of Section 4.19(c) shall apply as if the Loan Asset were REO Property;

(ii)           the transfer shall occur no earlier than five Business Days before the intended date of foreclosure and, subject to the following clause (iii), no earlier than ten Business Days before the actual date of foreclosure; and

(iii)          if the foreclosure does not occur within ten Business Days following the transfer, the Loan Asset shall be re-transferred promptly to an Obligor, such that the Loan Asset will be subject to a first priority Lien in favor of the Collateral Agent under this Indenture and the Security Documents; provided that following such re-transfer, the Loan Asset may once again be transferred to an REO Restricted Subsidiary in accordance with the provisions of this Section 4.19(d).

(e)           An REO Restricted Subsidiary shall engage in no activity other than holding title to one or more REO Properties and other activities incidental to its ownership and operation thereof; provided (i) the REO Restricted Subsidiary at all times shall maintain usual and customary casualty and property insurance, (ii) the REO Restricted Subsidiary shall have no persons in its direct employ, and (iii) the REO Restricted Subsidiary shall not engage in any development activity other than for purposes of maintenance and repair of such REO Properties.

(f)           All cash or Cash Equivalents received, realized or held in respect of an REO Restricted Subsidiary or an REO Property owned by a REO Restricted Subsidiary, whether or not received, realized or held by an Obligor, shall be held in one or more Working Capital Accounts or accounts that are subject to a lien in favor of the Collateral Agent for the benefit of Noteholders; provided that REO Restricted Subsidiaries shall be able to retain cash and Cash Equivalents in accounts other than Working Capital Accounts so long as the aggregate amount of such cash and Cash Equivalents does not exceed $1,000,000 at any time.

(g)           All cash received, realized or held in respect of any REO Property held by a REO Restricted Subsidiary, whether from the operation of such REO Property, sale or otherwise, and irrespective of whether received, realized or held by an Obligor, shall be included in clause (a) of the definition of Excess Cash Flow, and any expenses incurred in respect of such REO Property that come within the definition of Operating Expenses, irrespective of whether incurred by an Obligor, shall be included therein.

(h)           The Issuer shall cause each Restricted REO Subsidiary to comply with Sections 4.07, 4.08, 4.10, 4.11, 4.12, 4.13, 4.16(a) and (b), 4.17 and 4.18 to the same extent as if such Restricted REO Subsidiary were an Obligor, in each case mutatis mutandis, except that no Restricted REO Subsidiary shall (i) incur any Indebtedness other than as provided in Section 4.08(iii), (v), (viii), or (ix), (ii) make any Investment except for the acquisition of REO Properties and Investments permitted under clauses (iii) or (xvii) of the definition of “Permitted Investment” or (iii) Incur any Lien, other than Permitted Liens described in clauses (ii), (iii), (iv), (v), (vi), (viii), (ix), (x), (xiii), (xv), (xx), (xxi), (xxiii) and (xxv) to the extent applicable to any of the foregoing.

ARTICLE 5
CONSOLIDATION, MERGER, SALE OR CONVEYANCE

SECTION 5.01.          Consolidation, Merger, Sale or Conveyance.  (a)  The Issuer may not consolidate with or merge into any other Person or convey, transfer or lease substantially all of its properties and assets in one or more related transactions to any Person unless:

(i)            the Person acquiring the assets of the Issuer in any such sale or other disposition or the Person formed by or surviving any such consolidation or merger is a corporation, limited liability company or limited partnership organized and existing under the laws of the United States or a state thereof (the Issuer or such Person, as the case may be, being herein called the “Successor Issuer”) and (if such Person is not the Issuer) expressly assumes pursuant to a supplemental indenture, in form reasonably satisfactory to the Trustee, all the obligations of the Issuer under the Notes and this Indenture; provided, that if such Person is not a corporation, a corporate co-issuer that is organized and existing under the laws of the United States or a state thereof shall be added to this Indenture by executing and delivering a supplemental indenture, in form reasonably satisfactory to the Trustee;

(ii)           immediately after giving effect to such transaction no Default or Event of Default shall have occurred and be continuing; and

(iii)          the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and such supplemental indenture (if any) comply with this Indenture.

The Successor Issuer (if other than the Issuer) shall succeed to, and be substituted for, the Issuer under this Indenture and the Notes, and the Issuer shall automatically be released and discharged from its obligations under this Indenture, the Notes and the Security Documents without any further action required by any party other than as expressly set forth in this Indenture.

Any sale or conveyance of assets of one or more Subsidiaries of the Issuer (other than to the Issuer or any Guarantor), which, if such assets were owned by the Issuer would constitute, either alone or together with the sale or conveyance of assets of the Issuer in any related transaction, all or substantially all of the consolidated assets of the Issuer and its Subsidiaries taken as a whole, shall be deemed to be the transfer of all or substantially all of the assets of the Issuer for purposes of the provisions of this Section 5.01.  After assuming the obligations of the Issuer, the Successor Issuer will have all the rights, powers and obligations of the Issuer under this Indenture and the Issuer shall be automatically released and discharged from its obligations under this Indenture, the Notes and the Security Documents.

(b)           Subject to Section 10.02(b), each Guarantor shall not, and the Issuer shall not permit any Guarantor to, consolidate or merge into, or convey, transfer or lease substantially all of its properties and assets, in one or more related transactions, to any Person (other than the Issuer or another Guarantor) unless:

(i)           the Person acquiring the assets of a Guarantor in any such sale or other disposition or the Person formed by or surviving any such consolidation or merger is a corporation, limited liability company or limited partnership organized and existing under the laws of the United States or a state thereof, (such Guarantor or such Person, as the case may be, being herein called the “Successor Guarantor”) and the Successor Guarantor (if other than the Guarantor) expressly assumes pursuant to a supplemental indenture, in form reasonably satisfactory to the Trustee, all the obligations of such Guarantor under such Guarantor’s Notes Guarantee and this Indenture;

(ii)          immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

(iii)         any Successor Guarantor (if other than such Guarantor) shall have delivered or caused to be delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and such supplemental indenture (if any) comply with this Indenture.

The Successor Guarantor shall succeed to, and be substituted for, such Guarantor under this Indenture and such Guarantor’s Notes Guarantee, and such Guarantor shall automatically be released and discharged from its obligations under this Indenture, such Guarantor’s guarantee and the Security Documents.  After assuming the obligations of such Guarantor, the Successor Guarantor will have all the rights, powers and obligations of the Guarantor under this Indenture and such Guarantor shall be automatically released and discharged from its obligations under this Indenture, its Notes Guarantee and the Security Documents without any further action required by any party other than as expressly set forth in this Indenture.

(c)           The following additional conditions shall apply to each transaction set forth in Sections 5.01(a) and 5.01(b):

(i)           the Issuer, the Guarantor or the relevant surviving entity, as applicable, shall cause such amendments or other instruments to be filed and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Lien of the Security Documents on the Collateral owned by or transferred to such Person, together with such financing statements as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement under the Uniform Commercial Code of the relevant states;

(ii)          the Collateral owned by or transferred to the Issuer, the Guarantor or the relevant surviving entity, as applicable, shall

(A)          continue to constitute Collateral under the Security Documents and this Indenture;

(B)           be subject to the Lien in favor of the Collateral Agent; and

(C)           not be subject to any Lien other than Liens permitted by the Security Documents and this Indenture;

(iii)         the assets of the Person which is merged or consolidated with or into the relevant surviving entity, shall be deemed after-acquired property for purposes of Section 11.03 and such surviving entity shall take such action as may be reasonably necessary to cause such assets to be made subject to the Lien of the Security Documents in the manner and to the extent required in the Security Documents and this Indenture; and

(iv)         the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such transaction and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of this Indenture and, with respect to the Officers’ Certificate only, that all conditions precedent in this Indenture relating to such transaction have been satisfied and, with respect to the Opinion of Counsel only, that such supplemental indenture and Security Documents are legal, valid, binding and enforceable, subject to customary qualifications.

(d)           Notwithstanding anything to the contrary in this Article 5, (i) the sale of the Bank Subsidiary shall not implicate the provisions of this Article 5 and (ii) a Guarantor may sell or otherwise dispose of all or substantially all of its assets to, or consolidate or merge with or into, another Person without complying with the provisions of this Section 5.01 so long as the Notes Guarantee of the Guarantor would be permitted to be released in connection with such transaction in accordance with the provisions of Section 10.02(b).

ARTICLE 6
DEFAULTS AND REMEDIES

SECTION 6.01.          Events of Default.  The following events shall constitute an “Event of Default” with respect to the Notes:

(a)           a default in the payment of the principal of or premium, if any, on any Note after any such principal or premium becomes due in accordance with the terms thereof, upon redemption or otherwise, other than any redemption of principal payable pursuant to Section 3.06 or Section 4.16(c)(vi)(D); default in the payment of any interest in respect of any Note if such default continues for 5 days after such interest becomes due in accordance with the terms thereof; default in the redemption of principal payable pursuant to Section 3.06 or Section 4.16(c)(vi)(D) if such default continues for 5 days after such redemption of principal is required to be made in accordance with the terms thereof; or default in the payment of any REO Property Investment Advance Return, if such default continues for 5 days after such REO Property Investment Advance Return becomes due in accordance with the terms thereof;

(b)          the failure by the Issuer, or any Guarantor, to observe or perform any other covenant or agreement contained in the Notes, the Notes Guarantees, this Indenture or the Security Documents and such failure continues for 30 days after notice, by registered or certified mail, to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Notes of the Controlling Series, specifying such failure and requiring such failure to be remedied and stating that such notice constitutes a notice of default under this Indenture (except in the case of a default with respect to payments when due of any amount set forth in Section 4.06, which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

(c)          the failure by the Issuer, or any of its Subsidiaries, to perform any term or provision of any evidence of Indebtedness of the Issuer or such Subsidiary, whether such Indebtedness now exists or shall hereafter be created, or any other condition shall occur, and as a result of the occurrence of which default or condition any Indebtedness of the Issuer or any Subsidiary in an amount in excess of $25,000,000 shall become or be declared to be due and payable, or the Issuer, or any of its Subsidiaries, shall be obligated to purchase any such Indebtedness of the Issuer or any of its Subsidiaries, in each case, prior to the date on which it would otherwise become due and payable, or any Indebtedness of the Issuer or any of its Subsidiaries in an amount in excess of $25,000,000 shall not be paid when due at its stated maturity, other than, for all of this clause (c), in the case of a Subsidiary that is not an Obligor or a REO Restricted Subsidiary, Indebtedness that is Non-Recourse Indebtedness;

(d)          a decree or order by a court having jurisdiction under any Bankruptcy Law shall have been entered adjudging the Issuer, any Significant Guarantor, any Significant REO Restricted Subsidiary or Capmark Bank as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization of or by the Issuer, any Significant Guarantor, any Significant REO Restricted Subsidiary or Capmark Bank and such decree or order shall have continued undischarged and unstayed for a period of 60 days; or a decree or order of a court having jurisdiction under any Bankruptcy Law for the appointment of a receiver or liquidator or for the liquidation or dissolution of the Issuer, any Significant Guarantor, any Significant REO Restricted Subsidiary or Capmark Bank, shall have been entered, and such decree or order shall have continued undischarged and unstayed for a period of 60 days;

(e)           the Issuer, any Guarantor, any Significant REO Restricted Subsidiary or Capmark Bank shall institute any proceeding under any Bankruptcy Law to be adjudicated as voluntarily bankrupt, or shall consent to the filing of a proceeding against it under any Bankruptcy Law, or shall file a petition or answer or consent seeking reorganization, or shall consent to the filing of any such petition, or shall consent to the appointment under any Bankruptcy Law of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of it or its property;

(f)           any Notes Guarantee shall cease to be in full force and effect (unless such Notes Guarantee has been released in accordance with this Indenture);

(g)           (1) default by the Issuer or any Guarantor in the performance of the Security Documents which adversely affects the enforceability, validity, perfection or priority of the Collateral Agent’s Lien on the Collateral in any material respect, (2) repudiation or disaffirmation by the Issuer or any Guarantor of its obligations under the Security Documents or (3) the determination in a judicial proceeding that the Security Documents are unenforceable or invalid against the Issuer or any Guarantor for any reason; or

(h)           the failure by the Issuer or any Subsidiary to pay one or more judgments of a court of competent jurisdiction that are at the time final and non-appealable aggregating in excess of $25,000,000 (net of any amounts that a reputable and creditworthy insurance company has acknowledged liability for in writing), which judgments are not paid, discharged or stayed for a period of 60 days, other than a judgment in respect of a Subsidiary that is not an Obligor or an REO Restricted Subsidiary which is non- recourse to the assets of any Obligors or any REO Restricted Subsidiary with assets in the aggregate of at least $25,000,000.

The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

The term “Bankruptcy Law” means Title 11, United States Code, or any similar Federal or state law for the relief of debtors.

SECTION 6.02.          Acceleration.  If an Event of Default specified in Section 6.01(d) or 6.01(e) occurs, the maturity of all Outstanding Notes shall automatically be accelerated and the principal amount of the Notes, together with accrued interest thereon, shall be immediately due and payable.

In the event any other Event of Default occurs and is continuing, either the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Notes of the Controlling Series may, by written notice to the Issuer (and to the Trustee if given by the Holders), declare the principal amount of the Notes, together with accrued interest thereon, immediately due and payable.  The right of the Holders to give such acceleration notice shall terminate if the event giving rise to such right shall have been cured before such right is exercised.  Any such declaration may be annulled and rescinded by written notice to the Issuer from the Trustee or the Holders of a majority in principal amount of the Outstanding Notes of the Controlling Series if all amounts then due with respect to the Notes are paid (other than amounts due solely because of such declaration) and all other Defaults with respect to the Notes are cured or waived.

“Controlling Series” means, for so long as the A Notes are Outstanding, the A Notes, and, after the A Notes cease to be Outstanding, the B Notes; provided that if one or more Defaults under Section 6.01(a) with respect to the B Notes shall have occurred and, individually or collectively, be continuing for a period of not less than 180 days, then “Controlling Series” shall mean the A Notes and the B Notes taken together and considered as a single series of Notes.

SECTION 6.03.          Other Remedies.  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy at law or in equity to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  No remedy is exclusive of any other remedy.  All available remedies are cumulative.

SECTION 6.04.          Waiver of Past Defaults.  Holders of not less than a majority in principal amount of the Outstanding Notes of the Controlling Series may, on behalf of the Holders of all the Notes, waive any existing Default and its consequences hereunder, except a Default in the payment of the principal of, premium, if any, on, interest on or other payment in respect of any Note held by a non-consenting Holder; provided that, subject to Section 6.02, the Holders of a majority in principal amount of the Outstanding Notes of the Controlling Series may rescind any acceleration and its consequences including any related payment Default that result from such acceleration.  When a Default is waived, it is deemed cured and shall cease to exist and the Issuer, the Trustee and the Holders shall be restored to their former positions and rights under this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

SECTION 6.05.          Control by Majority.  The Holders of a majority in principal amount of the Outstanding Notes of the Controlling Series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee.  However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of the Holders not taking part in such direction or that would subject the Trustee to personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

SECTION 6.06.          Limitation on Suits.  (a)  Except to enforce the right to receive payment of principal, premium, if any, interest or other amount payable in respect of the Notes when due, no Holder may pursue any remedy with respect to this Indenture or the Notes unless:

(i)           such Holder has previously given the Trustee written notice that an Event of Default is continuing,

(ii)          Holders of at least 25% in principal amount of the Outstanding Notes of the Controlling Series have requested the Trustee in writing to pursue the remedy,

(iii)         such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense,

(iv)         the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity, and

(v)          the Holders of a majority in principal amount of the Outstanding Notes of the Controlling Series have not given the Trustee a direction inconsistent with such request within such 60-day period.

(b)           A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

SECTION 6.07.          Rights of the Holders to Receive Payment.  Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, premium, if any, on, interest on or other amount payable in respect of the Notes held by such Holder, on or after the respective due dates expressed or provided for in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08.          Collection Suit by Trustee.  If an Event of Default specified in Section 6.01(a) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer or any other obligor on the Notes for the whole amount then due and owing (together with interest on overdue principal and (to the extent lawful) on any unpaid interest at the rate provided for in the Notes) and the amounts provided for in Section 7.07.

SECTION 6.09.          Trustee May File Proofs of Claim.  The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for compensation, expenses disbursements and advances of the Trustee (including fees and expenses of counsel, accountants, experts or such other professionals as the Trustee deems necessary, advisable or appropriate)) and the Holders allowed in any judicial proceedings relative to the Issuer or any Guarantor, their creditors or their property, shall be entitled to participate as a member, voting or otherwise, of any official committee of creditors appointed in such matters and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.  To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.

SECTION 6.10.          Priorities.  If the Trustee collects any money or property pursuant to this Article 6, it shall pay out and distribute the money or property in the following order of priority:

(i)           First, to the payment of all Indenture Agent Expenses accrued but unpaid through the date of such payment, to such Persons as shall be entitled thereto;

(ii)           Second, to the Holders of record of the A Notes, pro rata in proportion to the Outstanding Principal Balance of each of them until the principal and premium, if any, accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to an Obligor whether or not a claim for post-filing interest is allowed in such proceeding) and any other amounts owing in respect of the A Notes shall have been paid in full, it being understood that that moneys shall be applied first to accrued and unpaid interest and second to the payment of principal, premium if any, and any other amounts owing in respect of the A Notes; and

(iii)         Third, to the Holders of record of the B Notes, pro rata in proportion to the Outstanding Principal Balance of each of them until the principal and premium, if any, accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to an Obligor whether or not a claim for post-filing interest is allowed in such proceeding) and any other amounts owing in respect of the B Notes shall have been paid in full, it being understood that that moneys shall be applied first to accrued and unpaid interest and second to the payment of principal, premium if any, and any other amounts owing in respect of the B Notes.

To the extent all distributions provided for in this Indenture have been made in full, any excess money or property shall be paid to the Issuer, or, to the extent the Trustee collects any amount for any Guarantor, to such Guarantor:

The Trustee may fix a record date and payment date for any payment to the Holders pursuant to this Section.  At least 15 days before such record date, the Trustee shall mail or electronically transmit to each Holder and the Issuer a notice that states the record date, the payment date and amount to be paid.

SECTION 6.11.          Undertaking for Costs.  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Outstanding Notes.

SECTION 6.12.          Waiver of Stay or Extension Laws.  Each of the Issuer and each Guarantor agrees (to the extent it may lawfully do so) not to at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer and each Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 6.13.          Priority of Proceeds; Turnover Provisions.  If an Event of Default has occurred and is continuing, for so long as the A Notes remain outstanding, if the Holder of a B Notes shall receive any cash, property or other payment in respect of a B Note, including any Collateral or the proceeds thereof, whether from the Trustee, the Paying Agent, the Collateral Agent, the Issuer, a Guarantor or any other Person, including a trustee appointed under applicable Bankruptcy Law, such payment, including any income earned or received thereon, shall be segregated and held in trust and promptly paid over to the Trustee, for the benefit of the Holders of the A Notes, in the same form received, with any necessary endorsements, and each Holder of B Notes hereby authorizes the Trustee to make any such endorsements as agent for such Holder (which authorization, being coupled with an interest, is irrevocable), and such payment shall thereafter be paid and distributed by the Trustee in the order of priority set forth in Section 6.10.  Notwithstanding the forgoing, if there shall have occurred a Change of Control, and at the time the Issuer shall have sent the notice prescribed by Section 4.06(b) no Default shall have occurred and be continuing, the Holders of the B Notes shall be entitled to receive and retain the Change of Control Purchase Price, notwithstanding that there shall have occurred a Default or Event of Default following the time such notice shall have been sent and on or before the Change of Control Purchase Date.

ARTICLE 7

TRUSTEE

SECTION 7.01.          Duties of Trustee.  (a)  If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)           Except during the continuance of an Event of Default:

(i)           the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)           in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  However, in the case of certificates or opinions required by any provision hereof to be provided to it, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c)           The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i)           this paragraph does not limit the effect of paragraph (b) of this Section;

(ii)          the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii)         the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05; and

(iv)         no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.

(d)          Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a) and (b) of this Section 7.01.

(e)           The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer.

(f)           Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g)          Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

SECTION 7.02.          Rights of Trustee.  (a)  The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person.  The Trustee need not investigate any fact or matter stated in the document.

(b)           Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate and/or an Opinion of Counsel.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers’ Certificate or Opinion of Counsel.

(c)           The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)           The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute willful misconduct or negligence.

(e)           The Trustee may consult with counsel of its own selection and the advice or Opinion of Counsel with respect to legal matters relating to this Indenture, the Security Documents and the Notes shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f)           The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney, at the expense of the Issuer and shall incur no liability of any kind by reason of making or not making such inquiry or investigation.

(g)          The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(h)           The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of the other capacities, if any, in which it is serving hereunder, including, without limitation, as Collateral Agent, and each agent, custodian and other Person employed to act hereunder.

(i)           The Trustee shall not be responsible for the computation of any interest payments or redemption amounts.

(j)           In no event shall the Trustee be liable for any failure or delay in the performance of its obligations hereunder because of circumstances beyond the Trustee’s control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot or embargo, which delay, restrict or prohibit the providing of the services contemplated by this Indenture.

(k)           In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

SECTION 7.03.          Individual Rights of Trustee.  The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee.  Any other Indenture Agent may do the same with like rights.  However, the Trustee must comply with Sections 7.10 and 7.11.

SECTION 7.04.          Trustee’s Disclaimer.  The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, any Notes Guarantee or the Notes, and it shall not be responsible for any statement of the Issuer or any Guarantor in this Indenture, any document issued in connection with the sale of the Notes or the Notes other than the Trustee’s certificate of authentication.  The Trustee shall not be charged with knowledge of any Default or Event of Default or of the identity of any Subsidiary unless either (i) a Trust Officer shall have actual knowledge thereof or (ii) the Trustee shall have received notice thereof in accordance with Section 12.02 hereof from the Issuer, any Guarantor or any Holder.  The Trustee has no responsibility for the validity, perfection, priority or enforceability of any Lien or security interest in any Collateral and shall have no obligation to take any action to procure or maintain the validity, perfection, priority or enforceability thereof.

SECTION 7.05.          Notice of Defaults.  If a Default occurs and is continuing with respect to the Notes and if it is actually known to the Trustee, the Trustee shall mail or electronically transmit to each Holder of the Notes notice of such Default within 90 days after it occurs.  Except in the case of a Default in the payment of principal or premium, if any, or interest on the Notes, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of the Holders.

SECTION 7.06.          Reports by Trustee to the Holders.  Promptly after each [DATE] beginning with the [DATE] following the date of this Indenture, and in any event prior to [2 MONTHS AFTER DATE] in each year, the Trustee shall mail to each Holder a brief report dated as of such August 1 that complies with Section 313(a) of the TIA if and to the extent required thereby.  The Trustee shall also comply with Section 313(b) of the TIA and shall transmit by mail all reports as required by TIA Section 313(c).

A copy of each report at the time of its mailing to the Holders shall be filed with the Commission (but only if the Issuer is required to file reports under Section 13 or 15(d) under the Exchange Act at such time).  The Issuer agrees to notify promptly the Trustee whenever the Notes become listed on any stock exchange and of any delisting thereof.

SECTION 7.07.          Compensation and Indemnity.  The Issuer shall pay to the Trustee from time to time such compensation for its services as the parties shall agree to from time to time.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Issuer shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services.  Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts.  The Issuer and each Guarantor, jointly and severally shall indemnify the Trustee, its agents, directors, employees and officers (each, an “indemnified party”) against any and all loss, liability, claim, damage or expense (including reasonable attorneys’ fees and expenses) incurred by or in connection with the acceptance or administration of this trust and the performance of its duties hereunder, including the costs and expenses of enforcing this Indenture or the other Related Documents against the Issuer or a Guarantor (including this Section 7.07) and defending itself against or investigating any claim (whether asserted by the Issuer, any Guarantor, any Holder or any other Person).  The Trustee shall notify the Issuer of any claim for which it or another indemnified party may seek indemnity promptly upon obtaining actual knowledge thereof; provided, however, that any failure so to notify the Issuer shall not relieve the Issuer or any Guarantor of its indemnity obligations hereunder.  The Issuer shall, if requested by the Trustee, defend the claim and the indemnified parties shall provide reasonable cooperation at the Issuer’s expense in the defense.  Such indemnified parties may have separate counsel and the Issuer and the Guarantors, as applicable shall pay the fees and expenses of such counsel; provided, however, that the Issuer shall not be required to pay such fees and expenses if it assumes such indemnified parties’ defense, at the request of the Trustee, and, in such indemnified parties’ reasonable judgment, there is no conflict of interest between the Issuer and the Guarantors, as applicable, and such parties in connection with such defense; and provided, further, that the Issuer shall in no event be obligated to pay the fees and expenses of more than one separate counsel (and one local counsel in each jurisdiction where such local counsel is required) for all such indemnified parties.  The Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by an indemnified party through such party’s own willful misconduct, negligence or bad faith.

To secure the Issuer’s and the Guarantors’ payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Notes.

The Issuer’s and the Guarantors’ payment obligations pursuant to this Section 7.07 shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any Bankruptcy Law or the resignation or removal of the Trustee.  Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(d) or (e) with respect to the Issuer, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

SECTION 7.08.          Replacement of Trustee.  (a)  The Trustee may resign at any time in respect of all series of Notes or as to any particular series of Notes by so notifying the Issuer.  In the event that the Trustee resigns as the trustee for one of the series of Notes, the Holders of a majority in principal amount of the Outstanding Notes of such series shall designate a separate Trustee to represent their interests hereunder.  The Holders of a majority in principal amount outstanding of the Outstanding Notes may at any time remove the Trustee by so notifying the Trustee and may appoint a successor Trustee.  Additionally, the Holders of a majority in principal amount of the Outstanding Notes of any series may remove the Trustee as to such series by so notifying the Trustee and may appoint a successor Trustee as to such series.  The Issuer may remove the Trustee if:

(i)           the Trustee fails to comply with Section 7.10;

(ii)          the Trustee is adjudged bankrupt or insolvent;

(iii)         a receiver or other public officer takes charge of the Trustee or its property; or

(iv)         the Trustee otherwise becomes incapable of acting.

(b)           If the Trustee resigns as to one or both series of Notes, is removed by the Issuer or by the Holders, or is removed as Trustee as to a particular series of Notes as provided in Section 7.08(a), and such Holders do not reasonably promptly appoint a successor Trustee (the Trustee in such event being referred to herein as the retiring Trustee), the Issuer shall promptly appoint a successor Trustee.

(c)           A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer.  Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee shall mail a notice of its succession to the Holders.  The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the Lien provided for in Section 7.07.

(d)           If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Outstanding Notes, or in the case of the replacement of the Trustee as to a particular series of Notes, the Holders of 10% in principal amount of the Outstanding Notes of that series, may petition at the expense of the Issuer any court of competent jurisdiction for the appointment of a successor Trustee.

(e)           If the Trustee fails to comply with Section 7.10, unless the Trustee’s duty to resign is stayed as provided in Section 310(b) of the TIA, any Holder who has been a bona fide Noteholder for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f)           Notwithstanding the replacement of the Trustee pursuant to this Section, the Issuer’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

(g)           In the case of the appointment pursuant to this Article 7 of a successor Trustee with respect to one series of Notes where the retiring Indenture Trustee is not retiring with respect to the both series of Notes, the retiring Trustee and the successor Trustee with respect to the applicable series of Notes shall execute and deliver an indenture supplemental hereto wherein the successor Trustee shall accept such appointment and which (i) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, the successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Notes of the series to which the appointment of such successor Indenture Trustee relates, (ii) shall contain such provisions as shall be deemed necessary or desirable to confirm that all rights, powers, trusts and duties of the retiring Indenture Trustee with respect to the Notes of the series as to which the retiring Trustee is not retiring shall continue to be vested in the Trustee and (iii) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Indenture Trustees co−trustees of the same trust and that each such Indenture Trustee shall be a trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Indenture Trustee.

SECTION 7.09.          Successor Trustee by Merger.  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation, banking association or other entity, the resulting, surviving or transferee entity without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

SECTION 7.10.          Eligibility; Disqualification.

(a)           The Trustee shall at all times satisfy the requirements of Section 310(a) of the TIA.  The Trustee shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition.  The Trustee shall comply with Section 310(b) of the TIA, subject to its right to apply for a stay of its duty to resign under the penultimate paragraph of Section 310(b) of the TIA; provided, however, that there shall be excluded from the operation of Section 310(b)(1) of the TIA any series of securities issued under this Indenture and any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Issuer is outstanding if the requirements for such exclusion set forth in Section 310(b)(1) of the TIA are met.

SECTION 7.11.          Preferential Collection of Claims Against Issuer.  The Trustee shall comply with Section 311(a) of the TIA, excluding any creditor relationship listed in Section 311(b) of the TIA.  A Trustee who has resigned or been removed shall be subject to Section 311(a) of the TIA to the extent indicated.

SECTION 7.12.          Collateral Agent.  Wilmington Trust, National Association, shall initially act as Collateral Agent.  Except as otherwise expressly provided herein or in the Security Documents, neither the Collateral Agent nor any of its respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.  The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Collateral Agent nor any of its officers, directors, employees or agents shall be responsible for any act or failure to act hereunder, except for its own willful misconduct, gross negligence or bad faith.

ARTICLE 8

DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01.          Discharge of Liability on Notes; Defeasance.  (a)  This Indenture shall be discharged and shall cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Notes, as expressly provided for in this Indenture) as to all Outstanding Notes and the obligations under this Indenture with respect to the Holders of the Notes when:

(i)           either (x) all the Notes theretofore authenticated under this Indenture and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust) have been delivered to the Trustee for cancellation or (y) all of the Notes that have not been delivered to the Trustee for cancellation under this Indenture have become due and payable by reason of the making of a notice of redemption or otherwise or shall become due and payable within one year, and the Issuer has irrevocably deposited or caused to be deposited with the Trustee funds, Government Obligations or a combination thereof, sufficient without reinvestment to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of redemption or maturity, together with irrevocable instructions from the Issuer directing the Trustee to apply such funds to the payment thereof to the date of redemption or maturity, as the case may be;

(ii)          the Issuer has paid or caused to be paid all other sums payable by the Issuer under this Indenture and the Notes (except for any indemnification obligations thereafter owing to the Trustee); and

(iii)         the Issuer has delivered to the Trustee an Opinion of Counsel and Officers’ Certificate stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

(b)           Subject to Section 8.02, the Issuer at any time may terminate (i) all of its obligations under the Notes and this Indenture with respect to the Notes, and all of the obligations of the Guarantors (“legal defeasance option”) or (ii) (A) its obligations under Sections 4.02, 4.03, 4.06, 4.07(b), 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.17, 4.18, 4.19 and 5.01 for the benefit of the Notes, (B) the applicability of Section 6.01(b) to any failure to comply with any of the foregoing covenants and (C) the operation of Sections 6.01(c), (f), (g) and (h) for the benefit of the Notes (“covenant defeasance option”).

In the event that the Issuer terminates its obligations under the Notes and this Indenture by exercising its legal defeasance option or its covenant defeasance option, the obligations of each Guarantor under its Notes Guarantee and the Security Documents shall be terminated simultaneously with the termination of such obligations.

The Issuer may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

If the Issuer exercises its legal defeasance option, subject to Section 8.02, the Issuer and Guarantors shall be deemed to have discharged all of their obligations with respect to all outstanding Notes and Notes Guarantees, no Notes and Notes Guarantees shall thereafter be deemed to be “outstanding” and payment of the Notes so defeased may not be accelerated because of an Event of Default with respect thereto.  Notwithstanding the foregoing, the following provisions shall survive until otherwise terminated or discharged hereunder:

(i)           the rights of Holders to receive payments in respect of the principal of, premium, if any, on, interest on and any other amounts payable in respect of the Notes when such payments are due solely out of the trust created pursuant to Section 8.02;

(ii)          the Issuer’s obligations with respect to the issuance of temporary Notes, registration of Notes, mutilated, lost, destroyed or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(iii)         the rights, powers, trusts, duties and immunities of the Trustee and the other Indenture Agents, and the Issuer’s obligations in connection therewith; and

(iv)         this Section 8.01.

If the Issuer exercises its covenant defeasance option, the Issuers and Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.02, be released from their obligations under the covenants contained in Sections 4.02, 4.03, 4.06, 4.07(b), 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.17, 4.18, 4.19, 5.01 and Article 11 for the benefit of the Notes and the Notes shall thereafter be deemed not outstanding for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that the Notes shall not be deemed outstanding for accounting purposes).  Covenant defeasance means that the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein or in any other document, and such omission to comply shall not constitute a Default or an Event of Default specified in Section 6.01.  In addition, subject to the conditions set forth in Section 8.02, if the Issuer exercises its covenant defeasance option, Sections 6.01(c), (f), (g) and (h) shall cease to apply and shall no longer constitute an Event of Default.

Upon satisfaction of the conditions set forth herein and upon request of the Issuer, the Trustee shall acknowledge in writing the discharge of those obligations of the Issuer that have terminated.

SECTION 8.02.          Conditions to Defeasance.  The Issuer may exercise its legal defeasance option or its covenant defeasance option only if:

(i)           the Issuer irrevocably deposits with the Trustee, in trust, for the benefit of the Holder of the Notes, cash in U.S. Dollars, Government Obligations, or a combination thereof, in such amounts as shall be sufficient without reinvestment, in the opinion of an internationally recognized investment bank, appraisal firm or firm of independent public accountants chosen by the Issuer, to pay the principal of, premium, if any, and interest on the Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be;

(ii)          in the case of the legal defeasance option, the Issuer shall have delivered to the Trustee an Opinion of Counsel from counsel in the United States (subject to customary exceptions and exclusions) and independent of the Issuer to the effect that (A) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Issue Date, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that (and based thereon such Opinion of Counsel shall state that) the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

(iii)         in the case of the covenant defeasance option, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States (subject to customary exceptions and exclusions) to the effect that the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

(iv)         no Default or Event of Default shall have occurred and be continuing on the date of the deposit pursuant to Section 8.02(a)(i) (other than a default or Event of Default arising in connection with a borrowing of funds to be applied to make such deposit and the grant of any Lien to secure such borrowing); and

(v)          the Issuer delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Notes to be so defeased and discharged as contemplated by this Article 8 have been complied with.

SECTION 8.03.          Application of Trust Money.  Subject to Section 8.04, the Trustee shall hold in trust money or Government Obligations (including proceeds thereof) deposited with it pursuant to this Article 8.  It shall apply the deposited money and the money from Government Obligations through each Paying Agent and in accordance with this Indenture to the payment of principal of, premium, if any, and interest on the Notes so discharged or defeased.

SECTION 8.04.          Repayment to the Issuer.  Each of the Trustee and each Paying Agent shall promptly turn over to the Issuer upon request any money or Government Obligations held by it as provided in this Article 8 which, in the written opinion of a nationally recognized investment bank, appraisal firm or independent public accountants chosen by the Issuer, delivered to the Trustee (which opinion shall only be required if Government Obligations have been so deposited), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent discharge or defeasance in accordance with this Article 8.

Subject to any applicable abandoned property law, the Trustee and each Paying Agent shall pay to the Issuer upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Issuer for payment as general creditors, and the Trustee and each Paying Agent shall have no further liability with respect to such monies.

SECTION 8.05.          Indemnity for Government Obligations.  The Issuer shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited Government Obligations or the principal and interest received on such Government Obligations.

SECTION 8.06.          Reinstatement.  If the Trustee or any Paying Agent is unable to apply any money or Government Obligations in accordance with this Article 8 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s and the Guarantors’ obligations under this Indenture, the Notes and the Notes Guarantees so discharged or defeased shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or any Paying Agent is permitted to apply all such money or Government Obligations in accordance with this Article 8; provided, however, that, if the Issuer has made any payment of principal of, premium, if any, or interest on, any such Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Obligations held by the Trustee or any Paying Agent.

ARTICLE 9

AMENDMENTS AND WAIVERS

SECTION 9.01.          Without Consent of the Holders.

(a)           The Issuer, the Guarantors, the Trustee and the Collateral Agent may amend or supplement this Indenture, the Notes, the Notes Guarantees or any Security Documents without notice to or consent of any Holder to:

(i)           cure any ambiguity, omission, defect or inconsistency;

(ii)          provide for the assumption by a Successor Issuer of the obligations of the Issuer or a Successor Guarantor of the obligations of any Guarantor under this Indenture, the Notes and the Notes Guarantees in compliance with Article 5;

(iii)         provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code);

(iv)         add a Guarantor or release a Guarantor from its obligations under a Notes Guarantee or this Indenture in accordance with the provisions of this Indenture;

(v)         add additional security for the Notes;

(vi)         add to the covenants of the Issuer for the benefit of the Holders or to surrender any right or power conferred upon the Issuer or a Guarantor;

(vii)        make any change that does not materially adversely affect the rights of any Holder;

(viii)      comply with any requirement of the Commission in connection with the qualification of this Indenture under the TIA;

(ix)         provide for the appointment of a successor or additional Trustee (provided that the successor or additional Trustee is otherwise qualified and eligible to act as such under the terms of this Indenture); or

(x)          release Collateral from the Lien of the Security Documents when permitted or required by this Indenture and the Security Documents.

(b)           After an amendment or supplement under this Section 9.01 becomes effective, the Issuer shall mail to Holders a notice briefly describing such amendment or supplement.  The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment or supplement under this Section 9.01.

SECTION 9.02.          With Consent of the Holders.  (a)  The Issuer, the Guarantors, the Trustee and the Collateral Agent may amend or supplement this Indenture, the Security Documents, the Notes or the Notes Guarantees with the written consent of the Holders of at least a majority in principal amount of the Outstanding Notes of each series, each voting as a separate class (including consents obtained in connection with a purchase of, or tender offer or exchange for the Notes), and any past default or non-compliance with any provisions may be waived with the consent of the Holders of a majority in principal amount of the Outstanding Notes of the Controlling Series, as provided in Article 6 (in each case including consents obtained in connection with a purchase of, or tender offer or exchange for, the Notes).

(b)           Notwithstanding anything else in this Indenture to the contrary, however, without the consent of each Holder of an Outstanding Note affected, an amendment may not:

(i)           change any installment of interest with respect to the Notes or reduce the principal amount of or interest or any other amount payable with respect to any Note,

(ii)          change the currency in which, or change the required place at which, payment with respect to principal of or interest with respect to the Notes is payable,

(iii)         change the times at or the amounts in which the Notes are required to be redeemed,

(iv)         (1) release any Guarantor from any of its obligations under its Notes Guarantee other than in accordance with the terms of this Indenture or (2) adversely change any Notes Guarantee or the priority of the Liens in the Collateral or release all or substantially all of the Collateral from the Liens created by the Security Documents, except in each case as specifically provided for in this Indenture and the Security Documents,

(v)          after the Issuer’s obligation to purchase Notes arises under Section 4.06, amend, change or modify in any material respect its obligation to make and consummate a Change of Control Offer,

(vi)         modify any Security Document or the provisions of this Indenture in a way that would release or change the priority of the Lien with respect to all or a substantial portion of the Collateral, except, in each case, as specifically provided for in this Indenture and the Security Documents,

(vii)        reduce the percentage of the principal amount outstanding of Notes required to modify or amend this Indenture or the terms or conditions of the Notes or to waive any future compliance or past Default or Event of Default, or

(viii)       modify the provisions of this Section 9.02(b).

(c)           It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment or supplement, but it shall be sufficient if such consent approves the substance thereof.

A consent to any amendment, supplement or waiver under this Indenture by any Holder of Notes given in connection with a tender of the Holder’s Notes shall not be rendered invalid by such tender.

After an amendment or supplement under this Section 9.02 becomes effective, the Issuer shall mail to the Holders affected by such amendment or supplement a notice briefly describing such amendment or supplement.  The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment or supplement under this Section 9.02.

SECTION 9.03.          Compliance with Trust Indenture Act.  From the date on which this Indenture is qualified under the TIA, every amendment, waiver or supplement to this Indenture or the Notes shall comply with the TIA as then in effect.

SECTION 9.04.          Revocation and Effect of Consents and Waivers.  (a)  A consent to an amendment, supplement or a waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent or waiver is not made on the Note.  However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Note or portion of the Note if the Trustee receives the notice of revocation before the date on which the consent or waiver becomes effective.  After an amendment or waiver becomes effective, it shall bind every Holder.  An amendment, supplement or waiver becomes effective upon the execution of such amendment, supplement or waiver by the Issuer, the Trustee and the Collateral Agent, provided that all conditions to effectiveness as set forth in this Indenture and in such amendment, supplement or waiver have been satisfied.

(b)           The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture.  If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date.  No such consent shall be valid or effective for more than 120 days after such record date unless the consent of the requisite number of Holders has been obtained.

SECTION 9.05.          Notation on or Exchange of Notes.  If an amendment, supplement or waiver changes the terms of a Note, the Issuer may require the Holder of the Note to deliver it to the Trustee.  The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Holder.  Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms.  Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment, supplement or waiver.

SECTION 9.06.          Trustee to Sign Amendments.  The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article 9 if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  If it does adversely affect such rights, duties, liabilities or immunities, the Trustee may but need not sign it.  In signing such amendment, supplement or waiver, the Trustee shall be entitled to receive indemnity or security satisfactory to it and shall be provided with, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that such amendment, supplement or waiver is authorized or permitted by this Indenture and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Issuer and the Guarantors, enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 9.03).

SECTION 9.07.          Payment for Consent.  The Issuer shall not, and shall not permit any of the Subsidiaries of the Issuer to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

SECTION 9.08.          Voting.  Except as expressly provided in this Indenture, including under Section 9.02, all Notes issued under this Indenture shall vote and consent together on all matters (as to which any of such Notes may vote) as one class.  Determinations as to whether Holders of the requisite aggregate principal amount outstanding of Notes have concurred in any direction, waiver or consent shall be made in accordance with this Article 9 and Section 2.14.

ARTICLE 10

GUARANTEES

SECTION 10.01.        Notes Guarantees.  (a)  Each Guarantor hereby jointly and severally, irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety on a senior basis, to each Holder and to the Trustee and its successors and assigns (i) the full and punctual payment when due, whether at the respective Final Maturity Date, by acceleration, by redemption or otherwise, of all obligations of the Issuer under this Indenture (including obligations to the Trustee and the other Indenture Agents) and the Notes, whether for payment of principal of, premium, if any, on, or interest on and in respect of the Notes and all other monetary obligations of the Issuer under this Indenture and the Notes and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Issuer, whether for fees, expenses, indemnification or otherwise under this Indenture and the Notes (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”).  Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from each such Guarantor, and that each such Guarantor shall remain bound under this Article 10 notwithstanding any extension or renewal of any Guaranteed Obligation.

(b)          Each Guarantor waives presentation to, demand of payment from and protest to the Issuer of any of the Guaranteed Obligations and also waives notice of protest for nonpayment.  Each Guarantor waives notice of any default under the Notes or the Guaranteed Obligations.  The obligations of each Guarantor hereunder shall not be affected by (i) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Issuer or any other Person under this Indenture, the Notes, or any other agreement or otherwise; (ii) any extension or renewal of this Indenture, the Notes or any other agreement; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (iv) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any Guarantor; (v) the failure of any Holder or Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (vi) any change in the ownership of such Guarantor, except as provided in Section 10.02(b).

(c)           Each Guarantor hereby waives any right to which it may be entitled to have its obligations hereunder divided among the Guarantors, such that such Guarantor’s obligations would be less than the full amount claimed.  Each Guarantor hereby waives any right to which it may be entitled to have the assets of the Issuer or any other Guarantor first be used and depleted as payment of the Issuer’s or such Guarantor’s obligations hereunder prior to any amounts being claimed from or paid by such Guarantor hereunder.  Each Guarantor hereby waives any right to which it may be entitled to require that the Issuer be sued prior to an action being initiated against such Guarantor.

(d)          Each Guarantor further agrees that its Notes Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

(e)           Except as expressly set forth in Sections 8.01(b), 10.02 and 10.06, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise.  Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of any Guarantor as a matter of law or equity.

(f)           Each Guarantor agrees that its Notes Guarantee shall remain in full force and effect until payment in full of all the Guaranteed Obligations.  Each Guarantor further agrees that its Notes Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Issuer or otherwise.

(g)           In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Issuer to pay the principal or premium, if any, of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid principal amount and premium, if any, of such Guaranteed Obligations, (ii) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by applicable law) and (iii) all other monetary obligations of the Issuer to the Holders, the Trustee and the other Indenture Agents.

(h)           Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations.  Each Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of any Notes Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 6, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this Section 10.01.

(i)           Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee, the Collateral Agent or any Holder in enforcing any rights under this Section 10.01.

(j)           Upon request of the Trustee, each Guarantor shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

SECTION 10.02.        Limitation on Liability; Release.  (a)  Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Guarantor, voidable under applicable Bankruptcy Laws or laws relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

(b)          A Notes Guarantee as to any Guarantor shall terminate and be of no further force or effect and such Guarantor shall automatically and unconditionally be deemed to be released from all of its obligations under this Indenture upon (i) the satisfaction and discharge of this Indenture pursuant to Section 8.01(a) or the legal defeasance or covenant defeasance of the notes in accordance with Section 8.01(b), (ii) the sale or other disposition of all the outstanding Capital Stock of such Guarantor in accordance with the terms of this Indenture or (iii) the transfer of all of the assets of such Guarantor to the Issuer or another Guarantor or as otherwise permitted by this Indenture.

SECTION 10.03.        Successors and Assigns.  This Article 10 shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

SECTION 10.04.        No Waiver.  Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 10 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege.  The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 10 or any other provision of this Indenture, at law, in equity, by statute or otherwise.

SECTION 10.05.        Modification.  No modification, amendment or waiver of any provision of this Article 10, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstances.

SECTION 10.06.        Execution of Supplemental Indenture for Future Guarantors.  Each Person that is required to become a Guarantor after the Issue Date pursuant to Section 4.03 shall promptly execute and deliver to the Trustee a supplemental indenture in the form of Appendix B hereto pursuant to which such Person shall become a Guarantor under this Article 10 and shall guarantee the Guaranteed Obligations.  Concurrently with the execution and delivery of such supplemental indenture, the Issuer shall deliver to the Trustee an Opinion of Counsel and an Officers’ Certificate to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Person and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors’ rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Notes Guarantee of such Guarantor is a legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms and/or to such other matters as the Trustee may reasonably request.

SECTION 10.07.        Subrogation.

Each Guarantor shall be subrogated to all rights of Holders of the Notes against the Issuer in respect of any amounts paid by any Guarantor pursuant to the provisions of Section 10.01 hereof; provided that no Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Issuer under this Indenture or the Notes shall have been paid in full.

SECTION 10.08.        Benefits Acknowledged.

Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the guarantee and waivers made by it pursuant to its Notes Guarantee are knowingly made in contemplation of such benefits.

ARTICLE 11

SECURITY DOCUMENTS

SECTION 11.01.        Collateral and Security Documents.

(a)           To secure the due and punctual payment of the obligations of the Issuer and the Guarantors under this Indenture, the Notes and the Notes Guarantees, the Issuer, the Guarantors and the Collateral Agent have entered into the Security Documents providing for the creation of specified security interests and related matters.  The Trustee, the Issuer and each of the Guarantors hereby acknowledge and agree that the Collateral Agent holds the Collateral in trust for the benefit of the Holders, the Trustee and the other Indenture Agents pursuant to the terms of the Security Documents.

(b)           Each Holder, by accepting a Note, agrees to all of the terms and provisions of the Security Documents, as the same may be amended from time to time pursuant to the provisions of the Security Documents and this Indenture, and authorizes and directs the Trustee and the Collateral Agent to perform their respective obligations and exercise their respective rights under the Security Documents in accordance therewith; provided, however, that if any provisions of the Security Documents limit, qualify or conflict with the duties imposed by the provisions of the TIA, the TIA will control.

(c)           Each Holder, by accepting a Note, irrevocably appoints the Collateral Agent to act as its agent under the Security Documents and irrevocably authorizes the Collateral Agent to (i) perform the duties and exercise the rights, powers and discretions that are specifically given to it under the Security Documents, together with any other incidental rights and powers and (ii) execute each document expressed to be executed by the Collateral Agent on its behalf.

(d)           As among the Holders, the Collateral shall be held for the equal and ratable benefit of the Holders without preference, priority or distinction of any thereof over any other.

SECTION 11.02.        Release of Collateral.  The Liens created by the Security Documents on the Collateral shall be automatically released, without the need for any further action by any Person, and will no longer secure the Notes or the Notes Guarantees or any other Obligations under this Indenture, and the right of the Holders and holders of such other Obligations to the benefits and proceeds of such Liens will terminate and be discharged:

(a)           in whole, upon payment in full of the principal of, accrued and unpaid interest, if any, and premium, if any, on, the Notes;

(b)           upon the release of a Guarantor from its obligations under Article 10, as to the Collateral owned by such Guarantor;

(c)           in whole, upon the satisfaction and discharge of the Issuer’s obligations under this Indenture in accordance with Article 8;

(d)           in whole, upon the occurrence of a legal defeasance or a covenant defeasance in accordance with Article 8;

(e)           as to any property or assets constituting Collateral that are sold or otherwise disposed of in accordance with the terms of this Indenture; or

(f)           in whole or in part, pursuant to any amendment or supplement to this Indenture or to the Notes effected in accordance with Article 9.

In addition, Collateral may be released from the Liens created by the Security Documents at any time or from time to time in accordance with the provisions of the Security Documents.  At the request of the Issuer (which request shall be set forth in an Officers’ Certificate) for a confirmation, acknowledgement or other documentation requested by the issuer to evidence the release of Liens or Collateral in accordance with this Section 11.02, at the Issuer’s and Guarantors’ expense, the Trustee shall promptly take all necessary actions to execute and/or deliver such confirmation, acknowledgement or other documentation so requested by the Issuer.  The release of any Collateral from the Lien of the Security Documents or the release, in whole or in part, of the Liens created by the Security Documents, shall not be deemed to impair the Lien on the Collateral in contravention of the provisions of this Indenture if and to the extent the Collateral or Liens are released in accordance with the terms of the applicable Security Documents and this Article 11.

SECTION 11.03.        After Acquired Property.  From and after the Issue Date, if the Issuer or any Guarantor acquires any property which is of a type constituting Collateral under the Security Agreement or any other Security Document, it shall as soon as practicable after the acquisition thereof execute and deliver such security instruments, financing statements and such certificates and opinions of counsel as are required under this Indenture and the Security Agreement to vest in the Collateral Agent a perfected security interest (subject only to Permitted Liens) in such after-acquired property and to have such after-acquired property added to the Collateral, and thereupon all provisions of this Indenture relating to the Collateral shall be deemed to relate to such after-acquired property to the same extent and with the same force and effect.  If granting a security interest in such property requires the consent of a third party, the Issuer or the applicable Guarantor will use commercially reasonable efforts to obtain such consent with respect to the first priority security interest for the benefit of the Collateral Agent on behalf of the Trustee and the Holders of the Notes.  If such third party does not consent to the granting of the first priority security interest after the use of such commercially reasonable efforts, the applicable entity will not be required to provide such security interest.

SECTION 11.04.        Permitted Ordinary Course Activities with Respect to Collateral.

(a)           So long as no Event of Default under this Indenture has occurred and is continuing, and so long as no Default would result therefrom, the Obligors may unless otherwise specifically prohibited in this Indenture and in accordance with the terms of the Indenture and/or Security Documents, without any release or consent by the Trustee, conduct ordinary course activities with respect to Collateral, including:

(i)           selling, transferring or otherwise disposing of Collateral in the ordinary course of business; and

(ii)           making cash payments from cash that is at any time part of the Collateral in the ordinary course of business that are not otherwise prohibited by this Indenture and the Security Documents.

(b)           Nothing in this Indenture shall limit the right of each of the Obligors to sell, lease or otherwise deal in or dispose of its property or assets that do not constitute Collateral.

SECTION 11.05.        Purchaser Protected.   In no event shall any purchaser in good faith or other transferee of any Collateral purported to be released hereunder be bound to ascertain the authority (if any) of the Trustee to direct the Collateral Agent to execute the release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any Collateral permitted to be sold, disposed of or transferred by this Article 10, be under obligation to ascertain or inquire into the authority of the Issuer or any Guarantor, as applicable, to make any such sale or other transfer.  For the avoidance of doubt, nothing in this Section 11.05 releases any Obligor from any liability or obligations pursuant to this Indenture.

SECTION 11.06.        Certificates and Opinions.  On or before February 1 of each year, the Issuer shall deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel either stating that such action has been taken with respect to the recording, filing, re-recording and re-filing of this Indenture and the Security Documents (including financing statements or other instruments) as is necessary to maintain the security interest intended to be created thereby for the benefit of the Holders, and reciting the details of such action, or stating that no such action is necessary to maintain such Lien.  Any certificate or opinion required by TIA § 314(d) may be made by an Officer of the Issuer except in cases where TIA § 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected or reasonably satisfactory to the Trustee; provided, however, that, notwithstanding anything to the contrary in this Indenture or the Security Documents, the Issuer and the Guarantors shall not be required to comply with all or any portion of TIA § 314(d) if they determine, in good faith, that, under the terms of TIA § 314(d) and/or any interpretation or guidance as to the meaning thereof by the Commission and its staff, including “no action” letters or exemptive orders, all or any portion of TIA § 314(d) is inapplicable to the released Collateral.

SECTION 11.07.        Further Assurances.  The Issuer and the Guarantors shall, at their sole expense, do all acts which may be reasonably necessary to confirm that the Collateral Agent holds, for the benefit of the Holders of the Notes and the Trustee, duly created, enforceable and perfected first priority Liens in the Collateral, subject only to Permitted Liens. As necessary, or upon request of the Collateral Agent, the Issuer and the Guarantors shall, at their sole expense, execute, acknowledge and deliver such documents and instruments and take such other actions which may be necessary to assure, perfect, transfer and confirm the rights conveyed by the Security Documents, to the extent permitted by applicable law.

ARTICLE 12

MISCELLANEOUS

SECTION 12.01.        TIA Controls.  If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by, or with another provision (an “incorporated provision”) included in this Indenture by operation of, Sections 310 to 318 of the TIA, inclusive, such imposed duties or incorporated provision shall control.

SECTION 12.02.        Notices.  (a)  Any notice or communication required or permitted hereunder shall be in writing and delivered in person, via facsimile or mailed by first-class mail addressed as follows:

if to the Issuer or a Guarantor:

Capmark Financial Group Inc.
116 Welsh Road
Horsham, PA 19044
Attention: Treasury Department
Fax: 215-328-1515

with a copy to:

Capmark Financial Group Inc.
116 Welsh Road
Horsham, PA 19044
Legal Department
Fax: 215-328-3620

if to the Trustee:

Wilmington Trust, National Association
Rodney Square North
1100 North Market Street
Wilmington, DE 19890-1615
Attn: Corporate Capital Markets
Facsimile: (302) 636-4145

The Issuer, any Guarantor or the Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications.

(b)           Any notice or communication mailed to a Holder shall be mailed, first class mail, postage prepaid, to the Holder at the Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

(c)           Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.  If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

(d)           For so long as the Depository is the Holder of the Notes, all notices or other information may be furnished to the Depository in electronic format or otherwise, in accordance with its Applicable Procedures.

SECTION 12.03.        Communication by the Holders with Other Holders.  The Holders may communicate pursuant to Section 312(b) of the TIA with other Holders with respect to their rights under this Indenture or the Notes.  The Issuer, the Trustee, the Registrar and other Persons shall have the protection of Section 312(c) of the TIA.

SECTION 12.04.        Certificate and Opinion as to Conditions Precedent.  Upon any request or application by the Issuer to the Trustee to take or refrain from taking any action under this Indenture, the Issuer shall furnish to the Trustee at the request of the Trustee:

(a)           an Officers’ Certificate in form reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(b)          an Opinion of Counsel in form reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been satisfied.

SECTION 12.05.        Statements Required in Certificate or Opinion.  Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture (other than pursuant to Section 4.05) shall include:

(a)           a statement that the individual making such certificate or opinion has read such covenant or condition;

(b)          a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)           a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)           a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials.

SECTION 12.06.        When Notes Disregarded.  In determining whether the Holders of the required aggregate principal amount outstanding of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer, any Guarantor or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or any Guarantor shall be disregarded and deemed not to be Outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which the Trustee knows are so owned shall be so disregarded.  Subject to the foregoing, only Notes Outstanding at the time shall be considered in any such determination.

SECTION 12.07.          Rules of Trustee, Paying Agent, Calculation Agent, Registrar and Collateral Agent.  The Trustee may make reasonable rules for action by, or a meeting of, the Holders.  The Registrar, a Paying Agent, the Calculation Agent and the Collateral Agent may make reasonable rules for their functions.

SECTION 12.08.          Legal Holidays.  If a Payment Date is not a Business Day, payment shall be made on the next succeeding day that is a Business Day as if made on the date such payment was due, and no interest shall accrue on any amount that would have been otherwise payable on such Payment Date if it were a Business Day for the intervening period.  If a Record Date is not a Business Day, the Record Date shall not be affected.

SECTION 12.09.          GOVERNING LAW.  THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 12.10.          No Recourse Against Others.  No director, officer, employee, incorporator or holder of any Equity Interests in the Issuer or any Guarantor, as such, shall have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Notes Guarantees, the Security Documents or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Noteholder by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.  The waiver may not be effective to waive liabilities under the federal securities laws.

SECTION 12.11.          Successors.  All agreements of the Issuer and each Guarantor in this Indenture and the Notes shall bind its successors.  All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 12.12.          Multiple Originals.  The parties may sign any number of copies of this Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  One signed copy is enough to prove this Indenture.

SECTION 12.13.          Table of Contents; Headings.  The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

SECTION 12.14.          Indenture Controls.  If and to the extent that any provision of the Notes limits, qualifies or conflicts with a provision of this Indenture, such provision of this Indenture shall control.

SECTION 12.15.          Severability.  In case any provision in this Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

SECTION 12.16.          USA Patriot Act.  The parties hereto acknowledge that in accordance with Section 326 of the USA Patriot Act, the Trustee, like all financial institutions and to help fight the funding of terrorism and money laundering, is required to obtain, verify and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee.  The parties to this Indenture agree that they will provide the Trustee with such information as it may reasonably request in order for the Trustee to satisfy the requirements of the USA Patriot Act.

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

CAPMARK FINANCIAL GROUP INC.

By::
Name: [_______]
Title: Senior Vice President

[GUARANTOR]

By:
Name: [_______]
Title: [_______]

[GUARANTOR]

By:
Name: [_______]
Title: [_______]

[GUARANTOR]

By:
Name: [_______]
Title: [_______]

[GUARANTOR]

By:
Name: [_______]
Title: [_______]

[GUARANTOR]

By:
Name: [_______]
Title: [_______]

[GUARANTOR]

By:	[_______]
Name: [_______]
Title: [_______]

[GUARANTOR]

By:
Name: [_______]
Title: [_______]

[Executed as a Deed
[_________]

By:
Name: [_______]
Title: [_______]

Wilmington Trust, National Association, solely as Trustee

By:
Name: [_______]
Title: [_______]

Wilmington Trust, National Association, solely as Collateral Agent

By:
Name: [_______]
Title: [_______]

APPENDIX A

PROVISIONS RELATING TO NOTES

1.	Definitions

1.1          Definitions

All terms defined in the Indenture and used in this Appendix A but not specifically defined herein are defined in the Indenture and are used herein as so defined.

1.2          Other Definitions

Term	Defined in Section:
“Agent Members”	2.1(b)

2.            The Notes

2.1           (a)  Form and Dating.  The Notes are being issued by the Issuer and the Notes Guarantees are being issued by the Guarantors under the Joint Plan in reliance upon Section 1145 of the Bankruptcy Law.  The Notes shall be issued initially as Global Notes without interest coupons and with the Global Notes legend set forth in Exhibit 1-A and Exhibit 1-B hereto, which shall be deposited on behalf of the recipients of the Notes represented thereby with the Notes Custodian and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Issuer and authenticated by the Trustee as provided in this Indenture.

(b)        Book-Entry Provisions.  This Section 2.1(b) shall apply only to a Global Note deposited with or on behalf of the Depositary.

The Issuer shall execute and the Trustee shall, in accordance with this Section 2.1(b), authenticate and deliver initially one or more Global Notes that (i) shall be registered in the name of the Depositary for such Global Note or Global Notes or the nominee of such Depositary and (ii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions or held by the Notes Custodian for the Depositary.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary or by the Trustee as the custodian of the Depositary or under such Global Note, and the Issuer, the Trustee and any agent of the Issuer, the Guarantors or the Trustee shall be entitled to treat the Depositary as the absolute owner of such Global Note for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Guarantors, the Trustee or any agent of the Issuer, the Guarantors or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

(c)          Definitive Notes.  Except as provided in Section 2.4, owners of beneficial interests in Global Notes shall not be entitled to receive physical delivery of Definitive Notes.

2.2         Authentication

The Trustee shall authenticate and deliver upon a written order of the Issuer signed by one Officer on the Issue Date, an aggregate principal amount of $750,000,000 A Notes and $500,000,000 B Notes.  Such order shall specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated.

2.3         Global Notes

(a)          Transfer and Exchange of Global Notes.  A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.08 and 2.10 of the Indenture.  Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to Sections 2.08 or 2.10 of the Indenture shall be authenticated and delivered in the form of, and shall be, a Global Note.  A Global Note may not be exchanged for another Note other than as provided in this Section 2.3(a); however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.3(b) below.

All Global Notes shall be exchanged by the Issuer for Definitive Notes in the circumstances set forth in Section 2.4, and in such circumstances, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee.

(b)          Transfer and Exchange of Beneficial Interests in the Global Notes.  The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures.  In connection with all transfers and exchanges of beneficial interests in Global Notes, the transferor of such beneficial interest must deliver:

(i)           a written order from an Agent Member given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii)          instructions given in accordance with the Applicable Procedures containing information regarding the Agent Member account to be credited with such increase.

(c)          Proxies.  The registered Holder of a Global Note shall be entitled to grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

(d)           Adjustment of Global Notes.  Notwithstanding the reduction of the principal amount of the Global Notes as a result of any redemption as provided in Article 3, Section 4.16(c) or any other provision of this Indenture, the Global Notes may continue to be inscribed with the principal amount thereof as on the Issue Date, with an adjustment to the principal amount being made on the books and records of the Registrar with respect to such Global Note, by the Registrar, to reflect such reduction.

(e)           Cancellation of Global Note.  At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, redeemed, purchased or canceled, such Global Note shall be returned to the Trustee for cancellation.

(f)           No Obligation of the Trustee.

(i)           The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note or other Person with respect to the accuracy of the records of the Depositary or its nominee or of Agent Member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any Agent Member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Notes.  All notices and communications to be given to the Holders, and all payments to be made to Holders under the Notes, shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of a Global Note).  The rights of beneficial owners in any Global Note shall be exercised only through the Depositary, subject to the applicable rules and procedures of the Depositary.  The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its Agent Members and any beneficial owners.

(ii)          The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Agent Members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so, if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(g)          Remedies of Beneficial Holders.  The Issuer expressly acknowledges, with respect to the right of any Holder to pursue a remedy pursuant to Section 6.06 of this Indenture, the right of any beneficial owner of Notes to pursue such remedy with respect to the portion of the Global Note that represents such beneficial owner’s Notes.

2.4          Definitive Notes

(a)          Limitation on Issuance of Definitive Notes. Except as set forth below, all Notes issued pursuant to this Indenture shall be issued solely as Global Notes.

(b)           Exchange of Global Notes for Definitive Notes. A Global Note deposited with the Depositary or with the Trustee or other Notes Custodian for the Depositary pursuant to Section 2.1, shall be transferred to the beneficial owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if the Depositary (i) notifies the Issuer that it is unwilling or unable to continue as Depositary for such Global Note or (ii) ceases to be a “clearing agency” registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuer within 90 days of such notice.

Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.4(b) shall be surrendered by the Notes Custodian on behalf of the Depositary to the Trustee located at its applicable corporate trust office, to be so transferred, in whole, or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations.  Any portion of a Global Note transferred pursuant to this Section 2.4(b) shall be executed, authenticated and delivered only in denominations of $1.00 principal amount and integral multiples of $1.00 in excess thereof and registered in such names as the Depositary shall direct.

In the event of the occurrence of one of the events specified in this Section 2.4(b), the Issuer shall promptly make available to the Trustee a reasonable supply of Definitive Notes in definitive, fully registered form without interest coupons.

(c)           Transfer and Exchange of Definitive Notes for Definitive Notes.  If the Global Notes shall have been exchanged for Definitive Notes as provided in Section 2.4(a), Definitive Notes may be exchanged for, or transferred to Persons who take delivery thereof in the form of, Definitive Notes as provided in Section 2.07 of the Indenture.  Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing.  Upon receipt of a request to register such a transfer, the Registrar shall register the Definitive Notes pursuant to the instructions from the Holder thereof.

(d)           Adjustment of Definitive Notes.  Notwithstanding the reduction of the principal amount of the Definitive Notes as a result of any redemption of the Notes as provided in Article 3, Section 4.16(c) or any other provision of the Indenture, the Definitive Notes may continue to be inscribed with the principal amount thereof as on their date of issuance, with an adjustment to the principal amount being made on the books and records of the Trustee to reflect such reduction.

EXHIBIT 1-A to APPENDIX A

[FORM OF FACE OF A NOTE]*

[Global Notes Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE.

[Legend for all Notes]

THIS NOTE MAY BE TREATED AS A CONTINGENT PAYMENT DEBT INSTRUMENT AS DEFINED IN TREASURY REGULATION SECTION 1.1275−4 AND MAY BEAR ORIGINAL ISSUE DISCOUNT ("OID").  A HOLDER MAY OBTAIN THE ISSUE PRICE, AMOUNT OF OID, ISSUE DATE AND YIELD TO MATURITY FOR SUCH NOTES, AS WELL AS THE COMPARABLE YIELD AND PROJECTED PAYMENTS SCHEDULE, BY SUBMITTING A WRITTEN REQUEST TO THE ISSUER (TO THE ATTENTION OF THE TAX DIRECTOR) AT CAPMARK FINANCIAL GROUP INC., 116 WELSH ROAD, HORSHAM, PA 19044.

* To be duplicated for the B Notes mutatis mutandis.

1

CAPMARK FINANCIAL GROUP INC.

Floating Rate First Lien A Notes due 201_

CUSIP No. _____
[and ISIN No.  _____]

No. [ ]	$[ ]

CAPMARK FINANCIAL GROUP INC., a Nevada corporation, promises to pay to [CEDE & CO.], or its registered assigns, the principal sum of [  ] Dollars ($[  ]) on ______, 201_.*

Payment Dates:  January [20], April [20], July [20] and October [20]

Record Dates:  December 31, March 31, June 30 and September 30

Additional provisions of this Note are set forth on the other side of this Note.

SIGNATURE PAGE FOLLOWS

* For the B Notes: __, subject to extension as herein provided.

1

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

CAPMARK FINANCIAL GROUP INC.

By
Name:
Title:

TRUSTEE’S CERTIFICATE OF
AUTHENTICATION

[Trustee],
as Trustee, certifies that this is one of the Notes
referred to in the Indenture.

By
Authorized Signatory

Dated:

[FORM OF REVERSE SIDE OF A NOTE]

Floating Rate First Lien A Notes due 201_

1.           Interest

Capmark Financial Group Inc., a Nevada corporation (such Person, and its respective successors and assigns under the Indenture hereinafter referred to, being herein called the “Issuer”), promises to pay interest on the principal amount of this Floating Rate First Lien A Note due 201_ (a “Note” and with other such notes the “Notes”) quarterly, in arrears, at the rate per annum, reset quarterly, equal to the three month LIBOR (as defined below) plus 5.000%i (the “calculated interest rate”), which calculated interest rate shall be subject to adjustment as set forth below.  The Issuer shall pay interest (i) quarterly on January [20], April [20], July [20] and October [20] of each year, commencing on [DATE] [and (ii) on the maturity date of this Note] (each, a “payment date”).  Interest on this Note shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date.  Interest shall be calculated on the basis of the actual number of days in the applicable interest period and a 360-day year.

The calculated interest rate in effect for each interest period will be equal to LIBOR, as determined by the Calculation Agent on the applicable interest determination date with respect to such interest period, plus 5.000%ii.  The interest rate shall be reset to be effective as of the first day of each interest period other than the initial interest period (each an “interest reset date”).  An interest period shall be the period commencing on a payment date (or the Issue Date in the case of the initial interest period) and ending on the day immediately preceding the next following payment date. The “interest determination date” means the second London banking day preceding the beginning of each interest period.

“LIBOR”, with respect to any interest period, shall be the greater of (i) 2.000% or (ii) the interest rate determined by the Calculation Agent as follows:

(1)           LIBOR shall be the arithmetic mean of the offered rates for deposits in U.S. dollars for the three-month period that appear on “Reuters Page LIBOR 01” (or if such page by its terms provides for a single rate, such single rate) at approximately 11:00 a.m., London time, on the interest determination date.  “Reuters Page LIBOR 01” means the display page designated as “LIBOR 01” on the Reuters service for the purpose on displaying London interbank offered rates of major banks, or any successor page on the Reuters service selected by the Issuer with the consent of the Calculation Agent, or if the Issuer determines that no such successor service exists on Reuters, an equivalent page on any successor service selected by the Issuer with the consent of the Calculation Agent.

i For the B Notes: (i) with respect to any date occurring during the period beginning on the Issue Date and ending on [4 years from the Issue Date], 7.000%; (ii) with respect to any date, if any, occurring during the First Extension Period (as defined below), 7.500%; and (iii) with respect to any date, if any, occurring during the Second Extension Period (as defined below), 8.000%.

ii For the B Notes: see previous footnote.

(2)           If the offered rate does not appear on the Reuters Page LIBOR 01 at 11:00 a.m., London time, on the applicable interest determination date, the Calculation Agent shall determine LIBOR on the basis of the rates at which deposits in U.S. dollars are offered by four major banks in the London interbank market (selected by the Calculation Agent after consulting with the Issuer) at approximately 11:00 a.m., London time, on the interest determination date to prime banks in the London interbank market for a period of three months in principal amounts of at least $1,000,000, which rates are representative for single transactions in such market at such time.  In such case, the Calculation Agent shall request the principal London office of each such major bank to provide a quotation of that rate.  If at least two such quotations are provided, LIBOR for the applicable interest reset date will be the arithmetic mean of the quotations.  If fewer than two such quotations are provided as requested, LIBOR for the applicable interest reset date shall be the arithmetic mean of the rates quoted by three major banks in New York City (selected by the Calculation Agent after consulting with the Issuer) at approximately 11:00 a.m. New York City time, on the interest determination date for the applicable interest reset date for loans in U.S. dollars to leading banks for a period of three months commencing on such interest reset date and in a principal amount equal to an amount not less than $1,000,000, which rates are representative for single transactions in such market at such time.  If fewer than three quotations are provided as requested, LIBOR for the following interest period shall be the same as the rate determined for the then-current interest period.

As used herein, a “London banking day” means any day on which dealings in U.S. dollars are transacted or, with respect to any future date, are expected to be transacted in the London interbank market.

All percentages resulting from the calculation of the interest rate with respect to the Notes shall be rounded, if necessary, to the nearest one-hundred thousandth of a percentage point, with five one-millionth of a percentage point rounded upward (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655) and 9.876544% (or 0.09876544) would be rounded to 9.87654% (or 0.0987654), and all dollar amounts in or resulting from any such calculation shall be rounded to the nearest cent (with one-half cent being rounded upward).

Promptly upon determination, the Calculation Agent shall inform the Trustee and the Issuer of the interest rate for the next interest period, and the Issuer shall cause to be posted to a website maintained for such purpose such interest rate, along with the interest rate for all prior interest periods.  The Calculation Agent shall also, upon the request of the Holder of any Notes, provide the interest rate in effect for the then-current interest period and, if it has been determined, the interest rate to be in effect for the next interest period.  All calculations made by the Calculation Agent in the absence of willful misconduct, bad faith or manifest error will be conclusive for all purpose and binding on the Issuer and the Holders of the Notes.

Notwithstanding the foregoing, if a payment date (other than the maturity date) falls on a day that is not a Business Day, the payment date shall be postponed to the next succeeding Business Day, unless such next succeeding Business Day would fall in the next calendar month, in which case the payment date will be the immediately preceding Business Day.  If the final maturity date of the Notes falls on a day that is not a Business Day, the Issuer shall make the required payment of principal and interest on the immediately succeeding Business Day, as if it were made on the date the payment was due.  Interest shall not accrue as a result of any postponed or delayed payment in accordance with this paragraph.

Interest on any principal that is not paid when due, whether at the final maturity date, at accelerated maturity, following a Change of Control, upon mandatory or optional redemption or otherwise, shall accrue from and after such due date at the calculated interest rate from time to time in effect plus 2.000%.  Interest on overdue installments of interest shall accrue at the same rate borne by this Note from time to time to the extent lawful.

The interest rate on this Note shall in no event exceed the maximum rate permitted by New York law.

2.           Method of Payment

The Issuer shall pay interest on the Notes (except defaulted interest), and all other payments payable in respect of the Notes on any payment date, to the Persons who are registered holders of Notes at the close of business on the December 31, March 31, June 30 and September 30 next preceding the payment date even if Notes are canceled after such record date and on or before the payment date.  The Issuer shall pay principal, premium, if any, interest and all other amounts payable in respect of the Notes in money of the United States that at the time of payment is legal tender for payment of public and private debts.  Payments in respect of the Notes represented by a Global Note (including principal, premium, interest and other amounts payable with respect thereto) shall be made by wire transfer of immediately available funds to the accounts specified by the Depositary.  The Issuer shall make all payments in respect of a Definitive Note (including principal, premium, interest and other amounts payable with respect thereto) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a Definitive Note shall be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.           Paying Agent, Calculation Agent and Registrar

Initially, Wilmington Trust, National Association (the “Trustee”) shall act as Paying Agent, Calculation Agent and Registrar.  The Issuer may appoint and change any Paying Agent, Calculation Agent, Registrar or co-registrar without notice.  The Issuer or any of its Subsidiaries may act as Paying Agent, Calculation Agent, Registrar or co-registrar.

4.           Indenture and Security Documents

The Issuer issued the Notes under an Indenture, dated as of [DATE] (the “Indenture”), among the Issuer, the Guarantors and the Trustee.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) (the “TIA”).  The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of those terms.

The Notes are secured obligations of the Issuer and consist of the Floating Rate First Lien A Notes issued on the Issue Date in the aggregate principal amount of $750,000,000.iii

The Indenture contains covenants that, among other things, limit the ability of the Issuer and the Guarantors to incur Indebtedness, to make Restricted Payments, to create Liens, to permit restrictions on distributions from Guarantors, to make Asset Dispositions, to engage in Affiliate Transactions, and to consolidate, merge or transfer all or substantially all of their respective assets.  These covenants are subject to important exceptions and qualifications.

The Notes are secured by a first priority lien on the Collateral, as provided in the Indenture and the Security Documents.

5.           Maturity.

The Notes shall mature on [3 years from Issue Date].iv

6.           Redemption.

The Notes shall be subject to redemption as provided in the Indenture, including Article 3 and Section 4.16(c).v

iii For the B Note: The Notes are secured obligations of the Issuer and consist of the Floating Rate First Lien B Notes issued on the Issue Date in the aggregate principal amount of $500,000,000.

iv For the B Notes:  The B Notes shall mature on [4 years from Issue Date] (the “Stated Maturity Date”); provided that on not more than two occasions the Issuer may extend the Stated Maturity Date to the first anniversary of the Stated Maturity Date then in effect.  If so extended, the period beginning the day after the original Stated Maturity Date and ending on the first anniversary of the original Stated Maturity Date shall be referred to as the “First Extension Period” and the one year period beginning on the day after the First Extension Period and ending on the second anniversary of the original Stated Maturity Date shall be referred to as the “Second Extension Period.” If the Issuer determines to extend Stated Maturity Date as provided in the proviso to the second preceding sentence, the Issuer shall inform the Trustee and shall notify each Holder in writing by notice sent not later than 60 days prior to the Stated Maturity Date then in effect.

v For the B Notes: If the B Notes would otherwise constitute “applicable high yield discount obligations” within the meaning of Section 163(i)(1) of the Internal Revenue Code of 1986, as amended (the “Code”), at the end of each accrual period ending after the fifth anniversary of the Issue Date (each, an “AHYDO Redemption Date”), the Issuer will be required to redeem for cash a portion of each B Note then outstanding equal to the “Mandatory Principal Redemption Amount” (such redemption, a “Mandatory Principal Redemption”). The redemption price for the portion of each B Note redeemed pursuant to a Mandatory Principal Redemption will be 100% of the principal amount of such portion plus any accrued interest thereon on to the date of redemption. The “mandatory principal redemption amount” means the portion of a B Note required to be redeemed to prevent such B Note from being treated as an “applicable high yield discount obligation” within the meaning of Section 163(i)(1) of the Code. No partial redemption or repurchase of the B Notes prior to any AHYDO Redemption Date pursuant to any other provision of the Indenture will alter the Issuer’s obligations to make the Mandatory Principal Redemption with respect to any B Notes that remain outstanding on any AHYDO Redemption Date.

7.           Repurchase Upon Change of Control

Upon a Change of Control, the Issuer will be required to offer to purchase all of the outstanding Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of purchase.  Holders must surrender the Notes to a Paying Agent to collect the purchase price.

8.           Guarantee

The payment by the Issuer of the principal of, premium, if any, on, interest on and all other amounts payable in respect of the Notes is fully and unconditionally guaranteed on a joint and several basis by each of the Guarantors to the extent set forth in the Indenture.

9.           Denominations; Transfer; Exchange

The Notes are in fully registered form without coupons in denominations of $1.00 and whole multiples of $1.00 in excess thereof.  A Holder may transfer or exchange Notes in accordance with the Indenture.  The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

10.         Persons Deemed Owners

The registered Holder of this Note may be treated as the owner of it for all purposes.

11.         Unclaimed Money

If money for the payment of principal, premium, if any, interest and all other amounts payable in respect of the Notes remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Issuer at its written request unless an abandoned property law designates another Person.  After any such payment, Holders entitled to the money must look only to the Issuer and not to the Trustee for payment.

12.         Discharge and Defeasance

Subject to certain conditions set forth in the Indenture, the Issuer at any time shall be entitled to terminate some or all of its and the Guarantors’ obligations under the Notes, the Notes Guarantees and the Indenture if the Issuer deposits or causes to be deposited with the Trustee money or Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.

13.         Amendment, Waiver

Subject to certain exceptions set forth in the Indenture, (i) the Indenture, the Security Documents and the Notes may be amended with the written consent of the Holders of at least a majority in principal amount of the Outstanding Notes of each series under the Indenture, each voting as a separate class and (ii) any past default or non-compliance with any provision may be waived with the written consent of the Holders of a majority in principal amount of the Outstanding Notes of the Controlling Series.  Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Issuer, the Guarantors and the Trustee shall be entitled to amend the Indenture, the Security Documents or the Notes to, among other things, cure any ambiguity, omission, defect or inconsistency, to add any additional assets to the collateral; to release Collateral from the Lien of the Security Documents when permitted or required by this Indenture and the Security Documents, or to make any change that does not materially adversely affect the rights of any Holder.

14.         Defaults and Remedies

If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount outstanding of the Controlling Series may declare all the Notes to be due and payable immediately, subject to certain conditions set forth in the Indenture  Certain events of bankruptcy or insolvency as well as certain defaults relating to the Collateral under the Security Documents are Events of Default which shall result in the Notes being due and payable immediately upon the occurrence of such Events of Default.

Holders may not enforce the Indenture or the Notes except as provided in the Indenture.  The Trustee may require indemnity or security satisfactory to it before it enforces the Indenture or the Notes.  Subject to certain limitations, Holders of a majority in principal amount outstanding of the Controlling Series may direct the Trustee in its exercise of any trust or power.  The Trustee may withhold from Holders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.

15.         Trustee Dealings with the Issuer

Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Issuer and its Affiliates and may otherwise deal with the Issuer and its Affiliates to the same extent as if it were not the Trustee.

16.         No Recourse Against Others

A director, officer, employee, stockholder or holder of any equity interest, as such, of the Issuer, any Guarantor or the Trustee shall not have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Notes Guarantees, the Security Documents or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.  By accepting an Note, each Holder waives and releases all such liability.  The waiver and release are part of the consideration for the issue of the Notes.

17.         Authentication

This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

18.         Abbreviations and Definitions

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

All terms defined in the Indenture and used in this Note but not specifically defined herein are defined in the Indenture and are used herein as so defined.

19.         CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

20.         Governing Law

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Issuer shall furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note.  Requests may be made to:

Capmark Financial Group Inc.
[______]
[________________]
Attention:  [______]

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                                agent to transfer this Note on the books of the Issuer.  The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Note.

Signature

Signature Guarantee:

Signature must be guaranteed	Signature

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

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OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.06 of the Indenture, check the box:

☐

If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 4.06 of the Indenture, state the amount in principal amount that you elect to have purchased:

$

Dated:	Your Signature:
(Sign exactly as your name appears on the other side of this Note.)

Signature Guarantee:
(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

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EXHIBIT 1-B to APPENDIX A

[FORM OF FACE OF B NOTE]

[TO COME]

APPENDIX B
[FORM OF SUPPLEMENTAL INDENTURE TO BE
DELIVERED FOR FUTURE GUARANTORS]

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of [ ] among [ ] (the “Additional Guarantor”), a [ ] [corporation][limited liability company][limited partnership][other] and a [direct] [indirect] subsidiary of Capmark Financial Group Inc., a Nevada corporation (the “Issuer”), and [______], as Trustee under the Indenture (the “Trustee”).

WITNESSETH:

WHEREAS the Issuer and the Guarantors have heretofore executed and delivered to the Trustee an Indenture (the “Indenture”), dated as of [DATE], providing for the issuance of First Lien Notes (the “Notes”);

WHEREAS, Section 4.03 and Section 10.06 of the Indenture provide that under certain circumstances the Issuer shall cause the Additional Guarantor to execute and deliver to the Trustee a guaranty agreement pursuant to which the Additional Guarantor shall Guarantee payment of the Notes on the same terms and conditions as those set forth in Article 10 of the Indenture; and

WHEREAS, pursuant to Section 9.01(a)(iv) of the Indenture, the Trustee and the Issuer are authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt of which is hereby acknowledged, the Issuer, the Additional Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

SECTION 1.  Capitalized Terms.  Capitalized terms used herein but not defined shall have the meanings assigned to them in the Indenture.

SECTION 2.  Guarantees.  The Additional Guarantor hereby agrees, jointly and severally with all other Guarantors, to guarantee the Issuer’s obligations under the Notes on the terms and subject to the conditions set forth in Article 10 of the Indenture and to be bound by all other applicable provisions of the Indenture.

SECTION 3.  Ratification of Indenture; Supplemental Indentures Part of Indenture.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

SECTION 4.  Governing Law.  THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

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SECTION 5.  Trustee Makes No Representation.  The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

SECTION 6.  Counterparts.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 7.  Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction of this Supplemental Indenture.

IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of the date first written above.

CAPMARK FINANCIAL GROUP INC.,

by
Name:
Title:

[ADDITIONAL GUARANTOR],

by
Name:
Title:

[TRUSTEE], solely as Trustee

by
Name:
Title:

[COLLATERAL AGENT], solely as Collateral Agent

by
Name:
Title:

APPENDIX C

DESCRIPTION OF COLLATERAL

The following assets at any time owned or acquired by the Obligors shall constitute Collateral under the Indenture and the Security Documents.

(a)	all Accounts, as defined in §9-102(a)(2) of the UCC;

(b)	all cash and Cash Equivalents, as defined in the Indenture, and which are held, or required to be held, in an Account, as defined in the Indenture;

(c)	all Chattel Paper, as defined in §9-102(a)(11) of the UCC;

(d)	all Commercial Tort Claims, as defined in §9-102(a)(13) of the UCC;

(e)	all Deposit Accounts as defined in §9-102(a)(29) of the UCC and constituting Accounts as defined in the Indenture;

(f)	all Documents, as defined in §9-102(a)(30) of the UCC;

(g)	all Equipment, as defined in §9-102(a)(33) of the UCC;

(h)	all General Intangibles, as defined in §9-102(a)(42) of the UCC, including, without limitation, Payment Intangibles, as defined in §9-102(a)(61) of the UCC;

(i)	all Instruments, as defined in §9-102(a)(47) of the UCC;

(j)	all Inventory, as defined in §9-102(a)(48) of the UCC;

(k)	all Investment Property, as defined in §9-102(a)(49) of the UCC, including, without limitation, all Securities Accounts, as defined in §8-501(a) of the UCC;

(l)	all Loan Assets, as defined in the Indenture;

(m)	all Letters of Credit, as defined in §5-102(a)(10) of the UCC;

(n)	all Letter of Credit Rights, as defined in §9-102(a)(51) of the UCC;

(o)	all Promissory Notes, as defined in §9-102(a)(65) of the UCC;

(p)	all Records, as defined in §9-102(a)(69) of the UCC;

(q)	all other Goods, as defined in §9-102(44) of the UCC;

(r)	all Supporting Obligations, as defined in §9-102(77) of the UCC;

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(s)
all of the proceeds (as such term is defined in Section 9-102(a)(64) of the UCC) and products, whether tangible or intangible, of any of the foregoing, including, without limitation, Cash Proceeds, as defined in §9-102(a)(9) of the UCC, proceeds of insurance, the proceeds of any award in condemnation with respect to any of the foregoing, and all proceeds of any loss of, damage to, or destruction of the above, whether insured or not insured.

Notwithstanding the foregoing, the “Collateral” shall not include (each, an “Excluded Asset”):  (i) any contract or agreement to which an Obligor is a party or any of its rights thereunder if and for so long as the grant of a security interest therein shall constitute or result in (x) the unenforceability of any right of the Obligors therein or (y) the breach or termination pursuant to the terms of, or a default under, any such contract or agreement (other than to the extent any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC or under any other applicable law); provided however, that such contract or agreement shall constitute Collateral immediately at such time as the condition causing such unenforceability shall be remedied and, to the extent severable, shall constitute Collateral immediately to any portion of such contract or agreement that does not result in any of the consequences specified in subclause (x) or (y) of this clause (i), including any proceeds of such contract or agreement; (ii) Excluded Accounts; (iii) the Capital Stock of the Bank Subsidiary and any Foreign Subsidiary in excess of 66 2/3% of the voting rights of all outstanding Capital Stock of such Foreign Subsidiary; (iv) any real property owned by an Obligor; (v) assets located outside the United States, to the extent a lien on such assets cannot be perfected by the filing of a UCC financing statement in the jurisdiction of organization of the applicable Obligor; and (vi) assets subject to Liens pursuant to clauses (xiii) (but not to exceed [_]% of consolidated total assets of the Issuer and its Domestic Subsidiaries other than the Bank Subsidiary), (xiv), (xv) and (xxiv) of the definition of “Permitted Liens” to the extent the documentation relating to such Liens prohibit such assets from being Collateral and only for so long as such Liens remain outstanding.  In addition, the Obligors shall not be required to take any actions to perfect the Lien of the Collateral Agent in favor of the Noteholders other than the filing of UCC financing statements in the jurisdiction of organization of the applicable Obligors, delivery of certificated Instruments to the Collateral Agent and the entering into of control agreements in favor of the Collateral Agent, on behalf of the Noteholders, in accordance with Article 3 of the Indenture.

APPENDIX D

[To Come]

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APPENDIX E
Determination of Amounts Payable

Payment Date:  ___________

The sum of:

(a)	Excess Cash Flow (as noticed by the Issuer in accordance with Section 3.03(a) of the Indenture)	$____________

(b)	Excess Interest Reserve Account Balance, if any (as noticed by the Issuer pursuant to Section 3.03(d)(iv))	$ ____________

Less the sum of:

(c)	Indenture Agent Expenses (as noticed by the Trustee in accordance with Section 3.03(b) of the Indenture)	$ ____________

(d)	Accrued but unpaid interest (as notice by the Issuer in accordance with Section 3.03(d)(ii) of the Indenture)	$ ____________

(e)	Excess Cash Redemption Amount, if any (as noticed by the Issuer pursuant to Section 3.03(d)(iv), which is the aggregate amount payable in redemption of Outstanding Principal Amount of the Notes)	$ ____________

(f)	Outstanding Principal Amount of the A Notes (as noticed by the Issuer in accordance with Section 3.03(a)(iv) of the Indenture)	$ ____________

(g)	Redemption amount payable in respect of the A Notes (the lesser of line (e) and line (f))	$ ____________

(h)	Redemption amount payable in respect of the A Notes, per $1.00 Outstanding Principal Amount (line (g) divided by line (f))	$ ____________

(i)	Outstanding Principal Amount of the B Notes (as noticed by the Issuer in accordance with Section 3.03(a)(iv) of the Indenture)	$ ____________

(j)	Redemption amount payable in respect of the B Notes (the positive difference, if any, of line (e) less line (g))	$ ____________

(k)	Redemption amount payable in respect of the B Notes, per $1.00 Outstanding Principal Amount, if any (line (j) divided by line (i))	$ ____________

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APPENDIX F

[Form to be prepared in accordance with Section 4.7 of the Plan]

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